As Filed with the Securities Exchange Commission on November 3, 2010

Registration No. 333- [            ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNP PARIBAS L/S COMMODITIES TRUST

(Exact name of registrant as specified in its charter)

Delaware	6799	27-6620981
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o BNP Paribas L/S Commodities Trust 787 Seventh Avenue New York, New York 10019 (212) 841-2000	Larry B. Sobin BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019 (212) 841-2000
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq. James C. Munsell, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Andrew Alter, Esq. BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
BNP Paribas L/S Commodities Trust Common Units of Beneficial Interest	25,000,000	$25.00[1]	$625,000,000	$44,562.50

[1]	The proposed maximum aggregate offering has been calculated assuming that all Shares are sold at a price of $25 per Share.
[2]	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 3, 2010

BNP PARIBAS L/S COMMODITIES TRUST

25,000,000 Common Units of Beneficial Interest

BNP Paribas L/S Commodities Trust, which we refer to as the Trust, is organized as a Delaware statutory trust. The Trust will issue common units of beneficial interest, which we refer to as Shares, which represent units of fractional undivided beneficial interest in and ownership of the Trust. Shares may be purchased from the Trust only by certain qualified financial institutions called Authorized Participants, and only in one or more blocks of 40,000 Shares, called a Basket. The Trust will issue Shares in Baskets to Authorized Participants continuously at the net asset value of 40,000 Shares. The Form of Participant Agreement sets forth the terms and conditions on which Authorized Participants may create or redeem Baskets. The offering of Shares will terminate on the third anniversary of the registration statement of which this Prospectus is a part unless prior thereto a new registration statement is filed.

The Shares will trade on NYSE Arca, Inc., which we refer to as NYSE Arca, under the symbol “BNPK” (quoted in U.S. dollars).

The Trust will actively trade exchange-traded futures on the commodities comprising the BNP Paribas L/S Commodities Index, which we refer to as the Index, with a view to tracking the Index over time.

The Index aims to generate positive returns under various market conditions by tracking the return of a portfolio of long and short positions in commodity assets.

The Trust does not intend to outperform the Index. BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, the Managing Owner, will seek to cause the net asset value of the Trust to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

Except when aggregated in Baskets, the Shares are not redeemable securities.

The Shares are speculative securities and their purchase involves a high degree of risk. Before you decide whether to invest in the Trust, read this entire Prospectus carefully.

YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO THE SECTION “THE RISKS YOU FACE” BEGINNING ON PAGE 16 OF THIS PROSPECTUS.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•

The Managing Owner and its trading principals have not managed any other commodity pools of this type, and therefore there is no indication of their ability to manage investment vehicles such as the Trust. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust, the operations and performance of the Trust may be adversely affected.

•	You could lose all or substantially all of your investment.

•

The Trust will be subject to actual and potential conflicts of interest involving the Managing Owner, the Commodity Broker, the Authorized Participants, the Initial Purchaser, the Affiliated Liquidity Provider, the Index Sponsor, and the Index Calculation Agent, which we refer to as the BNP Affiliated Entities.

•

Investors will pay fees in connection with their investment in Shares including asset-based fees of 1.00% per annum. Additional charges include brokerage commissions and fees expected to be approximately 0.18% per annum in the aggregate although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

•	Fees and commissions are charged, and expenses are incurred, regardless of profitability and may result in depletion of assets and, as a result, losses to your investment.

On [—], 2010, BNP Paribas Securities Corp., as the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket), as described in the section “Plan of Distribution.” This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Trust’s operations. The Initial Purchaser proposes to offer the Shares to the public at a per-Share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Trust, the Managing Owner or any of their affiliates, any fee or other compensation in connection with its sale of Shares to the public.

Authorized Participants may, from time-to-time offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Trust, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts with the Authorized Participant. For more information regarding items of compensation paid to FINRA members, please see the section “Plan of Distribution” on page 113.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. BNP Paribas L/S Commodities Trust is not a mutual fund or any other type of Investment Company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, the Initial Purchaser, any Authorized Participant or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

[                    ], 2010

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 11 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 12-13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 16 THROUGH 33.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE BOOKS AND RECORDS OF THE TRUST WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS WILL BE MAINTAINED AT THE OFFICES OF [THE MARKETING AGENT]; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4850. ALL OTHER BOOKS AND RECORDS OF THE TRUST (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE TRUST’S COMMODITY BROKER) WILL BE MAINTAINED AT THE TRUST’S PRINCIPAL OFFICE, C/O BNP PARIBAS QUANTITATIVE STRATEGIES, LLC, 787

Notes to Cover Page (cont’d)

SEVENTH AVENUE, NEW YORK, NEW YORK 10019; TELEPHONE NUMBER (212) 841-2000. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT WWW.BNPFUNDS.BNPPARIBAS.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE TRUST’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE TRUST NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN WASHINGTON, D.C.

THE TRUST WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE MANAGING OWNER, THE INITIAL PURCHASER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE THE SECTION “PLAN OF DISTRIBUTION.”

[Page left blank intentionally]

v

BNP PARIBAS L/S COMMODITIES TRUST

Prospectus Section		Page

	Market Price Of These Assets Could Materially Adversely Affect An Investment In The Shares	16
(2)	Numerous Factors May Affect The Price Of The Index Commodities, And In Turn, The Net Asset Value Of The Shares, And Ultimately The Market Price Of The Trust’s Shares	16
(3)	Net Asset Value Per Share May Not Always Correspond To The Market Price Per Share And, As A Result, Baskets May Be Created Or Redeemed At A Net Asset Value Per Share That Differs From The Market Price Per Share	16
(4)	Non-concurrent Trading Hours Between NYSE Arca And The Various Futures Exchanges On Which The Index Commodities Are Traded May Impact The Value Of Your Investment	17
(5)	Certain Operations Of The Trust, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits And Other Position Limitation Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share	17
(6)	The Trust’s Performance May Not Always Replicate The Changes In The Levels Of The Index. As A Result, There Will Be Times When The Trust’s Performance Will Not Meet The Investment Expectations Of The Shareholders	18
(7)	The Trust Is Not Actively Managed And Will Seek To Track The Index During Periods In Which The Index Is Flat Or Declining As Well As When The Index Is Rising. Therefore, Investors Will Not Be Protected Against Adverse Movements In The Level Of The Index, Which In Turn, May Have A Significantly Adverse Impact On The Shares	18
(8)	NYSE Arca May Halt Trading In The Shares Which Would Adversely Impact Your Ability To Buy Or Sell Shares	18
(9)	The Lack Of An Active Trading Market For The Shares May Result In Losses On Your Investment At The Time Of Disposition Of Your Shares	19

Prospectus Section		Page

(10)	The Affiliated Liquidity Provider May Act In A Manner That Ignores Or Disregards The Interests Of Shareholders	19
(11)	The Liquidity Of The Shares Of The Trust May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Trust, Which Could Adversely Affect The Value Of Your Shares	19
(12)	The Shares Are A New Securities Product And Their Value Could Decrease If Unanticipated Operational Or Trading Problems Arise	19
(13)	As The Managing Owner And Its Trading Principals Have No History Of Operating An Investment Vehicle Like The Trust, Their Experience May Be Inadequate Or Unsuitable To Manage The Trust	19
(14)	The Trust Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Trust On The Basis Of Limited Information	20
(15)	While The Index Methodology Is Designed To Maintain A Target Volatility, There Can Be No Assurance That The Index Methodology Will Decrease Volatility If The Volatility Is Greater Than The Target Volatility, And As A Result, Your Shares May Be Adversely Affected	20
(16)	Price Volatility May Possibly Cause The Total Loss Of Your Investment	20
(17)	Fees And Commissions Are Charged Regardless Of Profitability And May Result In Depletion Of Assets	21
(18)	The Trust May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Trust Or Owners May Vote To Terminate The Trust, Each Of Which May Adversely Affect The Value Of Your Portfolio	21
(19)	Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Trust And, In Turn, The Value Of Your Shares	21
(20)	The Net Asset Value Of Your Shares May Be Adversely Affected By Redemption Orders That Are Subject To Suspension, Postponement Or Rejection Under Certain Circumstances	22

Prospectus Section		Page
(21)	Because Futures Contracts And Other Derivatives Have No Intrinsic Value, The Positive Performance Of Your Investment Is Wholly Dependent Upon An Equal And Offsetting Loss. Therefore, Overall Stocks And Bond Prices Could Rise Significantly, And The Economy As A Whole Prosper, While Shares Trade Unprofitably	22
(22)	Failure Of The Index To Exhibit Low To Negative Correlation To General Financial Markets Will Reduce Benefits Of Diversification And May Increase Losses To Your Portfolio	22
(23)	Various Actual And Potential Conflicts Of Interest May Be Detrimental To Shareholders	22
(24)	Failure Of The Commodity Broker To Segregate Assets May Increase Losses; Despite Segregation Of Assets, The Trust Remains At Risk Of Significant Losses Because The Trust May Only Receive A Pro-Rata Share Of The Assets Or No Assets At All	23
(25)	Failure Of The Trust’s Investment In Money Market Funds May Result In Losses To The Trust	23
(26)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Trust	23
(27)	Shareholders Do Not Have Certain Rights And Protections Enjoyed By Investors In Certain Other Vehicles, Such As Corporations	23
(28)	An Investment In The Shares May Be Adversely Affected By Competition From Other Methods Of Investing In Commodities	24
(29)	Competing Claims Over Ownership Of Intellectual Property Rights Related To The Trust Could Adversely Affect The Trust And An Investment In The Shares	24
(30)	“Backwardation” Or “Contango” In The Market Prices Of The Index Commodities Will Affect The Net Asset Value, And In Turn, The Market Price Of Your Shares	24
(31)	The Value Of The Shares Will Be Adversely Affected If The Trust Is Required To Indemnify The Trustee Or The Managing Owner	24
(32)	The Net Asset Value Calculation Of The Trust, And In Turn, The Net Asset Value Of Your Shares, May Be Overstated Or Understated Due To The Valuation Method Employed When A Settlement Price Is Not Available On The Date Of Net Asset Value Calculation	25

Prospectus Section		Page

(33)	The Intra-day Indicative Value Of The Shares And The Intra-day Indicative Value Of The Index May Be Overstated Or Understated Due To The Valuation Method Employed	25
(34)	Short Selling Theoretically Exposes The Trust To Unlimited Losses	26
(35)	The Index May Be Highly Concentrated In Geographic Regions, Industries Or Economic Sectors, And In Turn May Negatively Impact The Value Of Your Shares	26
(36)	The Index May Be Potentially Over-Concentrated In A Particular Commodity Sector, And In Turn, Your Shares May Become More Volatile And Suffer Losses	26
(37)	Changes In The Value Of The Index Components May Offset Each Other	26
(38)	Fewer Representative Index Commodities May Result In Greater Index Volatility	27
(39)	Shareholders Have No Rights Against The Index Sponsor For Decisions That May Negatively Affect The Existence Of The Index Or The Index Level	27
(40)	Shareholders Have No Rights Against The Publishers Or Sponsors Of The Index Components	27
(41)	The Sponsor Of An Index Component Has No Obligation To Consider Your Interests In Calculating Or Revising An Index Component. Some of Their Actions Could Adversely Affect The Value Of The Shares	27
(42)	The Index Calculation Agent Has No Obligation To Consider Your Interests And May Adjust The Index In Ways That May Negatively Affect Its Level, And, In Turn, The Value Of Your Shares	27
(43)	The Index Sponsor And Its Affiliates May Publish Research That Conflicts With Each Other And Which May Negatively Impact The Value Of The Trust And Your Shares	28
(44)	The Strategy Underlying The Index May Not be Successful	28
(45)	The Gross Exposure Of The Index Portfolio To The Index Components May Exceed 100% In Absolute Terms	28
(46)	The Exposure Of The Index To The Index Portfolio May Exceed 100%	28
(47)	The Investment Strategy Used To Construct The Index Involves Rebalancing And Weighting Limitations (Including The

Prospectus Section		Page
	“Position Limits Rule”) That Are Applied To The Index Components, Which May Limit The Potential Results Of The Index, And In Turn, The Potential Value Of Your Shares	29
(48)	Because The Index Components May Not Be Equally Weighted, The Index Components With Greater Weight Will Have A Larger Impact On The Aggregate Results Of The Index, And May Increase The Potential Losses To Your Shares	29
(49)	Correlation Of Changes In The Closing Levels Among The Index Components May Reduce The Performance Of The Shares	29
(50)	The Results Of The Index May Be Lower Than The Results Of An Index Based Upon Different Long/Short Pairing Combinations Of The Index Components	29
(51)	Certain Of The Futures Contracts Underlying The Index Components And The Related Alternative Financial Instruments (If Any) Will Be Subject To Pronounced Risks Of Pricing Volatility	29
(52)	Additional Tracking Error May Result If The Index’s Underlying Cost Assumptions Materially Deviate From The Actual Costs Incurred By The Trust	30
(53)	Shareholders Will Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The Investment Company Act Of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements	30
(54)	Trading On Commodity Exchanges Outside The U.S., Such As The London Metal Exchange And ICE Europe, Is Not Subject To U.S. Regulation. Shareholders Could Incur Substantial Losses From Trading On Commodity Exchanges Which Such Shareholders Would Not Have Otherwise Been Subject Had The Trust’s Trading Been Limited To U.S. Markets	30
(55)	Alternative Financial Instruments (If Any), Such As Forward Agreements And Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Trust Not Realizing A Trading Gain	31
(56)	The Effect Of Market Disruptions, Governmental Intervention And The Dodd-Frank Wall Street Reform And Consumer Protection Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares	31

Prospectus Section		Page

(57)	Although The Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of The Trust Or Indemnification Of The Trust By The Shareholders Will Increase A Shareholder’s Liability	32
(58)	Shareholders Will Be Subject To Taxation On Their Allocable Shares Of The Trust’s Taxable Income, Whether Or Not They Receive Cash Distributions	32
(59)	Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Trust In Allocating Such Tax Items	32
(60)	The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares	33

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS		34

INVESTMENT OBJECTIVE		34

	General	34

PRICING INFORMATION AVAILABLE ON NYSE ARCA AND OTHER SOURCES		36

	Role of Managing Owner	37

DESCRIPTION OF THE BNP PARIBAS L/S COMMODITIES INDEX		37

	General	37
	Index and Index Components	40
	Index Methodology	45
	Calculation of the Closing Level of the Index	45
	Calculation of the Portfolio Value	45
	Rebalancing Costs	45
	Replication Costs	45
	Index Components	48
	Monthly Allocation Methodology	48
	Daily Risk Control Mechanism	51
	Periodical adjustment of the Index	52
	Operational adjustment of the Index	52
	Index Suspension Event	54
	Index Disclaimer	55
	Miscellaneous	56
	Note on Hypothetical Back-Tested Historical Calculations	56

x

Prospectus Section	Page

Notes to Statement of Financial Condition*	125

*	To be furnished by amendment.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

General Information Relating to BNP Paribas	128

The Futures Markets	128

DEFINED TERMS

Term	Page

Administration Agreement	8
Administrator	8
Affiliated Liquidity Provider	85
Alternative Financial Instruments	5
Authorized Participants	i
Average Annual Volatility	20
backwardated	6
Base Date	39
Basket	i
BNP Affiliated Entities	i
BNPILSC	1
BNPK	1
BNPKIV	1
BNPKNV	1
BNPKSO	1
business day	10
Calculation Group	73
Category	7
CBOT	44
CEAct	4
CFTC	iv
Code	100
COMEX	44
Commodity Broker	7, 8
Component Instrument	52
Compulsory Index Component Event	52
contangoed	6
Custodian	8
Custody Agreement	8
Customer Agreement	95
daily limits	25, 75
Daily Risk Control Mechanism	51
Daily Volatility	20
DCI ER	57
DCI ER Business Day	57
DCM	56
Declaration of Trust	4
Disrupted Day	44
DTC	9
DTC Participants	91
Efficient Frontier Theory	7, 38
Eligible Contracts	57
Enhanced ER Index	56
Exchange Act	79
Expected Index Portfolio Volatility	51
FINRA	79
Force Majeure Event	54
give-up fees	78
Government Authority	54
Growth of Linked Products and Illiquidity of Component Instrument Index Component Event	53
Growth of Linked Products Index Component Event	53
ICE Europe	30
Index	i
Index Calculation Agent	2, 36

Term	Page

Index Calculation Day	44
Index Calculation Disruption Events	61
Index Commodity	37
Index Commodity Weights Tables	62
Index Component	6
Index Component Disruption Event	54
Index Component Modification Event	52
Index Methodology	7
Index Portfolio Computation Day	44
Index Portfolio Exposure	45
Index Portfolio Rebalancing Day	44
Index Portfolio Rebalancing Days	6, 38
Index Portfolio Value	45
Index Sponsor	4
Index Suspension Event	54
Indirect Participants	91
Initial Purchaser	i
Launch Date	39
limit day	59
LME	30
Macro Circumstantial Index Component Event	53
Management Fee	4
Managing Owner	i
Managing Owner Related Parties	89
Market Disruption Event	53
Marketing Agent	9
Marketing Agent Agreement	9
Maximum Weight	49
Minimum Weight	49
Modern Portfolio Theory	45
Modified Weight Constraints	48
Monthly Allocation Methodology	48
Monthly Return Volatility	20
Negative Weighted Sum	49
Net Asset Value	10
Net Asset Value per Share	91
NFA	iv
NYBOT	44
NYMEX	44
NYSE Arca	i
Participant Agreement	10
pit brokerage fees	78
position limits rule	7, 38
Positive Weighted Sum	49
Potential Index Component Adjustment Event	52
Potential Index Portfolios	48
Price Source	54
Price Source Disruption	54
Prospectus	i
Public Personnel	73
purchase order date	80
Rebalancing Cost	45
redemption order date	81
Reference Index	55
Reference Index Components	55

Term	Page

Reference Index Sponsors	55
Reference Price	44
Reform Act	32
Replication Costs	45
Rules	52
Scheduled Index Calculation Day	44
SEC	iv
Shareholders	3
Shares	i
Speculative Position Limits Index Component Event	52

Term	Page

Successor Index Component Event	52
Suspension Period	55
Tax Disruption	54
Trading Disruption	54
Transaction	55
Transfer Agency and Service Agreement	8
Transfer Agent	8
Trust	i
Trust Portfolio	6
Trustee	4
Volatility	20

[Page left blank intentionally]

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including all exhibits to the Registration Statement, before deciding to invest in any Shares. This Prospectus is dated [                    ], 2010.

The Trust

The Trust was formed as a Delaware statutory trust on April 30, 2010. The Trust will issue Shares. The term of the Trust is perpetual (unless terminated in certain circumstances). The principal offices of the Trust are located at c/o BNP Paribas Quantitative Strategies, LLC, 787 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 841–2000.

Shares Listed on NYSE Arca

The Shares will be listed on NYSE Arca under the symbol “BNPK.” Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Primary Market for Authorized Participants and in the Secondary Market on NYSE Arca

Baskets of Shares may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. It is expected that Baskets will be created when there is sufficient demand for Shares that the market price per Share exceeds the Net Asset Value per Share, and that this excess may create an arbitrage opportunity for market participants. Authorized Participants are expected to sell the Shares they create to the public at the market price of the Shares on NYSE Arca. NYSE Arca pricing is expected to reflect, among other factors, the supply of and demand for Shares at the time of sale. These prices are expected to fall between Net Asset Value per Share and the market price of the Shares on NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is less than the Net Asset Value per Share. Except when aggregated in Baskets, the Shares are not redeemable.

Baskets may be created and redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Investors who are not Authorized Participants who seek to purchase or sell Shares on any day are expected to effect transactions in the secondary market, on NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

Authorized Participants should review the section “Creation and Redemption of Shares” on page 79 for a complete description of the creation and redemption process.

The market price of the Shares may not be identical to the Net Asset Value per Share, but these valuations are expected to be close. Investors will be able to use the indicative intra-day value per Share to determine if they want to purchase or sell on the secondary market. The intra-day indicative value per Share is based on the prior day’s final Net Asset Value per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Trust’s futures contracts to provide a continuously updated indicative intra-day value per Share.

Investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on NYSE Arca and Other Sources

The following table lists NYSE Arca symbols and their meanings with respect to the Shares and the Index:

Ticker	Description
BNPK	Market price per Share on NYSE Arca
BNPKIV	Indicative intra-day value per Share
BNPKNV	End of day Net Asset Value per Share
BNPILSC	Intra-day and Index closing level as of close of NYSE Arca from the prior day
BNPKSO	Number of outstanding Shares

SUMMARY (cont’d)

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “BNPK”) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: BNPKIV) (quoted in U.S. dollars) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: BNPKNV) will be published by the Managing Owner as of the close of business by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto and will be published on the consolidated tape.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: BNPILSC) will be published by NYSE Arca once every 15 seconds throughout each trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The number of outstanding Shares (symbol: BNPKSO) will be published once every 15 seconds throughout the trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on BNP Paribas Arbitrage SNC’s (which serves as the Index Calculation Agent) website at http://eqdpo.bnpparibas.com, or any successor thereto, and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day levels and Index closing levels and the intra-day values and closing Net Asset Value of the Shares are published by NYSE Arca, Inc. The Trust is not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BNP PARIBAS L/S COMMODITIES INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

CUSIP

The Trust’s CUSIP number is 97717Q 102.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Trust. The Trust has particular risks that are set forth elsewhere in this Prospectus.

•	The Trust has no operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in the Trust.

•	Past performance, when available, is not necessarily indicative of future results; all or substantially all of an investment in the Shares could be lost.

SUMMARY (cont’d)

•

The trading activities of the Trust take place in very volatile markets that may be subject to sudden and rapid changes. Consequently, all or substantially all of your investment in the Shares could be lost.

•

The Trust is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase or sale of Shares) and will be successful only if a certain amount of positive performance is achieved.

•

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and has no history of past performance. The Managing Owner and its trading principals have not managed any other commodity pools of this type, and therefore there is no indication of their ability to manage investment vehicles such as the Trust. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust, the operations and performance of the Trust may be adversely affected.

•

The Trust will be subject to fees and expenses in the aggregate amount of approximately 1.18% per annum as described herein. The Trust will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of cash, Alternative Financial Instruments (if any, and as defined below) money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, exceed these fees and expenses. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Trust will earn 0.00% interest on any money market fund. Therefore, the Trust will be required to earn approximately 1.18% per annum, or $0.295 per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.

•

As of the date of this Prospectus, the CFTC and commodity exchange rules impose speculative position limits and other position limitations, as applicable, on market participants trading in the Index Commodities. Because the Trust is subject to these position limits and, consequently, the

Trust’s ability to issue new Baskets or to reinvest income in additional futures contracts corresponding to the Index Commodities may be limited to the extent that these activities would cause the Trust to exceed the applicable position limits, unless the Trust trades alternative futures contracts or over-the-counter derivatives in addition to and as a proxy for futures on the Index Commodities. These limitations and the use of alternative futures contracts or over-the-counter derivatives in addition to or as a proxy for futures on the Index Commodities may affect the correlation between changes in the Net Asset Value per Share and changes in the level of the Index, and the correlation between the market price per Share on NYSE Arca and the Net Asset Value per Share.

•	Fees and commissions are charged regardless of profitability and may result in depletion of assets and, as a result, losses to your investment.

•	There can be no assurance that an investment in the Shares will achieve profits or avoid losses, significant or otherwise.

•	Performance of the Trust may not track the Index during particular periods or over either the short or long term.

•

Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the shareholders of the Trust, or the Shareholders. For example, because the Managing Owner and the Commodity Broker (as defined below) are both indirect wholly-owned subsidiaries of the Index Sponsor, the Managing Owner has a disincentive to replace the Commodity Broker. The Commodity Broker may have a conflict of interest between their execution of trades for the Trust and for their other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Trust may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Trust’s accounts due to the existence of such other clients. General order taking by the Commodity Broker or proprietary trading by the principals and/or affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such general order taking or proprietary trades, as applicable, may cause either the principals and/or affiliates of the Commodity

SUMMARY (cont’d)

Broker or the Managing Owner to take a position that is opposite of that of the Trust or may compete with the Trust for certain positions within the marketplace. See the section “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has considered various conflicts and has established formal procedures designed to resolve these conflicts equitably, there may be additional conflicts that arise because the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Trust or the Net Asset Value of the Shares and ultimately the market price of the Shares.

The Trustee

Wilmington Trust Company, which we refer to as the Trustee, a Delaware banking corporation, is the sole trustee of the Trust. The Trustee has only nominal duties and liabilities to the Trust.

Under the Declaration of Trust of the Trust, the Managing Owner has the exclusive management and control of all aspects of the business of the Trust. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Managing Owner

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company was formed on April 30, 2010 and serves as Managing Owner of the Trust. The Managing Owner will also manage the Trust Portfolio. The Managing Owner is a wholly-owned subsidiary of Paribas North America, Inc., which is a wholly-owned, indirect subsidiary of BNP Paribas. BNP Paribas is the Index Sponsor. Neither the Managing Owner nor its trading principal has operated a commodity pool or managed a commodity trading account. The Managing Owner has been registered as a commodity pool operator with the CFTC and has been a member of the NFA since July 27, 2010. As a registered commodity pool operator of the Trust, the Managing

Owner must comply with various regulatory requirements under the Commodity Exchange Act, which we refer to as the CEAct, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and has no history of past performance. The Managing Owner and its trading principals have not managed any other commodity pools of this type, and therefore there is no indication of their ability to manage investment vehicles such as the Trust. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust, the operations and performance of the Trust may be adversely affected.

The Trust pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 1.00% per annum of the daily Net Asset Value of the Trust.

The principal office of the Managing Owner is located at 787 Seventh Avenue, New York, New York 10019. The telephone number of the Managing Owner is (212) 841-2000.

Investment Objective

The Trust will seek to track changes, whether positive or negative, in the level of the Index, over time. The Index is non-directional in nature because the Index will be exposed to the changes in the prices of both long and short futures positions on the Index Commodities comprising the Index Components (as defined below). The Shares are designed for investors who want a convenient way to gain an exposure to a diversified selection of commodities and an index strategy that seeks to generate positive returns under various market conditions.

SUMMARY (cont’d)

Considerations relating to an investment in the Shares include:

•

Absolute Returns. An investment strategy that seeks positive returns under various market conditions sometimes is referred to as an “absolute return” strategy. By taking long and short positions in a number of Index Commodities, the Trust, like the Index, seeks to produce a positive return regardless of the direction of the commodity markets. The market price of the Trust’s short positions are expected to increase during a downturn in the commodity markets, while the long positions are expected to decrease.

•

Roll Optimization. Each Index Component is an excess return commodity index comprised of commodity futures contracts that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. The Trust utilizes, in certain instances, the “enhanced” excess return version of Index Components. The “enhanced” excess return version of an Index Component is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets.

•

Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide investors with indirect exposure to commodity futures. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Investors will be able to purchase and sell Shares through traditional brokerage accounts.

•

Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with equities, conventional bonds and alternative investments, including long/short equity strategies that seek to generate positive returns under various market conditions.

•	Commodity Access. The Shares provide a more direct exposure to commodities than mutual funds that invest in commodity-linked notes or non-exchange traded commodity instruments, which also have implicit imbedded costs and credit risk, potentially adversely impacting the net asset value of the respective mutual fund.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Trust to gain full or partial exposure to any Index Commodity (as defined below) by investing in a specific futures contract that is a part of the Index, the Trust may:

•	invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Index, or

•	invest in an Alternative Financial Instrument (as defined below) referencing the particular Index Commodity, or

•	in the alternative, invest in other Alternative Financial Instruments (if any) not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with a futures contract that is a part of the Index. If the Trust invests in alternative forward agreements or swaps that will serve as proxies to one or more Index Commodities, we will refer to these instruments as the Alternative Financial Instruments. Investing in Alternative Financial Instruments (if any) exposes the Trust to counterparty risk, or the risk that an Alternative Financial Instrument counterparty will default on its obligations under the Alternative Financial Instrument.

There can be no assurance that the Trust will achieve its investment objective or avoid substantial losses. The Trust has not commenced trading and does not have any performance history. The market

SUMMARY (cont’d)

price of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the Net Asset Value of the Trust.

The Index

The Trust will actively trade exchange-traded futures on the Index Commodities comprising the Index Components, with a view to tracking the Index over time. In addition to exchange-traded futures on the Index Commodities comprising the Index Components, the Trust’s portfolio may include cash, Alternative Financial Instruments (if any), money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, which we refer to as the Trust Portfolio.

The Index aims to generate positive returns under various market conditions by tracking the return of a portfolio of long and short positions in the Index Portfolio, adjusted for a target volatility of 10%. The Index Portfolio, denominated in USD, is made up of as many as 35 underlying commodity indices, each an Index Component and together, the Index Components, which are diversified across the universe of exchange-traded commodity futures and includes long and short positions.

A long position is a position that will increase in market price if the price of the Index Commodities comprising the Index Components to which it relates, in the aggregate, are rising during the period when the position is open. A short position is a position that will increase in market price if the price of the Index Commodities comprising the Index Components to which it relates, in the aggregate, are falling during the period when the position is open. A flat position is a position that will not increase in market price whether the price of the Index Commodities comprising the Index Components to which it relates, in the aggregate, are rising or falling.

The Index Portfolio is a synthetic portfolio or basket of Index Components (and in turn, a reflection of the change in market price of the Index Commodities) because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.

Each Index Component is an excess return commodity index comprised of commodity futures contracts that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. The Index is flat or long the “enhanced” excess return version of each Index Component and is flat or short its respective excess return Index Component, as described in this Prospectus.

The “enhanced” excess return version of an Index Component is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets. A “backwardated” market means a market in which the prices of certain commodity futures contracts are higher for contracts with shorter-term expirations than for contracts with longer-term expirations. A “contangoed” market means a market in which the prices of certain commodity futures contracts are lower for contracts with shorter-term expirations than for contracts with longer-term expirations.

The Index Methodology (as defined below) systematically adjusts the Index’s long/short exposure of the Index to the Index Portfolio and periodically reallocates the Index Components to maximize the expected results of the Index given a target volatility of 10% (subject to certain weighting rules as described in this Prospectus), pursuant to the Index Methodology.

Effectively, we anticipate that a particular allocation to an Index Component will have a positive impact on the level of the Index if, for instance:

•	the Index is long the “enhanced” excess return version of the Index Component and flat its respective excess return version as the Index Components increase in price;

•	the Index is flat the “enhanced” excess return version of the Index Component and short its respective excess return version as the Index Components decrease in price;

•

the Index is long the “enhanced” excess return version of the Index Component and short its respective excess return as results of the “enhanced” excess return version surpasses its respective excess return version.

The Index Components are reallocated once a month on Index Portfolio Rebalancing Days (as defined below) pursuant to a systematic approach based on

SUMMARY (cont’d)

the Efficient Frontier Theory (as discussed below under the section “Index Methodology”). The Efficient Frontier Theory is a strategy that seeks to combine assets that have a low correlation, in an effort to lower portfolio risk while preserving return. On each Index Portfolio Rebalancing Day, the weighting of the Index Components is determined based on the combination of Index Components that are expected to generate the maximum positive changes in closing levels with a volatility target of 10%, subject to both the weighting of each specific Category (as defined below) and the “position limits rule.” This weighting is based on the historical results and volatility of the Index Components, and the process is described below under the section “The Index Methodology—Allocation Methodology.”

If the Trust’s holdings of the futures contracts underlying an Index Component breaches the “position limits rule” i.e., if, prior to or on any Index Portfolio Rebalancing Day, the Trust’s holdings of the futures contracts underlying an Index Commodity is equal to or greater than 80% of its respective position limit, the Index Methodology provides that the Index Component will decrease its maximum weight target by 20% of the current maximum weight, which will become effective on the next Index Portfolio Rebalancing Day.

Once the composition of the Index Portfolio is determined the Index Methodology may, on any day before the next Index Portfolio Rebalancing Day, either reduce or increase exposure of the Index to the Index Components in the event that its volatility is greater or less than 10%, respectively, in order to maintain a target volatility of 10%. Any such reduction or increase in the exposure of the Index to the Index Portfolio will have the effect of reducing or increasing, respectively, the sensitivity of the change in the Index to changes in the closing levels of the Index Portfolio. Therefore, the level of the Index depends on both the current exposure of the Index to the Index Portfolio, as well as on the changes in the closing levels of the Index Portfolio after adjusting for certain costs. The Index Components and associated costs are described further under the section “Index and Index Portfolio Composition.”

No assurance can be given that the Index Methodology will achieve its goals or that the Index results will surpass any alternative basket or strategy that might be constructed from the Index Portfolio. In addition, while the Index seeks to benefit from the volatility of a diversified Index Portfolio of Index

Commodities and to safeguard against intra-month volatility, no assurance can be given that the Index will achieve its volatility target of 10%. The actual realized volatility of the Index may be greater or less than 10%.

The Index Methodology imposes limitations on the exposure to any category of the commodity asset classes, such as energy, base metals, precious metals, and agriculture, each a Category. There can be no assurance that such limitations will reduce volatility or enhance the results of the Index, or that the results of the Index would not have been surpassed without such limitations. In addition, it is likely that the weighting of the Categories comprising the Index will shift periodically, so exposure to any Category cannot be predicted and a fixed exposure to a particular Category is unlikely.

The steps and calculations that govern the determination of the weighting for the Index Components and the subsequent rebalancings, and therefore, the results of the Index, were developed by the Index Calculation Agent. We refer to these steps and calculations as the “Index Methodology.” The Index Methodology is more fully described below under the section “The Index Methodology.”

The composition of the Index may be adjusted in the event that the Index Calculation Agent is not able to calculate the closing prices of the Index Commodities.

The Market Price of the Shares Should Track the Changes in the Level of the Index

The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the level of the Index over time.

The market price of the Shares is expected to fluctuate in relation to changes in the value of the Trust Portfolio. The market price of the Shares may not be identical to the Net Asset Value per Share, but these two valuations are expected to be close.

The Trust Portfolio is traded with a view to tracking the Index over time, whether the Index is rising, falling or flat over any particular period. The Trust is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Trust Portfolio on the basis of discretionary or systematic judgments relating to economic, financial and market considerations with a

SUMMARY (cont’d)

view to obtaining positive results under various market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner adjusts the Trust Portfolio regularly to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the Trust Portfolio at least monthly or more frequently in the case of significant changes to the Index.

The Commodity Broker

A variety of executing brokers will execute futures transactions on behalf of the Trust. Such executing brokers will give-up all such transactions to BNP Paribas Commodity Futures Inc., a Delaware corporation, which will serve as the Trust’s executing and clearing broker, which we refer to as the Commodity Broker. The Commodity Broker is an affiliate of the Managing Owner and is a BNP Affiliated Entity. In its capacity as executing and clearing broker, the Commodity Broker will execute and clear each of the Trust’s futures transactions and will perform certain administrative services for the Trust. The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Trust will pay to the Commodity Broker, all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be approximately $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately 0.18% of the Net Asset Value of the Trust in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator, Custodian, and Transfer Agent

The Managing Owner, on behalf of the Trust, has appointed The Bank of New York Mellon as the administrator, which we refer to as the Administrator, of the Trust and has entered into a Fund Administration and Accounting Agreement, which we refer to as the Administration Agreement, in connection therewith. The Bank of New York Mellon will serve as custodian, which we refer to as the Custodian, of the Trust and has entered into a Global Custody Agreement, which we refer to as the Custody Agreement, in connection therewith. The Bank of New York Mellon will also serve as the transfer agent, which we refer to as the Transfer Agent, of the Trust and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the Net Asset Value of the Trust, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement (as defined below) may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the section “Plan of Distribution.” A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Trust (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Trust accounting records, ledgers with respect to

SUMMARY (cont’d)

assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the section “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of the Trust by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator will also receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Trust.

The Managing Owner on behalf of the Trust is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Trust and its Shareholders.

The Marketing Agent

The Managing Owner, on behalf of the Trust, has appointed [            ], which we refer to as the Marketing Agent, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at [the Marketing Agent’s address and phone number].

Additionally, the Marketing Agent also provides various product support and educational services, which services include, but are not limited to: providing marketing and branding advice, providing education concerning the structure and other features of the Trust, distributing Trust materials, participating in public seminars, road shows, conferences, media interviews and otherwise communicating the Trust’s name, characteristics, uses, benefits, and risks, consistent with this

Prospectus. The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Trust has entered into a Marketing Agent Agreement with the Marketing Agent.

A summary of the material terms of the Marketing Agreement is disclosed in the section “Material Contracts.”

The Managing Owner, out of the Management Fee, pays the Marketing Agent for performing its duties on behalf of the Trust.

“800” Number for Investors

Investors may contact the Marketing Agent toll-free in the U.S. at (800) [    ]-[    ].

Limitation of Liabilities

Any loss is limited to your investment in the Shares. Shareholders will be entitled to similar limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

The Offering

On [•], 2010, the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket), as described in the section “Plan of Distribution.” This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Trust’s operations.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in the Depository Trust Company, a New York corporation, which we refer to as DTC, and (3) have entered into an agreement with the Trust

SUMMARY (cont’d)

and the Managing Owner, which we refer to as the Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. The list of current Authorized Participants may be obtained from the Administrator.

Creation and Redemption of Shares

The Trust will create and redeem Shares from time-to-time, but only in one or more Baskets. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Baskets are created and redeemed continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by the Trust. Baskets are created and redeemed at the Net Asset Value of 40,000 Shares as of the closing time of NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create or redeem a Basket is accepted by the Trust. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when each of NYSE Arca and banks in both New York City and London are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Trust to other investors.

The Trust may suspend the creation of Baskets if the Trust has reached speculative position or other limits with respect to the Trust’s holdings of futures contracts on one or more Index Commodities and the Trust is unable to gain an exposure to the Index Commodities based upon Alternative Financial Instruments to the futures contracts on the Index Commodities.

See the section “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value, which we refer to as Net Asset Value, means the total assets of the Trust including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles.

See the section “Description of the Shares; Certain Material Terms of the Declaration of Trust – Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by a global certificate that the Trust issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Trust at either the Commodity Broker in accordance with CFTC investor protection and segregation requirements or with the Custodian. The Trust will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or the Custodian. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets in U.S. government securities (which include any security issued or guaranteed as to principal or interest by the U.S.), or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations as determined by the Custodian. The Trust may invest in money market funds. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Trust will earn 0.00% interest on any money market fund. See the section “Fees and Expenses” for more details.

SUMMARY (cont’d)

Fees and Expenses

Management Fee	The Trust will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 1.00% per annum of the daily Net Asset Value of the Trust. The Management Fee will be paid in consideration of the Managing Owner’s advisory services.

Organization and Offering Expenses	Expenses incurred in connection with organizing the Trust and the initial offering of the Shares will be paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Trust’s trading operations also will be paid by the Managing Owner.

Brokerage Commissions and Fees	The Trust will pay to the Commodity Broker, all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be approximately $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately 0.18% of the Net Asset Value of the Trust in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses	The Managing Owner will pay all of the routine operational, administrative and other ordinary expenses of the Trust, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, Administrator’s fees, Custodian fees, Transfer Agent fees, Marketing Agent fees, and printing, mailing and duplication costs. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the Trust will be approximately 0.40% per annum of the Trust’s Net Asset Value.

Extraordinary Fees and Expenses	The Trust will pay all its extraordinary fees and expenses (as defined in the Declaration of Trust) generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Trust or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Payment of Management Fee and Brokerage Commissions and Fees From Interest Income, if any	Because it is expected that interest income, if any, will not be sufficient to cover the fees and expenses of the Trust, the excess of such fees and expenses over such interest income, if any, will be paid out of income from futures trading, if any, or from sales of a portion of the Trust Portfolio. However, if interest income exceeded the fees and expenses of the Trust, the Management Fee and the brokerage commissions and fees of the Trust would be paid first out of interest income from the Trust Portfolio.

Selling Commission	Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Break-Even Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares during the first twelve months of investment is 1.18% per annum of the Net Asset Value of the Trust, plus the amount of any commissions charged by the investor’s broker.

The Trust will be successful only if its annual returns from the Trust Portfolio exceed such fees and expenses of approximately 1.18% per annum. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Trust will earn 0.00% interest on any money market fund. Therefore, the Trust will be required to earn approximately 1.18% per annum, or $0.295 per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.

Distributions

The Trust will make distributions at the discretion of the Managing Owner. In light of the currently low interest rate environment, the Managing Owner does not expect to make any distributions. To the extent that the actual and projected interest income from the Trust Portfolio exceeds the actual and projected fees and expenses of the Trust, the Managing Owner expects periodically to make distributions of the amount of such excess. The Trust currently does not expect to make distributions with respect to its capital gains. Depending on the Trust’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Trust’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The Trust’s fiscal year ends on December 31 of each year.

Financial Information

The Trust has only recently been organized and has no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in the section “Material U.S. Federal Income Tax Considerations,” the Trust will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Trust will not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Trust’s income, gain, loss, deduction and other items for the Trust’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the section “Material U. S. Federal Income Tax Considerations” below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Trust does not directly affect the level of its charges as a percentage of its Net Asset Value, other than brokerage commissions.

SUMMARY (cont’d)

Breakeven Table

	Per Share Dollar Amount and Percentage of Expenses of the Trust[1]
Expense	$	%
Management Fee[2]	$0.25	1.00%
Organization and Offering Expense Reimbursement[3]	$0.000	0.000%
Brokerage Commissions and Fees[4]	$0.045	0.180%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.000	0.000%
Interest Income[7]	$0.000	0.000%
12-Month Breakeven[8,9]	$0.295	1.18%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end Net Asset Value and is based on $25.00 as the Net Asset Value per Share. See the section “Charges” on page 78 for an explanation of the expenses included in the Breakeven Table.
2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Administrator and the Marketing Agent.
3.	The Managing Owner is responsible for paying the organization and offering expenses and the continuous offering costs of the Trust.
4.	The actual amount of brokerage commissions and fees incurred will be affected by the trading frequency of the Trust and the specific instruments traded. Furthermore, the actual amount of brokerage commissions and fees incurred by the Trust may vary for a number of reasons, including, but not limited to, prevailing market conditions that may impact the composition of the Trust (i.e., the amount and the turnover of the Trust’s futures contracts linked to the Index Commodities may be traded more frequently to replicate changes in the levels of the Index) and may exceed the above estimate.
5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of the Trust.
6.	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
7.	The Trust may invest in money market funds. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Trust will earn 0.00% interest on any money market fund. If the current holdings of the money market fund were to earn an interest rate that exceeded the fees charged by the money market fund, then the Breakeven Table would be revised to reflect the actual interest rate earned by the Trust.
8.	The Trust is subject to (i) a Management Fee of 1.00% per annum of the daily Net Asset Value of the Trust and (ii) estimated brokerage commissions and fees of 0.18% per annum of the Net Asset Value of the Trust. The Trust is subject to fees and expenses in the aggregate amount of approximately 1.18% per annum. The Trust will be successful only if its annual returns from the Trust Portfolio exceed approximately 1.18% per annum. Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Trust will earn 0.00% interest on any money market fund. As a result, the Trust will be required to earn approximately 1.18% per annum, or $0.295 per annum per Share at $25.00 as the Net Asset Value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment.
9.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Reports to Shareholders

The Managing Owner will furnish Shareholders with an annual report of the Trust within 90 calendar days after the end of the Trust’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com. The Trust will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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ORGANIZATION CHART

BNP PARIBAS L/S COMMODITIES TRUST

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

Trust and Market Related Risks

(1)	The Value Of The Shares Relates Directly To The Market Price Of The Commodity Futures Contracts And Other Assets Held By The Trust And Fluctuations In The Market Price Of These Assets Could Materially Adversely Affect An Investment In The Shares.

The Shares are designed to reflect the changes, positive or negative, in the level of the Index over time through the Trust’s portfolio of exchange-traded futures contracts on the Index Commodities and, if applicable, Alternative Financial Instruments. The Net Asset Value of the Shares relates directly to the Net Asset Value of the Trust Portfolio.

(2)	Numerous Factors May Affect The Price Of The Index Commodities, And In Turn, The Net Asset Value Of The Shares, And Ultimately The Market Price Of The Trust’s Shares.

The market price of the Index Commodities may fluctuate widely, and in turn, the value of the Alternative Financial Instruments (if any) may fluctuate accordingly. Several factors may affect the market prices of the Index Commodities, including, but not limited to:

•

Global supply and demand of each of the Index Commodities, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodities;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;
•	Investment and trading activities of mutual funds, hedge funds and commodity funds; and

•	Global or regional political, regulatory, legislative, economic or financial events and situations.

(3)	Net Asset Value Per Share May Not Always Correspond To The Market Price Per Share And, As A Result, Baskets May Be Created Or Redeemed At A Net Asset Value Per Share That Differs From The Market Price Per Share.

The Net Asset Value per Share will change as fluctuations occur in the market value of the Trust Portfolio. Investors should be aware that the market price per Share may be different from the Net Asset Value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the market price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary market for Shares is closely related, but not identical to, the same forces influencing the prices of the futures contracts underlying the Index Commodities trading individually or in the aggregate, at any point in time. Furthermore, any market forces that affect the prices of the Index Commodities may in turn also affect the Alternative Financial Instruments (if any) accordingly. Investors also should note that the size of the Trust in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed, and in turn, the difference between the Net Asset Value per Share and the public market price per Share may either increase or decrease.

Authorized Participants or their customers may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public market price of the Shares or can redeem a Basket at a premium over the public market price of the Shares. The Managing Owner expects that the exploitation of these arbitrage opportunities by Authorized Participants and their customers will tend to cause the public market price per Share to track Net Asset Value per Share over time.

(4)	Non-concurrent Trading Hours Between NYSE Arca And The Various Futures Exchanges On Which The Index Commodities Are Traded May Impact The Value Of Your Investment.

The value of a Share may be influenced by non-concurrent trading hours between NYSE Arca and the various futures exchanges on which the Index Commodities are traded. While the Shares trade on NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, the trading hours for the futures exchanges on which each of the Index Commodities trades may not necessarily coincide during all this time.

For example, while the Shares trade on NYSE Arca until 4:00 p.m. Eastern Standard Time, liquidity in the global aluminum market will be reduced after the close of the London Metal Exchange Limited at 12:00 p.m. Eastern Standard Time. As a result, during periods when NYSE Arca is open and the futures exchange on which aluminum is traded is closed, liquidity in the global aluminum market will be reduced or extremely limited, thus trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the market price of the Shares and the Net Asset Value of the Shares.

(5)	Certain Operations Of The Trust, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits And Other Position Limitation Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.

The Index is composed of up to 19 Index Commodities, each of which are subject to speculative position limits and other position limitations, as applicable, which are imposed by either the CFTC or the rules of the futures exchanges on which the futures contracts for the Index Commodities are traded. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts. The purposes of these limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts.

For example, speculative position limits in the physical delivery markets are set at a stricter level during the month when the futures contract matures and becomes deliverable, known as the “spot month,” versus the limits set for all other months. Subject to any relevant exemptions, traders, such as the Trust, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that the Trust’s trading may be approaching any of these speculative position limits, the Trust may reduce its trading in that commodity or trade in other commodities or instruments that the Managing Owner, in its commercially reasonable judgment, determines that these substitute instruments tend to exhibit trading prices that potentially correlate with a futures contract that is a part of the Index.

The Trust is subject to these speculative position limits and other position limitations, as applicable, and, consequently, the Trust’s ability to issue new Baskets or to reinvest income in additional futures contracts corresponding to the Index Commodities may be limited to the extent these activities would cause the Trust to exceed its applicable limits unless the Trust trades alternative futures contracts or Alternative Financial Instruments (if any) in addition to and as a proxy for futures on the Index Commodities. These limits and the use of alternative futures contracts or Alternative Financial Instruments (if any) in addition to or as a proxy for futures on the Index Commodities may affect the correlation between changes in the Net Asset Value per Share and changes in the level of the Index, and the correlation between the market price of the Shares, as traded on NYSE Arca and the Net Asset Value per Share.

Regulatory reform, by its nature, is unpredictable, and may be detrimental to the Trust and the Net Asset Value or the market price, as applicable, of your Shares. It is possible that in the future, the CFTC or a futures exchange may propose new rules with respect to position limits or other position limitations, as applicable, in agricultural, energy and any other commodities for traders engaged in index-based trading, such as the trading engaged in by the Trust. Depending on the outcome of any future CFTC or futures exchanges rulemaking, the rules concerning position limits or other position limitations, as applicable, may be amended in a manner that is either detrimental or favorable to the

Trust. For example, if the amended rules are detrimental to the Trust, the Trust’s ability to issue new Baskets, or the Trust’s ability to reinvest income in additional futures contracts corresponding to the Index Commodities, may be limited to the extent these activities would cause the Trust to exceed the applicable position limits or other position limitations, as applicable. Limiting the size of the Trust may affect the correlation between the market price of the Shares of the Trust, as traded on NYSE Arca, and the Net Asset Value of the Trust. That is, the inability to create additional Baskets could result in the market price of the Shares in the Trust trading at a premium or discount to the Net Asset Value of the Trust.

(6)	The Trust’s Performance May Not Always Replicate The Changes In The Levels Of The Index. As A Result, There Will Be Times When The Trust’s Performance Will Not Meet The Investment Expectations Of The Shareholders.

It is possible that the Trust’s performance may not fully replicate the changes in levels of the Index due to disruptions in the markets for the relevant Index Commodities, the imposition of speculative position limits or any other related position limitations, as applicable (as discussed in the section “The Risks You Face - (5) Certain Operations of the Trust, Including the Creation of Baskets, May be Restricted by Regulatory and Exchange Position Limits and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the Index, or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the Net Asset Value per Share”), or due to other circumstances. As the Trust approaches or reaches position limits or any other related position limitations, as applicable, with respect to certain futures contracts comprising the Index and the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Trust to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Trust may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Index, or invest in one or more Alternative Financial Instruments (if any) referencing the particular Index Commodity, or in the alternative, invest in other Alternative Financial Instruments (if any) not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such replacement instruments tend to exhibit trading prices that correlate with a futures contract that is a part of the Index. By investing in alternative futures contracts or Alternative Financial Instruments (if any), the Trust may experience additional tracking error due to a change in the character of the instruments owned by the Trust, or by potentially increasing the frequency of required trading, which may increase brokerage commissions and may result in additional tracking error. In addition, the Trust is not able to replicate exactly the changes in levels of the Index because the total return generated by the Trust is reduced by expenses and transaction costs, including those incurred in connection with the Trust’s trading activities, and increased by interest income, if any, from the Trust Portfolio. Tracking the Index requires trading of the Trust Portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(7)	The Trust Is Not Actively Managed And Will Seek To Track The Index During Periods In Which The Index Is Flat Or Declining As Well As When The Index Is Rising. Therefore, Investors Will Not Be Protected Against Adverse Movements In The Level Of The Index, Which In Turn, May Have A Significantly Adverse Impact On The Shares.

The Trust is not actively managed by traditional methods. For example, if the Index Commodities or the Alternative Financial Instruments (if any) owned by the Trust are trending in an adverse direction, the Trust will not close out the futures positions underlying the Index Commodities or terminate the Alternative Financial Instruments (if any), except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the Net Asset Value of the Trust to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(8)	NYSE Arca May Halt Trading In The Shares Which Would Adversely Impact Your Ability To Buy Or Sell Shares.

The Shares will be listed for trading on NYSE Arca under the market symbol “BNPK.” Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules, circuit breakers and procedures, for reasons that, in the view of NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Trust will be terminated if the Shares are delisted.

(9)	The Lack Of An Active Trading Market For The Shares May Result In Losses On Your Investment At The Time Of Disposition Of Your Shares.

Although we anticipate that the Shares will be listed and traded on NYSE Arca, there is no certainty that an active trading market for the Shares will develop or be maintained. A number of factors may prevent the development of an active trading market, including, but not limited to, Authorized Participants who elect not to participate actively due to the complexity of the Index, which may impede the development of a liquid market. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price that you would receive if an active market did exist.

(10)	The Affiliated Liquidity Provider May Act In A Manner That Ignores Or Disregards The Interests Of Shareholders.

The Affiliated Liquidity Provider (as defined below) has no obligation to provide liquidity to the Trust. The Affiliated Liquidity Provider may decide to cease its activities intra-day, for periods longer than one day or permanently and may act in a manner that ignores or disregards the interests of Shareholders. For example, as the amount of liquidity decreases, the Affiliated Liquidity Provider, any other affiliated liquidity provider or any other affiliate of the Managing Owner, may benefit from the potential increase in spreads between the bid and offering price for the Shares while Shareholders experience losses in the market price of their Shares.

(11)	The Liquidity Of The Shares Of The Trust May Also Be Affected By The
Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Trust, Which Could Adversely Affect The Value Of Your Shares.

If one or more Authorized Participants (including the Authorized Participant which is an affiliate of the BNP Affiliated Entities) which have substantial interests in the Shares of the Trust were to withdraw from participation, the liquidity of the affected Shares may decrease, which may adversely affect the market price of your Shares or lead to tracking error between the market price per Share and the Net Asset Value per Share.

(12)	The Shares Are A New Securities Product And Their Value Could Decrease If Unanticipated Operational Or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Trust and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(13)	As The Managing Owner And Its Trading Principals Have No History Of Operating An Investment Vehicle Like The Trust, Their Experience May Be Inadequate Or Unsuitable To Manage The Trust.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and has no history of past performance. The Managing Owner and its trading principals have not managed any other commodity pools of this type, and therefore there is no indication of their ability to manage investment vehicles such as the Trust. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust, the operations and performance of the Trust may be adversely affected.

(14)	The Trust Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Trust On The Basis Of Limited Information.

The Trust has not commenced trading and does not have a performance history upon which to evaluate your investment in the Trust. Although past performance is not necessarily indicative of future results, if the Trust had a performance history, such performance history may (or may not) provide you with more information on which to evaluate an investment in the Trust. Likewise, the Index has a limited history which might (or might not) be indicative of the future Index results, or of the future performance of the Trust. Therefore, you will have to make your decision to invest in the Trust on the basis of limited information.

(15)	While The Index Methodology Is Designed To Maintain A Target Volatility, There Can Be No Assurance That The Index Methodology Will Decrease Volatility If The Volatility Is Greater Than The Target Volatility, And As A Result, Your Shares May Be Adversely Affected.

The Index Methodology has been designed to maintain a target volatility of 10% and if the volatility is greater than 10%, the Index Methodology is designed to decrease overall volatility of the Index. The Index Methodology attempts to design an Index Portfolio that is limited to a target volatility of 10%. Furthermore, the Index Portfolio may include up to 35 Index Components (which reflect 19 Index Commodities), certain of which may be either long or short with respect to the applicable futures contract underlying the corresponding Index Commodity. There is no guarantee that the target volatility will be maintained resulting in an increase of overall volatility of the Index, and in turn, may adversely affect the market price of your Shares.

(16)	Price Volatility May Possibly Cause The Total Loss Of Your Investment.

Futures contracts and the Alternative Financial Instruments (if any) have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in Shares.

The following table reflects various measures of volatility*** of the Index as calculated on an excess return basis:

Volatility Type	Volatility
Daily volatility over full history	10.27%
Average rolling 3 month daily volatility	10.21%
Monthly return volatility	11.22%
Average annual volatility	10.23%

The following table reflects the daily volatility on an annual basis of the Index:

Year	Daily Volatility
2000*	10.83%
2001	9.64%
2002	9.73%
2003	10.44%
2004	10.94%
2005	10.23%
2006	10.18%
2007	10.45%
2008	10.39%
2009	9.51%
2010**	10.82%

*	As of August 3, 2000.
**	As of September 30, 2010.
***	Volatility, for these purposes, means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

Past Index results are not necessarily indicative of future changes, positive or negative, in the Index levels.

(17)	Fees And Commissions Are Charged Regardless Of Profitability And May Result In Depletion Of Assets.

Investors in the Trust will pay fees and expenses in the aggregate amount of approximately 1.18% per annum as described herein. Additionally, investors are expected to be charged a customary commission by their brokers in connection with purchases or sales, which will vary from investor to investor.

Consequently, depending upon the interest rate environment, the expenses of the Trust could, over time, result in losses to your investment. You may never achieve profits, significant or otherwise.

(18)	The Trust May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Trust Or Owners May Vote To Terminate The Trust, Each Of Which May Adversely Affect The Value Of Your Portfolio.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Trust for any length of time. The Managing Owner may withdraw from the Trust (for any reason or no reason at all) upon 120 days’ notice, which would cause the Trust to terminate unless a substitute managing owner were obtained. If the Managing Owner discontinues its activities on behalf of the Trust and a substitute managing owner has not been appointed, the Trust will terminate and your investment in Shares will be terminated at a time that is not of your choosing, and may adversely affect the value of your portfolio.

Owners of 50% of the Shares have the power to terminate the Trust. If it is so exercised, investors who may wish to continue to gain an exposure to the Index through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. See the section “Description of the Shares; Certain Material Terms of the Declaration of Trust – Termination Events” for a summary of termination events. These detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or any other CFTC registered service provider were revoked or suspended, such entity would no longer be able to provide services to the Trust.

(19)	Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Trust And, In Turn, The Value Of Your Shares.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, regulatory certainty, the participation of speculators, government intervention and exchange regulation.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which the Trust may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices.

Furthermore, the above distortions and or disruptions may cause the Trust to liquidate certain of its holdings of money market funds or U.S. Treasury bills, as applicable, in order to generate sufficient cash to meet margin requirements or close positions at inopportune times.

Market illiquidity and price limits may cause losses for the Trust, and in turn, adversely affect the market price of your Shares.

(20)	The Net Asset Value Of Your Shares May Be Adversely Affected By Redemption Orders That Are Subject To Suspension, Postponement Or Rejection Under Certain Circumstances.

The Trust may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of the Trust. In addition, the Managing Owner, on behalf of the Trust, will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of the Managing Owner’s counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Net Asset Value of the Trust declines during the period of delay. The Trust and the Managing Owner disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(21)	Because Futures Contracts And Other Derivatives Have No Intrinsic Value, The Positive Performance Of Your Investment Is Wholly Dependent Upon An Equal And Offsetting Loss. Therefore, Overall Stocks And Bond Prices Could Rise Significantly, And The Economy As A Whole Prosper, While Shares Trade Unprofitably.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

(22)	Failure Of The Index To Exhibit Low To Negative Correlation To General Financial Markets Will Reduce Benefits Of Diversification And May Increase Losses To Your Portfolio.

Historically, the Index’s returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means the Trust cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the levels of the Index change, and in turn, the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(23)	Various Actual And Potential Conflicts Of Interest May Be Detrimental To Shareholders.

The Trust will be subject to actual and potential conflicts of interest involving each of the BNP Affiliated Entities. The Managing Owner and its principals, officers and directors, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Trust, which also presents the potential for numerous conflicts of interest with the Trust. As a result of these and other relationships, parties involved with the Trust have a financial incentive to act in a manner other than in the best interests of the Trust and the Shareholders. The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Trust may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(24)	Failure Of The Commodity Broker To Segregate Assets May Increase Losses; Despite Segregation Of Assets, The Trust Remains At Risk Of Significant Losses Because The Trust May Only Receive A Pro-Rata Share Of The Assets Or No Assets At All.

The CEAct requires the Commodity Broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Trust might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, the Trust could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Trust may not recover any assets at all, even though certain property specifically traceable to the Trust was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under the section “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Trust could experience a loss of the funds deposited through the Commodity Broker as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of profits on its closed positions on the exchange.

(25)	Failure Of The Trust’s Investment In Money Market Funds May Result In Losses To The Trust.

Money market funds held by the Trust may lose value and/or become illiquid. Money market funds are not principal protected investments. If the assets underlying the money market fund decline in value, become illiquid or worthless, the Trust’s holdings in such a money market fund should decline accordingly. Money market funds are subject to manager risk, which is the chance that poor selection of investments will cause the money market fund to underperform. If a large number of investors who owned the same money market fund as the Trust were to redeem simultaneously, the money market fund may be forced to sell its underlying assets prematurely, which may further decrease the value of the Trust’s holdings in the affected money market fund.

(26)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Trust.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(27)	Shareholders Do Not Have Certain Rights And Protections Enjoyed By Investors In Certain Other Vehicles, Such As Corporations.

As beneficial interests in a Delaware statutory trust, the Shares do not provide Shareholders with all of the statutory rights normally associated with the ownership of shares of a corporation. In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Trust is not required to pay regular distributions, although the Trust may pay distributions in the discretion of the Managing Owner). Therefore, an investment in Shares does not provide certain rights and protections offered by an investment in certain other investment vehicles, such as corporations.

(28)	An Investment In The Shares May Be Adversely Affected By Competition From Other Methods Of Investing In Commodities.

The Trust constitutes a relatively new, and thus initially untested, type of investment vehicle. It competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(29)	Competing Claims Over Ownership Of Intellectual Property Rights Related To The Trust Could Adversely Affect The Trust And An Investment In The Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Trust are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Trust. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Trust and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Trust.

(30)	“Backwardation” Or “Contango” In The Market Prices Of The Index Commodities Will Affect The Net Asset Value, And In Turn, The Market Price Of Your Shares.

As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2011 may specify an October 2011 expiration. If the Trust is long on this futures contract and as this contract nears expiration, it may be replaced by selling the October 2011 contract and purchasing the contract expiring in December 2011. This process is referred to as “rolling.” Historically, the prices of certain Index Commodities have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2011 contract would take place at a price that is higher than the price at which the December 2011 contract is purchased, thereby creating a gain in connection with rolling. While certain Index Commodities have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in certain Index Commodities will adversely affect the level of the Index and, accordingly, decrease the market price of your Shares.

Conversely, certain Index Commodities historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although certain Index Commodities have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain Index Commodities will adversely affect the level of the Index and, accordingly, decrease the market price of your Shares.

Although the roll method of the “enhanced” excess return version of the applicable Index Commodities may minimize the roll losses due to contango and may maximize the roll benefits due to backwardation, there can be no assurance that this outcome will occur.

(31)	The Value Of The Shares Will Be Adversely Affected If The Trust Is Required To Indemnify The Trustee Or The Managing Owner.

Under the Amended and Restated Declaration of Trust, which we refer to as the Declaration of Trust, the Trustee has the right to be indemnified for any liability or expense it incurs without fraud, gross negligence, bad faith or willful misconduct and the Managing Owner has the right to be indemnified for any liability or expense it incurs without its fraud, gross negligence, bad faith, willful misconduct or without breaching the Declaration of Trust by the Managing Owner. That means the Managing Owner may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the Net Asset Value of the Trust and the market price of the Shares.

(32)	The Net Asset Value Calculation Of The Trust, And In Turn, The Net Asset Value Of Your Shares, May Be Overstated Or Understated Due To The Valuation Method Employed When A Settlement Price Is Not Available On The Date Of Net Asset Value Calculation.

Calculating the Net Asset Value of the Trust includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the Net Asset Value of the Trust reflects the settlement price of open commodity futures contracts on the date when the Net Asset Value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and non-U.S. exchanges) could not be traded on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been traded will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the Net Asset Value of the Trust on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been traded would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the Net Asset Value of the Trust could be under or overstated, perhaps to a significant degree.

The Trust’s commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.”

(33)	The Intra-day Indicative Value Of The Shares And The Intra-day Indicative Value Of The Index May Be Overstated Or Understated Due To The Valuation Method Employed.

The intra-day indicative value of the Shares is based on the prior day’s final Net Asset Value per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Trust’s futures contracts to provide a continuously updated estimated intra-day indicative value per Share. Because this valuation method only provides an approximation of the intra-day indicative value of the Shares, the estimated intra-day indicative value of the Shares may be either higher or lower than the market price of the Shares on NYSE Arca. The calculation of the Trust’s intra-day indicative value by the NYSE Arca does not reflect the intra-day changes that occur with respect to the futures contracts owned by the Trust.

The intra-day indicative value of the Index is based on the prior day’s closing level, adjusted every 15 seconds throughout the day to reflect the continuous changes in the closing levels of the Index to provide a continuously updated estimated closing level of the Index. NYSE Arca will calculate the intra-day indicative value of the Index based on the last trading price of certain futures contracts and these trading prices may not be the most updated values (particularly if the back-month futures contract has been actively traded). Because this valuation method only provides an approximation of the intra-day indicative value of the Index, the estimated intra-day indicative value of the Index as calculated by NYSE Arca may be either higher or lower than if the intra-day indicative value of the Index were calculated using a valuation methodology that closer approximated the current value of the relevant futures contracts.

If either of these occur, certain investors may inadvertently decide to either buy or sell Shares on NYSE Arca at a time which would not have been optimal. Therefore, the timing of your transaction may have prevented you from maximizing your potential profit or minimizing your potential loss.

(34)	Short Selling Theoretically Exposes The Trust To Unlimited Losses.

The Index may include short positions in futures contracts underlying the Index Components. The Trust may also obtain a short exposure to the Index Components by establishing a short position with a counterparty in connection with an Alternative Financial Instrument.

The Trust profits if the price of a long Alternative Financial Instrument (if any) or a long futures contract rises while the contract is open and the Trust suffers loss if the price of a long Alternative Financial Instrument (if any) or a long futures contract falls while the contract is open. Because the value of a long Alternative Financial Instrument (if any) and the price of a long futures contract cannot fall below zero, the Trust’s exposure to loss is limited to the value of the Alternative Financial Instrument (if any) or a long futures contract at the time of establishment.

By contrast, the Trust will profit if the price of a short Alternative Financial Instrument (if any) or a short futures contract falls while the contract is open and the Trust will suffer loss if the price of a short Alternative Financial Instrument (if any) or a short futures contract rises while the contract is open. Because the value of the Alternative Financial Instrument (if any) or the price of a short futures contract could rise an unlimited amount, a short Alternative Financial Instrument (if any) or a short futures position exposes the Trust to theoretically unlimited liability.

(35)	The Index May Be Highly Concentrated In Geographic Regions, Industries Or Economic Sectors, And In Turn May Negatively Impact The Value Of Your Shares.

The Shares are subject to the downside risks associated with the Index, including a potentially high concentration in futures contracts or if applicable Alternative Financial Instruments (if any) representing a particular geographic region, industry or economic sector. These include the risks that the price, value or level of other assets in these geographic regions, industries or economic sectors or the prices of the Index Components may decline, thereby adversely affecting the market price of the Shares. If the Index is concentrated in a geographic region, an industry or group of industries or a particular economic sector, the Shares also will be concentrated in that geographic region, an industry or group of industries or a particular economic sector.

For example, a financial crisis could erupt in a particular geographic region, industry or economic sector and lead to sharp declines in the currencies, equities markets and other asset prices in that geographic region, industry or economic sector, threatening the particular financial systems, disrupting economies and causing political upheaval. A financial crisis or other event in any geographic region, industry or economic sector could have a negative impact on some or all of the Index Components and the Index and, consequently, the market price of the Shares may be adversely affected.

(36)	The Index May Be Potentially Over-Concentrated In A Particular Commodity Sector, And In Turn, Your Shares May Become More Volatile And Suffer Losses.

The commodities underlying the futures contracts included in the Index Components will be from one of the following Categories: energy, base metals, precious metals, and agriculture. As a result, the Index may become concentrated in a specific Category. As the Index concentration increases in a Category, subject to the limits as provided in the Index Methodology, the corresponding futures contracts or Alternative Financial Instruments (if any) owned by the Trust will increase accordingly. Additional concentration increases the opportunity for greater potential losses and gains. Therefore, an increase in the concentration within a Category may cause the Shares to magnify their potential losses.

The “position limits rule” under the Index Methodology could be implemented such that the Index, and in turn, assets of the Trust, could become more concentrated, which may cause the Shares to magnify their potential losses.

(37)	Changes In The Value Of The Index Components May Offset Each Other.

The performance of the Shares is linked to the aggregate changes in the closing levels of the Index Components. Price movements between the Index Components representing different commodity classes may not correlate with each other. At a time when the value of an Index Component representing a particular commodity class increases, the value of other Index Components representing different commodity classes may not increase as much or may decline. Therefore, in calculating the closing level of the Index, increases in the value of some of the Index Components may be moderated by lesser increases, or more than offset by declines in the closing levels of other Index Components.

Trust and Index Related Risks

(38)	Fewer Representative Index Commodities May Result In Greater Index Volatility.

Although the Index may include up to nineteen Index Commodities simultaneously, the Index may be comprised of less than nineteen Index Commodities, and therefore, the Index may become further concentrated as the number of Index Commodities decreases. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer Index Commodities may result in a greater degree of volatility in the Index and the Net Asset Value of the Trust which tracks the Index under specific market conditions and over time.

(39)	Shareholders Have No Rights Against The Index Sponsor For Decisions That May Negatively Affect The Existence Of The Index Or The Index Level.

Although the Index Sponsor may make certain decisions (such as discontinuing the Index) that may negatively affect the existence of the Index or the Index levels, Shareholders will have no rights against the Index Sponsor. The Index Sponsor has no obligations relating to this offering and is not obligated to consider the interests of the Shareholders when making a decision.

(40)	Shareholders Have No Rights Against The Publishers Or Sponsors Of The Index Components.

Although the market price of the Shares will be influenced by the values of the Index Components, investors will have no rights against any of the publishers or sponsors of the Index Components. The publishers or sponsors of the Index Components are not involved in the offering of the Shares in any way and have no obligation relating to this offering or to the Shareholders.

(41)	The Sponsor Of An Index Component Has No Obligation To Consider Your Interests In Calculating Or Revising An Index Component. Some of Their Actions Could Adversely Affect The Value Of The Shares.

The sponsor of an Index Component calculates and maintains an Index Component. Such a sponsor may add, eliminate or substitute the instruments underlying the Index Component or make other methodological changes that may change the level of an Index Component. You should realize that changing an underlying instrument included in an Index Component may significantly affect its results, either negatively or positively. Additionally, such sponsor may alter, discontinue or suspend calculation or dissemination of an Index Component. Any of these actions could adversely affect the market price of the Shares. The sponsor of an Index Component has no obligation to consider your interests in calculating or revising an Index Component.

(42)	The Index Calculation Agent Has No Obligation To Consider Your Interests And May Adjust The Index In Ways That May Negatively Affect Its Level, And, In Turn, The Value Of Your Shares.

The Index Calculation Agent, an affiliate of the Trust, calculates and maintains the Index. The Index Calculation Agent is entitled to exercise limited discretion in relation to the Index, including, but not limited to, calculating the Index levels should an extraordinary event (as provided by the Index rules) occur. Although the Index Calculation Agent will act and make all determinations in good faith, it should be noted that the policies and judgments for which the Index Calculation Agent is responsible may have an impact, positive or negative, on the Index levels, and in turn, the market price of your Shares.

(43)	The Index Sponsor And Its Affiliates May Publish Research That Conflicts With Each Other And Which May Negatively Impact The Value Of The Trust And Your Shares.

The Index Sponsor and its affiliates publish research from time-to-time on commodity markets and other matters that may influence the market price of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. The Index Sponsor and its affiliates may have published or may publish in the future research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with each other and may be modified from time-to-time without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.

(44)	The Strategy Underlying The Index May Not be Successful.

The Index Methodology systematically adjusts the Index’s long/short exposure of the Index to the Index Portfolio and periodically reallocates the Index Components to maximize the expected results of the Index given a target volatility of 10% (subject to the weighting of each specific Category as described in the Prospectus). No assurance can be given that the Index Methodology will achieve its goals or that the Index will outperform any alternative basket or strategy that might be constructed from the Index Portfolio. In addition, while the Index seeks to benefit from the volatility of a diversified portfolio of commodities and to safeguard against intra-month volatility, no assurance can be given that the Index will achieve its volatility target of 10%. The actual realized volatility of the Index may be greater or less than 10%.

The Index Methodology imposes limitations on the exposure to any Category of the commodity asset classes, such as energy, base metals, precious metals, and agriculture. There can be no assurance that such limitations will reduce volatility or enhance the results of the Index, or that the Index would not have produced improved results without such limitations. In addition, it is likely that the weighting of the Categories comprising the Index may shift periodically, therefore, an exposure to any Category cannot be predicted and a fixed exposure to a particular Category is unlikely.

(45)	The Gross Exposure Of The Index Portfolio To The Index Components May Exceed 100% In Absolute Terms.

The Index Methodology periodically reallocates the Index Components subject to rebalancing, minimum and maximum weighting limits. While the Index Methodology limits the net exposure of the Index Portfolio to the Index Components as per Table 5, there is no limit on either the sum of the positive weightings or the sum of the negative weightings (i.e. gross exposure), which may cause the Shares to magnify their potential losses.

As an example, the following Index Portfolio Composition would be allowed as per the Index Methodology:

Index Portfolio Component	Exposure of the Index Portfolio	Sum of Exposures of the Index Portfolio (Gross Exposure)
DCI BNP Paribas Enhanced ER Index Components	+10%	+160%
DCI ER Index Components	-10%	-190%

For the sake of clarity, the Index Portfolio Composition above would be allowed as per the Index Methodology because the sum of the individual weightings is equal to -30%. This may, for instance, occur during a period of high correlation and low volatility of the Index Components.

(46)	The Exposure Of The Index To The Index Portfolio May Exceed 100%.

The Index employs a Daily Risk Control Mechanism in order to achieve its volatility target of 10%. The Daily Risk Control Mechanism can potentially increase the exposure of the Index to the Index Portfolio up to 150%, which may cause the Shares to magnify their potential losses.

As an example, the following Index Composition would be allowed as per the Index Methodology if exposure of the Index to the Index Portfolio is equal to 150%:

Index Portfolio Component	Exposure of the Index	Sum of Exposures of the Index (Gross Exposure)
DCI BNP Paribas Enhanced ER Index Components	+15%	+240%
DCI ER Index Components	-15%	-285%

(47)	The Investment Strategy Used To Construct The Index Involves Rebalancing And Weighting Limitations (Including The “Position Limits Rule”) That Are Applied To The Index Components, Which May Limit The Potential Results Of The Index, And In Turn, The Potential Value Of Your Shares.

The Index Components are subject to rebalancing, minimum and maximum weighting limits. Additionally, the Index Portfolio’s exposure to a specific Index Component will decrease if the “position limits rule” becomes applicable. By contrast, a synthetic portfolio that does not rebalance and is not subject to any weighting limits could see greater compounded gains over time through exposure to a consistently and rapidly appreciating portfolio consisting of the Index Components. Therefore, the investment strategy of the Index may constrain the potential results of the Index, and in turn, decrease the potential value of your Shares.

(48)	Because The Index Components May Not Be Equally Weighted, The Index Components With Greater Weight Will Have A Larger Impact On The Aggregate Results Of The Index, And May Increase The Potential Losses To Your Shares.

The Index Components may have different weights at various times. One consequence of such an unequal weighting of the Index Components is that the same percentage change in two of the Index Components may have different effects on the Index level due to the unequal weightings. Therefore, as the weighting of an Index Component increases, a decrease in the value of such an Index Component would further decrease the level of the Index, and in turn, the market price of your Shares.

(49)	Correlation Of Changes In The Closing Levels Among The Index Components May Reduce The Performance Of The Shares.

Changes in the closing levels amongst the Index Components may become highly correlated from time-to-time, including, but not limited to, a period during which there is a substantial decline in a particular Category represented by the Index Components. Furthermore, such Index Components may have a higher weighting in the Index relative to any of the other Categories. High correlation during periods of negative returns among heavily weighted Index Components representing any one Category may adversely impact the closing levels of the Index, and in turn, the market price of your Shares.

(50)	The Results Of The Index May Be Lower Than The Results Of An Index Based Upon Different Long/Short Pairing Combinations Of The Index Components.

The closing levels of the Index depend on the results of the underlying Index Components, as determined by the Index Methodology. There can be no assurance that the long/short pairings resulting from the application of the Index Methodology will actually produce higher closing levels than different long/short pairings, methodologies, or strategies.

(51)	Certain Of The Futures Contracts Underlying The Index Components And The Related Alternative Financial Instruments (If Any) Will Be Subject To Pronounced Risks Of Pricing Volatility.

Certain of the futures contracts underlying the Index Components, most notably agricultural products, tend to have only a few contract months each year that trade with sufficient liquidity. Thus, the futures contracts corresponding to these commodities tend to expire infrequently, roll forward less frequently than monthly, and may have further pronounced pricing volatility during extended periods of low liquidity. In turn, the related Alternative

Financial Instruments (if any) may also reflect greater volatility accordingly.

Certain of the commodities, notably those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts may be rolled forward every month. In respect of the futures contracts underlying the Index Components that represent energy, it should be noted that, due to the significant level of its continuous and worldwide consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. In turn, the related Alternative Financial Instruments (if any) may also reflect greater volatility accordingly.

As a result of the additional volatility of the Index Components, the closing levels of the Index, and in turn the market price of your Shares, may also become subject to a corresponding increase in volatility.

(52)	Additional Tracking Error May Result If The Index’s Underlying Cost Assumptions Materially Deviate From The Actual Costs Incurred By The Trust.

The Index is calculated net of both rebalancing and replication costs. If the Trust’s actual rebalancing and replication costs deviate materially from the Index’s assumed amount of rebalancing and replication costs, additional tracking error between Trust and the Index would result.

Trust and Regulatory Related Risks

(53)	Shareholders Will Not Have The Protections Associated With Ownership Of Shares In An Investment Company Registered Under The Investment Company Act Of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.

The Trust is not registered as an investment company under the Investment Company Act of 1940, and it is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies, such as, for example, the requirement that investment companies must have a board of directors comprised of disinterested directors which oversees the registered fund’s activities with respect to entering into advisory contracts and other agreements and the requirement that investment companies must establish policies and procedures that address various conflicts of interest. Furthermore, the Investment Company Act of 1940 imposes a number of investment restrictions and diversification requirements, prohibitions against certain transactions with affiliates, and regulates a number of additional areas. Investors in Shares will not have the benefit of any of these protections.

(54)	Trading On Commodity Exchanges Outside The U.S., Such As The London Metal Exchange And ICE Europe, Is Not Subject To U.S. Regulation. Shareholders Could Incur Substantial Losses From Trading On Commodity Exchanges Which Such Shareholders Would Not Have Otherwise Been Subject Had The Trust’s Trading Been Limited To U.S. Markets.

Some of the Trust’s trading is expected to be conducted on commodity exchanges outside the U.S. Specifically, the Trust’s trading of aluminum, copper, lead, nickel and zinc will be conducted on the London Metal Exchange, which we refer to as the LME. Additionally, the Trust’s trading of brent and gas oil will be conducted on ICE Futures Europe, which we refer to as ICE Europe. Trading on these exchanges is regulated by non-U.S. governmental authorities and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Shareholders could incur substantial losses from trading on foreign exchanges which such Shareholders would not have otherwise been subject had the Trust’s trading been limited to U.S. markets.

Based on the historical closing levels of the Index, the Managing Owner estimates that approximately 12% and 24% of the Trust’s trading is expected to be conducted on the LME and ICE

Europe, respectively, which are commodity exchanges outside the U.S.

The above range is only an approximation. The actual percentage may be either lesser or greater than above-listed.

(55)	Alternative Financial Instruments (If Any), Such As Forward Agreements And Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Trust Not Realizing A Trading Gain.

The Managing Owner may determine that the Trust may enter into one or more Alternative Financial Instruments (if any) through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in U.S. markets by the CFTC, regulatory scheme or the statutory scheme of the CEAct.

Markets in which the Trust may effect a transaction in one or more Alternative Financial Instruments are in the “over-the-counter” unregulated private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes the Trust to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the Trust to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the Trust has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various counterparties and dealers have demonstrated certain risks of the Trust engaging in these “over-the-counter” transactions in unregulated private markets. Therefore, the Trust faces the risk of non-performance by the counterparties to the Alternative Financial Instruments and such non-performance may cause some or all of the Trust’s gain, if any, on its Alternative Financial Instruments to be unrealized.

The Trust may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and the Trust may obtain only limited recovery or may obtain no recovery in such circumstances.

The Alternative Financial Instruments have terms that make them less marketable than futures on the Index Commodities. Alternative Financial Instruments are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

(56)	The Effect Of Market Disruptions, Governmental Intervention And The Dodd-Frank Wall Street Reform And Consumer Protection Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

In response to the recent financial crises, the Obama Administration and the U.S. Congress proposed sweeping reform of the U.S. financial regulatory system. After over a year of debate, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Reform Act, became law in July 2010. The Reform Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Reform Act require rulemaking by the applicable regulators before becoming fully effective and the Reform Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Reform Act on the Fund, the Managing Owner, and the markets that affect the large cap U.S. equity markets, the option markets, the futures markets and the markets for other instruments that contribute to the level of the Index, the Net Asset Value of the Fund or the market price of the Shares. The Reform Act could result in the Fund’s investment strategy becoming non-viable or non-economic to implement. The Reform Act and regulations adopted pursuant to the Reform Act could have a material adverse impact on the profit potential of the Fund.

(57)	Although The Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of The Trust Or Indemnification Of The Trust By The Shareholders Will Increase A Shareholder’s Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Amended and Restated Declaration of Trust and Trust Agreement, which we refer to as the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures pool, Shareholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Trust, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

Trust and Tax Related Risks

(58)	Shareholders Will Be Subject To Taxation On Their Allocable Shares Of The Trust’s Taxable Income, Whether Or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable shares of the Trust’s taxable income, whether or not they receive cash distributions from the Trust. Shareholders may not receive cash distributions equal to their shares of the Trust’s taxable income or even the tax liability that results from such income.

(59)	Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Trust In Allocating Such Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Trust will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interests in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Trust do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, loss or deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

(60)	The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER FOR DIFFERENT INVESTORS.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Trust. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in the Summary section, in the section “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Trust to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

INVESTMENT OBJECTIVE

General

The Trust will seek to track changes, whether positive or negative, in the level of the BNP Paribas L/S Commodities Index, which we refer to as the Index, over time. The Index is non-directional in nature because the Index will be exposed to the changes in the prices of both long and short futures positions on the Index Commodities comprising the Index Components. The Shares are designed for investors who want a convenient way to gain an exposure to a diversified selection of commodities and an index strategy that seeks to generate positive returns under various market conditions.

Considerations relating to an investment in the Shares include:

•

Absolute Returns. An investment strategy that seeks positive returns under various market conditions sometimes is referred to as an “absolute return” strategy. By taking long and short positions in a number of Index Commodities, the Trust, like the Index, seeks to produce a positive return regardless of the direction of the commodity markets. The market price of the Trust’s short positions are expected to increase during a downturn in the commodity markets, while the long positions are expected to decrease.

•

Roll Optimization. Each Index Component is an excess return commodity index comprised of commodity futures contracts that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. The Trust utilizes, in certain instances, the “enhanced” excess return version of Index Components. The “enhanced” excess return version of an Index Component is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets.

•

Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide investors with indirect exposure to commodity futures. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Investors will be able to purchase and sell Shares through traditional brokerage accounts.

•

Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with equities, conventional bonds and alternative investments, including long/short equity strategies that seek to generate positive returns under various market conditions.

•	Commodity Access. The Shares provide a more direct exposure to commodities than mutual funds that invest in commodity-linked notes or non-exchange traded commodity instruments, which also have implicit imbedded costs and credit risk, potentially adversely impacting the net asset value of the respective mutual fund.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Trust will actively trade exchange-traded futures on the Index Commodities comprising the Index Components, with a view to tracking the Index over time. In addition to exchange-traded futures on the Index Commodities comprising the Index Components, the Trust’s portfolio may include cash, Alternative Financial Instruments (if any), money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, which we refer to as the Trust Portfolio.

The Index aims to generate positive returns under various market conditions by tracking the return of a portfolio of long and short positions in the Index Portfolio.

A long position is a position that will increase in value if the price of the Index Commodities comprising the Index Components to which it relates, in the aggregate, are rising during the period when the position is open. A short position is a position that will increase in value if the price of the Index Commodities comprising the Index Components to which it relates, in the aggregate, are falling during the period when the position is open. A flat position is a position that will not increase in value whether the price of the Index Commodities comprising the Index Components to which it relates, in the aggregate, are rising or falling.

The Index Portfolio, denominated in USD, is made up of as many as 35 underlying commodity indices as listed in Table 1 in the section “Description of the BNP Paribas L/S Commodities Index – Index and Index Components,” each an Index Component, and together, the Index Components, which are diversified across the universe of exchange-traded commodity futures. Each Index Component is an excess return commodity index comprised of commodity futures contracts that are replaced periodically. The process of periodically replacing a futures contract prior to its expiration is known as “rolling” a contract or position. The Index is flat or long the “enhanced” excess return version of each Index Component and is flat or short its respective excess return Index Component, as described in this Prospectus. An index that includes an assumed return on a hypothetical portfolio of 3-month Treasury bills is known as a “total return” index. An “excess return” index excludes returns on a hypothetical portfolio of 3-month Treasury bills.

The “enhanced” excess return version of an Index Component is designed to maximize yield from rolling long futures contracts in backwardated markets and minimize roll loss from rolling long futures positions in contangoed markets. A “backwardated” market means a market in which the prices of certain commodity futures contracts are higher for contracts with shorter-term expirations than for contracts with longer-term expirations. A “contangoed” market means a market in which the prices of certain commodity futures contracts are lower for contracts with shorter-term expirations than for contracts with longer-term expirations.

The “enhanced” excess return index would have an opposite effect when rolling short positions in the same Index Component.

The BNP Affiliated Entities are affiliates of the Trust.

Under the Declaration of Trust, the Managing Owner has the exclusive management and control of all aspects of the business of the Trust. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Trust to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Trust may:

•	invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Index, or

•	invest in an Alternative Financial Instrument (as defined below) referencing the particular Index Commodity, or

•	in the alternative, invest in other Alternative Financial Instruments (if any)

not based on the particular Index Commodity

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with a futures contract that is a part of the Index. If the Trust invests in alternative forward agreements or swaps that will serve as proxies to one or more Index Commodities, we will refer to these instruments as the Alternative Financial Instruments. Investing in Alternative Financial Instruments (if any) exposes the Trust to counterparty risk, or the risk that an Alternative Financial Instrument counterparty will default on its obligations under the Alternative Financial Instrument.

PRICING INFORMATION AVAILABLE ON NYSE ARCA AND OTHER SOURCES

The following table lists NYSE Arca symbols and their meanings with respect to the Shares and the Index:

Ticker	Description
BNPK	Market price per Share on NYSE Arca
BNPKIV	Indicative intra-day value per Share
BNPKNV	End of day Net Asset Value per Share
BNPILSC	Intra-day and Index closing level as of close of NYSE Arca from the prior day
BNPKSO	Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “BNPK”) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: BNPKIV) (quoted in U.S. dollars) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at

http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: BNPKNV) will be published by the Managing Owner as of the close of business by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto and will be published on the consolidated tape.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: BNPILSC) will be published by NYSE Arca once every 15 seconds throughout each trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The number of outstanding Shares (symbol: BNPKSO) will be published once every 15 seconds throughout the trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on BNP Paribas Arbitrage SNC’s (which serves as the Index Calculation Agent website at http://eqdpo.bnpparibas.com, or any successor thereto, and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share of the Trust is based on the prior day’s final Net Asset Value, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Trust’s futures positions. The final Net Asset Value of the Trust and the final Net Asset Value per Share is calculated as of the closing time of NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of NYSE Arca and the close of the exchanges on which the Index Commodities are traded, there is no effect on the Net Asset Value calculations as a result.

The intra-day levels and Index closing levels and the intra-day values and closing Net Asset Value of the Shares are published by NYSE Arca, Inc. The Trust is not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BNP PARIBAS L/S COMMODITIES INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the levels of the Index over time. The market price of the Shares is expected to fluctuate in relation to changes in the value of the Trust Portfolio. The market price of the Shares may not be identical to the Net Asset Value per Share, but these two valuations are expected to be close. See the section “The Risks You Face – (3) Net Asset Value Per Share May Not Always Correspond to the Market Price Per Share and, as a Result, Baskets may be Created or Redeemed at a Net Asset Value that Differs from the Market Price of the Shares.”

There can be no assurance that the Trust will achieve its investment objective or avoid substantial losses. The Trust has not commenced trading and does not have any performance history. The market price of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the Net Asset Value of the Trust.

Role of Managing Owner

Neither the Managing Owner nor its trading principal has ever before operated a commodity pool or managed a commodity trading account. The Managing Owner has been registered as a commodity pool operator with the CFTC and has been a member of the NFA since July 27, 2010.

The Managing Owner will serve as the commodity pool operator of the Trust and will also manage the Trust’s Portfolio.

Specifically, the Managing Owner:

•	selects the Trustee, the commodity broker, administrator, custodian, transfer agent, marketing agent, auditor and any other service providers of the Trust;

•	negotiates various agreements and fees;

•	performs such other services as the Managing Owner believes that the Trust may from time-to-time require; and

•

monitors the performance results of the Trust Portfolio and reallocates assets within the Trust Portfolio with a view to causing the performance of the Trust Portfolio to track that of the Index over time.

The principal office of the Managing Owner is located at 787 Seventh Avenue, New York, New York 10019. The telephone number of the Managing Owner is (212)  841-2000.

DESCRIPTION OF THE BNP PARIBAS L/S COMMODITIES INDEX

None of the BNP Affiliated Entities approves, endorses or recommends an investment in the Trust or an investment in pools operated by the Managing Owner.

General

The Index was developed by the Index Sponsor and aims to generate absolute returns by tracking the return of a long/short portfolio in the Index Portfolio. The Index is flat or long the “enhanced” excess return version of each Index Component (as defined below) and is flat or short its respective excess return Index Component, as described in the section “Index and Index Portfolio Composition.” Each Index Component tracks the change in market value of its corresponding index commodity, which we refer to as the Index Commodity.

The Index Methodology systematically periodically adjusts the Index’s long/short exposure to the Index Components to maximize the expected results of the Index given a target volatility of 10% (subject to certain weighting rules), of the Index Methodology. The Index Portfolio, denominated in USD, is made up of as many as 35 underlying commodity indices, each an Index Component and together, the Index Components, diversified across the commodity universe. Each Index Component is an excess return commodity index based on rolling individual commodity futures contracts with respect to the applicable Index Commodity.

Long/short investment strategies include both long and short positions. Long positions involve owning commodities, which means that the investor’s portfolio will benefit if the prices of such commodities rise and will be negatively affected if the prices of such commodities decline. Conversely, the holding of short positions involves selling commodities, which later must be bought; a portfolio will benefit if the prices of such commodities decline and will be negatively affected if the prices of such commodities rise. Shorting commodities increases an investor’s risk due to the potential for large losses if the prices of such commodities continue to rise. The Index Portfolio is a synthetic portfolio or basket of Index Components (and in turn, a reflection of the change in market value of the Index Commodities) because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index reflects the rebalancing of being:

•	flat or long the “enhanced” excess return version of each Index Component,

•	short, flat or long the:

•	DCI 3M Lead ER,

•	DCI Live Cattle ER,

•	DCI Gold ER, and

•	flat or short the remaining excess return Index Components.

Effectively, we anticipate that a particular allocation to an Index Component will have a positive impact on the level of the Index if, for instance:

•	the Index is long the “enhanced” excess return version of the Index Component and flat its respective excess return version as the Index Components increase in price;

•	the Index is flat the “enhanced” excess return version of the Index Component and short its respective excess return version as the Index Components decrease in price;
•

the Index is long the “enhanced” excess return version of the Index Component and short its respective excess return as results of the “enhanced” excess return version surpasses its respective excess return version.

The Index Components are reallocated once a month on Index Portfolio Rebalancing Days (as defined below) pursuant to a systematic approach based on the Efficient Frontier Theory (as discussed below under the section “Index Methodology”). The Efficient Frontier Theory is a strategy that seeks to combine assets that have a low correlation, in an effort to lower portfolio risk while preserving return. On each Index Portfolio Rebalancing Day, the weighting of the Index Components is determined based on the combination of Index Components that are expected to generate the maximum positive changes in closing levels with a volatility target of 10%, subject to both the weighting of each specific Category (as defined below) and the “position limits rule.” This weighting is based on the historical results and volatility of the Index Components, and the process is described below under the section “The Index Methodology—Allocation Methodology.”

If the Trust’s holdings of the futures contracts underlying an Index Component breaches the “position limits rule” i.e., if, prior to or on any Index Portfolio Rebalancing Day, the Trust’s holdings of the futures contracts underlying an Index Commodity is equal to or greater than 80% of its respective position limit, the Index Methodology provides that the Index Component will decrease its maximum weight target by 20% of the current maximum weight, which will become effective on the next Index Portfolio Rebalancing Day.

Once the composition of the Index Portfolio is determined the Index Methodology may, on any day before the next Index Portfolio Rebalancing Day, either reduce or increase exposure of the Index to the Index Portfolio Components in the event that its volatility is greater or less than 10%, respectively, in order to maintain a target volatility of the Index close to 10%. Any such reduction or increase in the exposure of the Index to the Index Portfolio will have the effect of reducing or increasing, respectively, the sensitivity of the change in the Index to changes in the closing levels of the Index Portfolio. Therefore, the level of the Index depends on both the current exposure of the Index to the Index Portfolio, as well as on the changes in the closing levels of the Index Portfolio after adjusting for certain costs. The Index Components and associated costs are described further under the section “Index and Index Portfolio Composition.”

No assurance can be given that the Index Methodology will achieve its goals or that the Index results will surpass any alternative basket or strategy that might be constructed from the Index Portfolio. In addition, while the Index seeks to benefit from the volatility of a diversified Index Portfolio of Index Commodities and to safeguard against intra-month volatility, no assurance can be given that the Index will achieve its volatility target of 10%. The actual realized volatility of the Index may be greater or less than 10%.

The Index Methodology imposes limitations on the exposure to any category of the commodity asset classes, such as energy, base metals, precious metals, and agriculture, each a Category. There can be no assurance that such limitations will reduce volatility or enhance the results of the Index, or that the results of the Index would not have been surpassed without such limitations. In addition, it is likely that the weighting of the Categories comprising the Index will shift periodically, so exposure to any Category cannot be predicted and a fixed exposure to a particular Category is unlikely.

The steps and calculations that govern the determination of the weighting for the Index Components and the subsequent rebalancings, and therefore, the results of the Index, were developed by the Index Calculation Agent. We refer to these steps and calculations as the “Index Methodology.” The Index Methodology is more fully described below under the section “The Index Methodology.”

The closing levels of the Index are published with four decimal places under the symbol “BNPILSC.” BNP Paribas Arbitrage SNC, an affiliate of the Index Sponsor, which we refer to as the Index Calculation Agent, provides the closing levels of the Index for each Index Calculation Day (as defined below) to market data vendors and the Managing Owner’s website at http://www.bnppfunds.bnpparibas.com, or any successor thereto. The Index Calculation Agent began calculating the level of the Index on September 18, 2009, or the Launch Date. August 3, 2000 is the base date, or Base Date on which the initial level of the Index was 100. Values of the Index Components are required prior to and after the Launch Date to determine the Index levels for the Index. For the period from and including August 3, 2000 to September 18, 2009, the Index Calculation Agent calculated the closing levels of the Index by applying the Index Methodology to the actual levels of the Index Components as reported by Bloomberg L.P.

The Index was developed by the Index Sponsor. The Index Methodology is provided by the Index Calculation Agent on its website at http://eqdpo.bnpparibas.com and the closing levels are published by market data vendors and are also published by the Index Calculation Agent on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto. The Index Calculation Agent provides to Bloomberg L.P. the closing levels of the Index as described above. Although the closing levels of the Index, as calculated by the Index Calculation Agent, are reported by market data vendors, none of the Index Sponsor, its affiliates, or the market data vendors will publish any information on the composition, method of calculating or rebalancing of the Index. Any such information will only be available through the Index Sponsor, and certain information relating to the Index Methodology is provided by the Index Calculation Agent on its website at http://eqdpo.bnpparibas.com (which website is not incorporated into this Prospectus and is not a part of this Prospectus) and the Managing Owner’s website http://www.bnpfunds.bnpparibas.com. All disclosures contained in this Prospectus regarding the Index have been provided by the Index Sponsor for informational purposes only.

All disclosures contained in this Prospectus regarding the Index Components and the futures contracts with respect to the Index Commodities underlying the Index Components are derived from publicly available information and are provided for informational purposes only. Such information reflects the policies of the applicable sponsor of the Index Components or other public source, and such policies are subject to change by the applicable sponsor of the Index Component or other public source. None of the Trust, the Index Sponsor, the Index Calculation Agent, BNPP Securities or any of their affiliates assumes any responsibility for the accuracy or completeness of any such information or has made any due diligence inquiry with respect to the Index Components or the futures contracts with respect to the Index Commodities underlying the Index Components. None of the Trust, the Index Sponsor, the Index Calculation Agent, BNPP Securities or any of their affiliates makes any representation that such publicly available or other information regarding the Index Components or the futures contracts with respect to the Index Commodities underlying the Index Components is accurate or complete, and the Trust, the Index Sponsor, the Index Calculation Agent, BNPP Securities and their affiliates are not responsible for public disclosure of information on the Index Components or the futures contracts with respect to the Index Commodities underlying the Index Components. Furthermore, the Trust, the Index Sponsor, the Index Calculation Agent, BNPP Securities and their affiliates are not affiliated with the sponsors or publishers of any of the Index Components and have no ability to control or predict the actions of the sponsors or publishers of the Index Components or the futures contract with respect to the Index Commodities underlying the Index Components, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Index Components or the futures contract with respect to the Index Commodities underlying the Index Components. Moreover, the Trust, the Index Sponsor, the Index Calculation Agent, BNPP Securities and their affiliates cannot give any assurance that all events occurring prior to the date of this Prospectus, including events that would affect the accuracy or completeness of the public information on the Index Components or the futures contract with respect to the Index Commodities underlying the Index Components have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Index Components or the futures contract with respect to the Index Commodities underlying the Index Components could affect the value of the Trust.

Any prospective purchaser of the Trust should discuss the Index with its financial and other advisors and make any due diligence inquiry or undertake any independent investigation with respect to the Index, the Index Components and the futures contract with respect to the Index Commodities underlying the Index Components as in its judgment is appropriate to make an informed decision with respect to an investment in the Trust.

Index and Index Components

The DCI® BNP Paribas Enhanced Excess Return Indices and the DCI® Excess Return Indices are comprised of futures contracts on the Index Commodities which, in turn, comprise the Index Components. The Index Components are comprised of 35 commodity indices diversified across four different Categories: agriculture, precious metals, base metals and energy. Each commodity index of each Index Component is comprised of futures contracts on the Index Commodities that are traded on regulated exchanges. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price. The commodity indices of each Index Component reflect the return associated with the change in prices of the underlying futures contracts on the applicable Index Commodity together with the “roll yield” (as discussed below) associated with these futures contracts (the price changes of the futures contract and roll yield, taken together, constitute the “excess return” reflected by the Index).

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this Prospectus, all of the contracts with respect to the Index Commodities included in the Index are exchange-traded futures contracts. The Index may include substitute futures contracts or Alternative Financial Instruments as determined by the Index Sponsor in order to preserve the economic effect of the Index. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the market price of the underlying futures contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

Futures contracts are traded on organized exchanges, known as “contract markets” in the U.S., through the facilities of a centralized clearinghouse and a brokerage firm which is a member of the clearinghouse. The clearinghouse guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

U.S. futures contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the U.S. are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Index has been composed exclusively of futures contracts on the Index Commodities that are traded on regulated exchanges. The Index may include substitute futures contracts or Alternative Financial Instruments as determined by the Index Sponsor in order to preserve the economic effect of the Index.

Unlike equity securities, which typically entitle the holder to a continuing stake in a corporation, and unlike owning the physical commodity directly, a commodity futures contract specifies a certain date for delivery of the underlying commodity. A fundamental characteristic of the DCI® BNP Paribas Enhanced Excess Return Indices and the DCI® Excess Return Indices, like other commodity indices, is that as result of being comprised of futures contracts on the applicable Index Commodity, the Trust must be managed to ensure it does not take physical delivery of each respective Index Commodity. This is achieved through a process referred to as “rolling” under which a given futures contract during a month in which it approaches its settlement date is rolled forward to a new contract date (i.e., the futures contract is effectively “sold” to “buy” a longer-dated futures contract). The DCI® BNP Paribas Enhanced Excess Return Indices and the DCI® Excess Return Indices differ from each other in the way the futures contracts on the applicable Index Commodity are selected during this “rolling” process. The DCI® BNP Paribas Enhanced Excess Return Indices roll to different maturities while the DCI® Excess Return Indices roll only to the next futures contract. All futures contracts underlying any Index Component will be deemed to be rolled before its respective maturities into futures contracts in the more-distant future.

Roll yield is generated during the roll process from the difference in price between the near-term and longer-dated futures contracts. The futures curve is a hypothetical curve created by plotting futures contract prices for a particular commodity. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation” represented by a downward sloping futures curve, and positive roll yield is generated when higher-priced near-term futures contracts are “sold” to “buy” lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher, the market, which is in “contango,” is represented by an upward sloping futures curve, and negative roll yields result from the “sale” of lower priced near-term futures contracts to “buy” higher priced longer-dated contracts. While many of the Index Commodities have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the Index Commodities have historically traded in contango markets. See Chart 1 below for example of downward and upward sloping futures curves.

Table 1 below lists the Index Components, the ticker or screen where information can be found, the respective Reference Price, and the respective Category and the respective exchange and Bloomberg code of each Index Commodity.

Table 1: Index Components

Index Components	Bloomberg Ticker	Reference Price[1]	Category	Index Commodity
				Exchange[2]	Code[3]
DCI Corn BNP Paribas Enhanced ER	DCIBCER	Official Closing Price	Agriculture	CBOT	C
DCI Cotton BNP Paribas Enhanced ER	DCIBCTER	Official Closing Price	Agriculture	NYBOT	CT
DCI Sugar BNP Paribas Enhanced ER	DCIBSBER	Official Closing Price	Agriculture	NYBOT	SB
DCI Soybeans BNP Paribas Enhanced ER	DCIBSER	Official Closing Price	Agriculture	CBOT	S
DCI Wheat BNP Paribas Enhanced ER	DCIBWER	Official Closing Price	Agriculture	CBOT	W
DCI Aluminium BNP Paribas Enhanced ER	DCIBLAER	Official Closing Price	Base Metals	LME	LA
DCI Nickel BNP Paribas Enhanced ER	DCIBLNER	Official Closing Price	Base Metals	LME	LN
DCI Copper BNP Paribas Enhanced ER	DCIBLPER	Official Closing Price	Base Metals	LME	LP
DCI Zinc BNP Paribas Enhanced ER	DCIBLXER	Official Closing Price	Base Metals	LME	LX
DCI Crude Oil BNP Paribas Enhanced ER	DCIBCLER	Official Closing Price	Energy	NYMEX	CL
DCI Brent BNP Paribas Enhanced ER	DCIBCOER	Official Closing Price	Energy	ICE EUR	CO
DCI Heating Oil BNP Paribas Enhanced ER	DCIBHOER	Official Closing Price	Energy	NYMEX	HO
DCI Natural Gas BNP Paribas Enhanced ER	DCIBNGER	Official Closing Price	Energy	NYMEX	NG
DCI Gas Oil BNP Paribas Enhanced ER	DCIBQSER	Official Closing Price	Energy	ICE EUR	QS
DCI RBOB BNP Paribas Enhanced ER	DCIBXBER	Official Closing Price	Energy	NYMEX	XB
DCI Silver BNP Paribas Enhanced ER	DCIBSIER	Official Closing Price	Precious Metals	COMEX	SI
DCI Corn ER	DCI CER	Official Closing Price	Agriculture	CBOT	C
DCI Cotton ER	DCI CTER	Official Closing Price	Agriculture	NYBOT	CT
DCI Live Cattle Excess Return	DCI LCER	Official Closing Price	Agriculture	CME	LC
DCI Sugar ER	DCI SBER	Official Closing Price	Agriculture	NYBOT	SB
DCI Soybeans ER	DCI SER	Official Closing Price	Agriculture	CBOT	S
DCI Wheat ER	DCI WER	Official Closing Price	Agriculture	CBOT	W
DCI 3M Aluminium ER	DCI AHER	Official Closing Price	Base Metals	LME	LA
DCI 3M Copper ER	DCI CAER	Official Closing Price	Base Metals	LME	LP
DCI 3M Lead ER	DCI LEER	Official Closing Price	Base Metals	LME	LL
DCI 3M Nickel ER	DCI NIER	Official Closing Price	Base Metals	LME	LN
DCI 3M Zinc ER	DCI ZSER	Official Closing Price	Base Metals	LME	LX

Index Components	Bloomberg Ticker	Reference Price[1]	Category	Index Commodity
				Exchange[2]	Code[3]
DCI Crude Oil ER	DCI CLER	Official Closing Price	Energy	NYMEX	CL
DCI Brent ER	DCI COER	Official Closing Price	Energy	ICE EUR	CO
DCI Heating Oil ER	DCI HOER	Official Closing Price	Energy	NYMEX	HO
DCI Natural Gas ER	DCI NGER	Official Closing Price	Energy	NYMEX	NG
DCI Gas Oil ER	DCI QSER	Official Closing Price	Energy	ICE EUR	QS
DCI RBOB ER	DCI XBER	Official Closing Price	Energy	NYMEX	XB
DCI Gold Excess Return	DCI GCER	Official Closing Price	Precious Metals	COMEX	GC
DCI Silver ER	DCI SIER	Official Closing Price	Precious Metals	COMEX	SI

[1]

The Reference Price of the Index Components on any Index Calculation Day will be the official closing price as published by Bloomberg according to Table 1. In the event that any official closing price is not published by Bloomberg, it may be ascertained from such other source as the Index Calculation Agent may deem appropriate.

[2]	Legend.

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“NYBOT” means Board of Trade of the City of New York, Inc. or its successor.

“LME” means The London Metal Exchange Limited or its successor.

“NYMEX” means the New York Mercantile Exchange or its successor.

“ICE EUR” means ICE Futures Europe, or its successor.

“COMEX” means the Commodity Exchange Inc., New York or its successor.

[3]	“Code” means, with respect to this table, the Bloomberg code with respect to the futures contracts on each applicable Index Commodity.

An “Index Calculation Day” is a Scheduled Index Calculation Day which is not a Disrupted Day.

A “Index Portfolio Computation Day” is every third Friday of each month, provided that if such third Friday is not an Index Calculation Day, the Index Portfolio Computation Day will be the first following Index Calculation Day.

An “Index Portfolio Rebalancing Day” is two Index Calculation Days after an Index Portfolio Computation Day.

A “Scheduled Index Calculation Day” is any day on which banks are open for Business in New York and London.

A “Disrupted Day” is any Scheduled Index Calculation Day on which a Disruption Event is deemed to have occurred, as described in the section “Market Disruption Event.”

Index Methodology

The Index aims to generate absolute returns by tracking the return of a long/short portfolio of commodity assets using an optimization process. The optimization process aims at maximizing the Index target return, while controlling its volatility. Furthermore, the process is based on an optimization technique inspired by the Efficient Frontier Theory and by Markowitz’s Modern Portfolio Theory to determine the positive or negative weight allocation to each Index Component.

The Efficient Frontier Theory gives a prediction of an asset’s expected return based on its risk given certain assumptions. It states that investors can eliminate some residual risk by holding a diversified portfolio of assets.

The Modern Portfolio Theory suggests how rational investors would build their portfolio in order to best meet their risk and return objectives. For example, if an investor was comfortable with a certain risk level, a rational investor would select the portfolio that maximizes the return associated with that risk level.

Calculation of the Closing Level of the Index

On each Index Calculation Day, the Index Calculation Agent will calculate the closing levels of the Index based on the Index Methodology developed by the Index Sponsor. Specifically, on any Index Calculation Day, the closing level of the Index will be calculated by the Index Calculation Agent by reference to the closing level of the Index on the preceding Index Calculation Day, the value of the Index Portfolio, which we refer to as the Index Portfolio Value, and the exposure of the Index to the Index Portfolio, which we refer to as the Index Portfolio Exposure. The closing level of the Index will track the returns of a strategy that offers, for that day, this Index Portfolio Exposure.

Calculation of the Portfolio Value

The Index Portfolio Value on August 3, 2000 was 100. On subsequent Index Calculation Days, the Index Portfolio Value is calculated by reference to each Index Component as described under the section “—Index Components,” the value of each Index Component as well as the accrued Rebalancing Costs as described under the section “—Rebalancing Costs” and the accrued Replication Costs as described under the section “—Replication Costs.” The Index Portfolio Value will change as the value of each Index Component changes. The value of each Index Component may be further reduced by any accrued Rebalancing Costs and Replication Costs.

Rebalancing Costs

The Rebalancing Costs represent the costs incurred when the Index Methodology results in a change in the exposure of the Index to the Index Portfolio to any Index Components. Rebalancing Costs, while incurred on each Index Portfolio Rebalancing Day, are accrued on a pro-rated basis and deducted from the value of the Index Portfolio on each Index Calculation Day to determine the Index Portfolio Value. On each Index Calculation Day, the Rebalancing Costs that are accrued for the Index Portfolio depends on the Rebalancing Costs associated with the Index Portfolio as set forth in Table 2, the Index Portfolio Value on the immediately preceding Index Portfolio Rebalancing Day, as well as the number of calendar days that has elapsed since the preceding Index Portfolio Rebalancing Day. This cost applies to the entire Index Portfolio and is expressed on a per annum basis in Table 2.

Table 2: Rebalancing Costs for the Index Portfolio

Rebalancing Costs associated with the Index Portfolio	0.50	% per annum

The value of the Index Portfolio, and hence the closing level of the Index, will be less than it would be without such Rebalancing Costs.

Replication Costs

The Replication Costs represent the costs relating to obtaining either a long or a short exposure to the Index Components. Replication Costs are deducted from the value of the Index Portfolio to determine the Index Portfolio Value. On each Index Calculation Day, the accrued Replication Cost for each Index Component will be determined by the absolute or positive weighted value of the Index Component in the Portfolio, the number of calendar days that has elapsed since the preceding Index Portfolio Rebalancing Day, and the Replication Costs associated with the Index Component as set forth in Table 3. The Replication

Cost is expressed on a per annum basis in Table 3. Replication Costs for each Index Component will increase if the absolute or positive value of the Index Components in the Index Portfolio increases. Thus, the more exposure to the Index Component, the more impact the Replication Costs will have on the overall Index Portfolio Value. The Replication Costs of the Index Portfolio equals the sum of the Replication Costs for each Index Component.

The value of the Index Portfolio and hence the closing level of the Index will be less once the Replication Costs are deducted than it would be without such deduction.

Table 3: Replication Costs for each Index Component

Replication Cost for each Index Component	0.90% per annum

A flowchart reflecting the Index Components, Monthly Allocation Methodology and the Daily Risk Control Mechanism follows below.

INDEX COMPONENTS
Eligible for Long Positions
Eligible for Short Positions
DCI Crude Oil BNP Paribas Enhanced ER
DCI Natural Gas BNP Paribas Enhanced ER
DCI Brent BNP Paribas Enhanced ER
DCI Heating Oil BNP Paribas Enhanced ER
DCI RBOB BNP Paribas Enhanced ER
DCI Gas Oil BNP Paribas Enhanced ER
DCI Copper BNP Paribas Enhanced ER
DCI Aluminium BNP Paribas Enhanced ER
DCI Zinc BNP Paribas Enhanced ER
DCI Nickel BNP Paribas Enhanced ER
DCI Silver BNP Paribas Enhanced ER
DCI Corn BNP Paribas Enhanced ER
DCI Wheat BNP Paribas Enhanced ER
DCI Sugar BNP Paribas Enhanced ER
DCI Cotton BNP Paribas Enhanced ER
DCI Soybeans BNP Paribas Enhanced ER
DCI 3M Lead ER
DCI Live Cattle ER
DCI Gold ER
DCI Crude Oil ER
DCI Natural Gas ER
DCI Brent ER
DCI Heating Oil ER
DCI RBOB ER
DCI Gas Oil ER
DCI 3M Copper ER
DCI 3M Aluminium ER
DCI 3M Zinc ER
DCI 3M Nickel ER
DCI Silver ER
DCI Corn ER
DCI Wheat ER
DCI Sugar ER
DCI Cotton ER
DCI Soybeans ER
DCI 3M Lead ER
DCI Live Cattle ER
DCI Gold ER
Monthly Allocation Methodology
INDEX PORTFOLIO
Long Positions
Short Positions
+10% DCI Crude Oil BNP Paribas Enhanced ER
+10% DCI Copper BNP Paribas Enhanced ER
+8% DCI RBOB BNP Paribas Enhanced ER
+7% DCI Silver BNP Paribas Enhanced ER
+5% DCI Wheat BNP Paribas Enhanced ER
+5% DCI Zinc BNP Paribas Enhanced ER
+5% DCI Heating Oil BNP Paribas Enhanced ER
+3% DCI Nickel BNP Paribas Enhanced ER
+2% DCI 3M Lead ER
+1% DCI Gold ER
+1% DCI Soybeans BNP Paribas Enhanced ER
-10% DCI Crude Oil ER
-3% DCI 3M Copper ER
-5% DCI Natural Gas ER
-7% DCI Corn ER
-10% DCI Wheat ER
-3% DCI Sugar ER
-2% DCI Live Cattle ER
Daily Risk Control Mechanism
INDEX
7.50% DCI Crude Oil BNP Paribas Enhanced ER
7.50% DCI Copper BNP Paribas Enhanced ER
6.00% DCI RBOB BNP Paribas Enhanced ER
5.25% DCI Silver BNP Paribas Enhanced ER
3.75% DCI Wheat BNP Paribas Enhanced ER
3.75% DCI Zinc BNP Paribas Enhanced ER
3.75% DCI Heating Oil BNP Paribas Enhanced ER
2.25% DCI Nickel BNP Paribas Enhanced ER
1.50% DCI 3M Lead ER
0.75% DCI Gold ER
0.75% DCI Soybeans BNP Paribas Enhanced ER
7.50% DCI Crude Oil ER
2.25% DCI 3M Copper ER
3.75% DCI Natural Gas ER
5.25% DCI Corn ER
7.50% DCI Wheat ER
2.25% DCI Sugar ER
1.50% DCI Live Cattle ER
CONSISTENCY TESTS
Modified Weight Constraints
INDEX PORTFOLIO FORMATION
Potential Index Portfolios
CALCULATION OF RETURN AND VOLATILITY
Potential Index Portfolios' Return and
INDEX PORTFOLIO SELECTION
Index Portfolio
STEP 1
STEP 2
STEP 3
STEP 4
VOLATILITY CALCULATION
Expected Index Portfolio Volatility
EXPOSURE CALCULATION
Index Portfolio Exposure
INDEX PORTFOLIO EXPOSURE DECREASE
Index

Index Components

On each Index Portfolio Rebalancing Day, the Index Calculation Agent will calculate the number of “units” of each Index Component that comprises the Index Portfolio, by taking the product of (i) the weight of the Index Component as calculated on the preceding Index Portfolio Computation Day based on the Monthly Allocation Methodology below to (ii) the ratio of the Index Portfolio Value on the Index Portfolio Rebalancing Day to the value of the Index Component on the Index Portfolio Rebalancing Day. The Index Calculation Agent will not take into account changes that may have occurred to the composition of the Index Portfolio after the applicable Index Portfolio Rebalancing Day.

Monthly Allocation Methodology

The Monthly Allocation Methodology establishes the weights for each Index Component that comprise the Index Portfolio. The Monthly Allocation Methodology aims at maximizing the returns of the Index Portfolio given a volatility of 10%, as described further in the next sentence. On each Index Portfolio Rebalancing Day, the weighting of the Index Components is determined based on the combination of Index Components that are expected to generate the maximum positive changes in closing levels with a volatility target of 10%, subject to both the weighting of each specific Category and the “position limits rule.” If the Trust’s holdings of the futures contracts underlying an Index Component breaches the “position limits rule” i.e. if, prior to or on any Index Portfolio Rebalancing Day, the Trust’s holdings of the futures contracts underlying an Index Commodity is equal to or greater than 80% of its respective position limit, the Index Methodology provides that the Index Component will decrease its maximum weight target by 20% of the current maximum weight, which will become effective on the next Index Portfolio Rebalancing Day.

Once the composition of the Index Portfolio is determined, the Index Methodology may, on any day before the next Index Portfolio Rebalancing Day, either reduce or increase exposure of the Index to the Index Portfolio Component in the event that its volatility is greater or less than 10%, respectively, in order to maintain a target volatility of the Index close to 10%. Any such reduction or increase in the exposure of the Index to the Index Portfolio will have the effect of reducing or increasing, respectively, the sensitivity of the change in the Index to changes in the closing levels of the Index Portfolio. Therefore, the level of the Index depends on both the current exposure of the Index to the Index Portfolio, as well as on the changes in the closing levels of the Index Portfolio after adjusting for certain costs.

If the Monthly Allocation Methodology results in a negative weight for any Index Component, this means that the Index Portfolio, and therefore the Index, has a short exposure to that Index Component (i.e., holds a negative amount of that Index Component) and could benefit if that Index Component decreases in value. Similarly, a positive weight for any Index Component indicates that the Index Portfolio, and therefore the Index, has a long exposure to that Index Component and could benefit if that Index Component increases in value.

The Monthly Allocation Methodology occurs on each Index Portfolio Computation Day in four steps:

1.	On each Index Portfolio Computation Day, the Index Calculation Agent performs consistency checks in order to produce Modified Weight Constraints.

2.	Based on these Modified Weights Constraints, it creates a number of potential index portfolios, each a Potential Index Portfolio, and together, the Potential Index Portfolios, each defined by the weight of the Index Components in the Index Portfolio. Each Potential Index Portfolio is subject to limitations on the weighting of Index Components (Table 4 below) and on limitations on the weighting of each Category (Table 5 below). In addition, the Monthly Allocation Methodology limits the amount of change in the weighting of Index Components as outlined in Step 2(b) below.

3.	Then, the return and volatility are calculated for each Potential Index Portfolio.

4.	From the Potential Index Portfolios, the Index Calculation Agent will extract the Index Portfolio.

Step 1: Consistency Checks

(a) Limitation on Weighting of Index Components

In order to maintain the diversification of the Index Components, the weight of each Index Component within each Potential Index Portfolio is subject to a modified Maximum Weight and a modified Minimum Weight. The modified Maximum and Minimum Weights for each Index Component are calculated on each Index Calculation Day based on the Maximum and Minimum Weight, as defined in Table 4, and the Positive and Negative Weighted Sums, as defined below, of the Index Components as follows:

•

If the Positive Weighted Sum of the Index Component is greater than 0.5, then the modified Maximum Weight will be equal to the Maximum Weight. Otherwise, the modified Maximum Weight will be equal to 0.

•

If the Negative Weighted Sum of the Index Component is greater than 0.5, then the modified Minimum Weight will be equal to the Minimum Weight. Otherwise, the modified Minimum Weight will be equal to 0.

(b) Determination of the Positive and Negative Weighted Sums

The Positive and Negative Weighted Sums measures how consistently each Index Component has produced, over the last 12 months, positive or negative historical returns, respectively, and is designed to overweight the results of more recent periods, as calculated and described below.

Over the 12 periods comprised of 22 Index Calculation Days that precede the Index Portfolio Computation Day, the result indicator of each Index Component is computed as the result of the Index Component over this period. Thus, for each Index Component, 12 result indicators are computed. These periods are numbered from 0 to 11, with period 0 being the period closest to the Index Portfolio Computation Day as described below.

For each period, if the result indicator for that period is greater than 1, the positive value for this period will be 1 and the negative value will be 0. If the result indicator for that period is less than 1, the positive value for this period will be 0 and the negative value will be 1.

The “Positive Weighted Sum” will be the exponentially weighted average of the positive values, using a half-life of 0.120293.

The “Negative Weighted Sum” will be the exponentially weighted average of the negative values, using a half-life of 0.120293.

Table 4: Maximum and Minimum Weights for each Index Component

Index Component	Weight if “Position Limits Rule” is Not Applicable		Weight if “Position Limits Rule” is Applicable		Exposure
	Minimum	Maximum	Minimum	Maximum
DCI Crude Oil BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%	Always Flat or Long
DCI Natural Gas BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Brent BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Heating Oil BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI RBOB BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Gas Oil BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Copper BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Aluminium BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Zinc BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Nickel BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Silver BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Corn BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Wheat BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Sugar BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Cotton BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI Soybeans BNP Paribas Enhanced ER	0%	10%	0%	Decrease by 20%
DCI 3M Lead ER	-10%	10%	Increase by 20%	Decrease by 20%	Can be Short, Flat, or Long
DCI Live Cattle Excess Return	-10%	10%	Increase by 20%	Decrease by 20%
DCI Gold Excess Return	-10%	10%	Increase by 20%	Decrease by 20%
DCI Crude Oil ER	-10%	0%	Increase by 20%	0%	Always Short or Flat
DCI Natural Gas ER	-10%	0%	Increase by 20%	0%
DCI Brent ER	-10%	0%	Increase by 20%	0%
DCI Heating Oil ER	-10%	0%	Increase by 20%	0%
DCI RBOB ER	-10%	0%	Increase by 20%	0%
DCI Gas Oil ER	-10%	0%	Increase by 20%	0%
DCI 3M Copper ER	-10%	0%	Increase by 20%	0%
DCI 3M Aluminium ER	-10%	0%	Increase by 20%	0%
DCI 3M Zinc ER	-10%	0%	Increase by 20%	0%
DCI 3M Nickel ER	-10%	0%	Increase by 20%	0%
DCI Silver ER	-10%	0%	Increase by 20%	0%
DCI Corn ER	-10%	0%	Increase by 20%	0%
DCI Wheat ER	-10%	0%	Increase by 20%	0%
DCI Sugar ER	-10%	0%	Increase by 20%	0%
DCI Cotton ER	-10%	0%	Increase by 20%	0%
DCI Soybeans ER	-10%	0%	Increase by 20%	0%

Step 2: Index Portfolio Formation

(a) Limitation on Weighting of Categories

The Monthly Allocation Methodology further limits the exposure to individual Categories based on the aggregate weight of all the Index Components belonging to each Category, as set out in Table 5 below. For example, Table 5 states that the sum of all the weights of the Index Components belonging to the Agriculture Category must be greater than or equal to -33.33% and less than or equal to +33.33%.

Table 5: Aggregate Constraints on Categories

Category	Minimum Weight	Maximum Weight
Agriculture	-33.33%	+33.33%
All Categories Combined	-100%	+100%

(b) Limitation on Percentage Change for Each Rebalancing

The Monthly Allocation Methodology also limits the maximum difference between the weight of each individual Index Component comprising the Potential Index Portfolios and the weight of such Index Components comprising the Index Portfolio adopted on the preceding Index Portfolio Rebalancing Day. This limitation sets the maximum weight change for all Index Components at 100%. The Index Calculation Agent will not take into account changes that may have occurred to the composition of the Index Portfolio after the applicable Index Portfolio Rebalancing Day.

Step 3: Calculation of Return and Volatility

For each Potential Index Portfolio satisfying the limitations set out above, the Index Calculation Agent computes and examines both the expected return and the expected volatility of the Potential Index Portfolio. The expected result of the Potential Index Portfolio is calculated as the point-to-point return of the Potential Index Portfolio from the day 88 Index Calculation Days (which is approximately 4 months) before the Index Portfolio Computation Day to the Index Portfolio Computation Day.

The volatility of the Potential Index Portfolio is measured by computing, over the same 264 Index Calculation Days (which is approximately 12 months), the result of the Potential Index Portfolio capitalized series based on 260 five-day windows. The expected volatility of the Index Portfolio is the volatility of these 260 five day windows.

Step 4: Index Portfolio Selection

All the Potential Index Portfolios with an expected volatility of above 10% will be discarded. Out of the remaining, the Potential Index Portfolio with the highest expected return will be the Index Portfolio that is adopted on the Index Portfolio Rebalancing Day.

The Monthly Allocation Methodology works under the assumption that the expected future returns and risk of each Potential Index Portfolio will be reflected by the past returns and risk of each Potential Index Portfolio. However, there can be no certainty that past results will apply to the future and the Index Portfolio selected may not be the Index Portfolio with the best results in the future. In addition, the return and volatility computations do not take into account the Rebalancing Costs and Replication Costs. The Potential Index Portfolio is selected without taking the Rebalancing Costs and Replication Costs into account. If these costs were factored in prior to the selection of the Potential Index Portfolio, it is possible that a different Potential Index Portfolio would have been selected. Therefore, the selected Potential Index Portfolio may not have been the best Potential Index Portfolio if such costs were included.

Daily Risk Control Mechanism

The Index employs a Daily Risk Control Mechanism.

On each Index Calculation Day, the Index Calculation Agent determines the exposure of the Index to the Index Portfolio based on the Expected Index Portfolio Volatility. The Expected Index Portfolio Volatility is equal to the volatility of the daily results of the Index Portfolio for the prior 20 Index Calculation Days.

The Index Portfolio exposure is decreased in the event that the Expected Index Portfolio Volatility increases intra-month between Index Portfolio Computation Days in order to bring the Expected Index Portfolio Volatility, after adjusting for a lower exposure, back down to the target volatility of 10%. The decrease in exposure happens whenever the expected Index Portfolio volatility reaches an integral value above 10%.

The Index Portfolio exposure is increased only in the event that the Expected Index Portfolio Volatility on Index Portfolio Computation Days is below the target volatility of 10% in order to bring the Expected Index Portfolio Volatility, after adjusting for a higher exposure, back up to the target volatility of 10%, subject to a maximum exposure to the Index Portfolio of 150% of the gross value of the Index Portfolio. The increase in exposure happens only if the Expected Index Portfolio Volatility reaches an integral value (i.e., any round number below 10) on an Index Portfolio Rebalancing Day. No changes occur if the expected Index Portfolio volatility is below 10% on an Index Calculation Day that is not an Index Portfolio Rebalancing Day.

The exposure of the Index to the Index Portfolio impacts the closing level of the Index. If the exposure of the Index to the Index Portfolio is lower than 100%, the return of the Index will be less than the return of the Index Portfolio. If the exposure of the Index to the Index Portfolio is higher than 100%, the return of the Index will be larger than the return of the Index Portfolio.

Periodical adjustment of the Index

The Rules of the Index may be supplemented, amended in whole or in part, revised or withdrawn at any time. Neither the Index Calculation Agent nor the Index Sponsor accepts liability for any losses resulting from supplementing, amending, revising or withdrawing the Rules for the Index.

Any adjustment or event affecting the Index will be published on the Index Calculation Agent’s website http://eqdpo.bnpparibas and on the Managing Owner’s website http://www.bnpfunds.bnpparibas.com, or any successor thereto, or in any other similar manner by the Index Sponsor as soon as reasonably practicable.

In any other cases that are not expressly covered herein, periodical adjustments will comply with the principles set out by this Index Methodology and will aim to preserve the economics of the Index.

Operational adjustment of the Index

The aim of the Index Calculation Agent when making any adjustments is to ensure that the basic principles of the Index are maintained.

The Index Calculation Agent may adjust the Index upon the occurrence of either a “Compulsory

Index Component Event” or a “Potential Index Component Adjustment Event.”

A “Compulsory Index Component Event” means in respect of all the Index Components that the index sponsor of a Index Component permanently cancels the Index Component and no successor index exists.

A “Potential Index Component Adjustment Event” is comprised of one or more of the following:

•

An Index Component Modification Event will be deemed to have occurred if the relevant index sponsor for one or more of the Index Components announces that it will make a material change in the formula for or method of calculating that Index Component or in any other way materially modifies the Index Component such that it is impossible or impracticable for a hypothetical investor to invest in the relevant Index Component.

•

A Successor Index Component Event will be deemed to have occurred if one or more Index Components is (i) not calculated and announced by its relevant index sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent or (ii) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of that Index Component, then that index will be deemed to be the Index Component.

•

A Speculative Position Limits Index Component Event will be deemed to have occurred if the future contracts or any other underlying instrument, as applicable, associated with any Index Component, which we refer to as the Component Instrument, becomes subject to speculative position limits or approaches the applicable speculative position limits.

•

A Macro Circumstantial Index Component Event will be deemed to have occurred if any fiscal, market, regulatory (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), juridical or financial circumstances were to arise that would, in the view of the Index Sponsor, necessitate a modification of, or a change to, such Index Component or its Component Instruments.

•

A Growth of Linked Products Index Component Event will be deemed to have occurred if (i) a Linked Product has increased its assets under management in a manner such that the aggregate value of such Linked Product’s holdings of Component Instruments increases in an amount that causes one or more of the Component Instruments of the corresponding Index Components to approach the applicable speculative position limits, or (ii) changes in the market prices of the Component Instruments cause one or more of the Component Instruments of the corresponding Index Components to approach the applicable speculative position limits. A “Linked Product” is any financial product or instrument (including, but not limited to, this Trust, any private pool, any and all over-the-counter derivatives) that either is linked to or tracks the Index.

•

A Growth of Linked Products and Illiquidity of Component Instrument Index Component Event will be deemed to have occurred if the growth of a Linked Product potentially causes the Linked Product to move the market or affect market price with respect to a relatively illiquid Component Instrument of an Index Component.

Upon the occurrence of a Compulsory Index Component Event or Potential Index Component Adjustment Event, the Index Calculation Agent may adjust the composition of the Index Portfolio if it determines that it is necessary to do so to preserve the economic effect of the Index. Such adjustments may include the removal and replacement of the affected Index Component with another similar index. Furthermore, upon the occurrence of a Potential Index Component Adjustment Event, the Index Sponsor, in its sole discretion, may change the affected Index Component by (i) replacing the Component Instruments with substitute futures contracts, forward agreements, swaps, or any other replacement instrument, Component Instruments or Index Component, (ii) amending Table 1 by changing the weight of the affected Index Component in order to preserve the economic effect of the Index.

The Index Calculation Agent may adjust the maximum weight target of an Index Commodity with respect to an Index Component if an Index Commodity breaches the “position limits rule” as provided under the section “Monthly Allocation Methodology.”

The Index Sponsor may also modify the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in the Index rules. The Index Sponsor will publish notice of any such modification or change in accordance with the section “Description of the BNP Paribas L/S Commodities Index - Periodical adjustment of the Index” above.

If, in the determination of the Index Calculation Agent, a Market Disruption Event (as defined below) occurs in respect of any of the Index Components on a day that would otherwise have been an Index Calculation Day, then that day will be deemed not to be an Index Calculation Day and as a consequence, the Index Calculation Agent will not calculate the Index level in respect of such day but only for a period not exceeding 20 Business Days. After 20 Business Days have elapsed, the Index Calculation Agent may either resume the calculation and publication of the Index level using either (a) the last value which was available in respect of the affected Index Component(s), (b) using a good faith estimate of the value of the affected Index Component(s) or (c) deeming the value of any one or more of such affected Index Components(s) to be zero for the purpose of calculating the Index level.

A “Market Disruption Event” means the occurrence or existence on any day that would otherwise have been an Index Calculation Day of any one or more of the following:

•

“Price Source Disruption” means (i) the failure of the Price Source (as defined below) to announce or publish the level of any Index Component (or the information necessary for determining the level of any Index Component) or (ii) the temporary or permanent discontinuance or unavailability of the Price Source.

•

“Price Source” means the publication (or such other origin of reference, including an exchange) containing (or reporting) the level of any Index Component (or prices from which the level of the Index Component is calculated, such as prices of the underlying Component Instruments).

•

“Trading Disruption” means a material limitation, suspension, or disruption of trading in one or more of the Component Instruments included in any Index Component which results in a failure by the exchange on which each applicable Component Instruments are traded to report a closing price for such Component Instruments on the day on which such event occurs or any succeeding day on which it continues, as determined by the Index Calculation Agent.

•

“Tax Disruption” means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording, or similar tax on, or measured by reference to, the relevant Component Instruments associated with any Index Component (other than a tax on, or measured by reference to, overall gross or net income) by any government or taxation authority, if the direct effect of such imposition, change or removal is to raise or lower the level of the Index Component from what it would have been without that change, imposition or removal.

•	“Index Component Disruption Event” means (i) that the level of the Index published by the Price Source includes, or is derived from, a price for one or more Component Instruments published on any date that is not a price published by the usual exchange or price source, but is a price determined by the Price Source or (ii) the level of the Index published by the Price Source includes, or is derived from, a price for one or more Component Instruments published by the usual exchange or price source on any day that, in the opinion of the Index Calculation Agent, has been calculated or published subject to market disruption or similar, or otherwise not in accordance with the usual, then-current, method used by such exchange or price source.

Index Suspension Event

An “Index Suspension Event” occurs upon a “Force Majeure Event” which means that the performance of the Index Sponsor and the Index Calculation Agent obligations is prevented or materially hindered or delayed due to (a) any act (other than an Index Suspension Event), law, rule, regulation, judgment, order, directive, interpretation, decree or material legislative or administrative interference of any Government Authority (as defined below) or otherwise, or (b) the occurrence of civil war, disruption, military action, unrest, political insurrection, terrorist activity of any kind, riot, public demonstration and/or protest, a systems failure, natural or manmade disaster, act of God, or any other financial or economic reasons or any other causes or impediments beyond such party’s control; or (c) any expropriation, confiscation, requisition, nationalization or other action taken or threatened by any Government Authority that deprives the Index Calculation Agent (or any of its relevant affiliates), of all or substantially all of its Index Components in the relevant currency jurisdiction.

“Government Authority” means any nation, state or government, any province or other political subdivision thereof, any body, agency or ministry, any taxing, monetary, foreign exchange or other authority, court, tribunal or other instrumentality and any other entity exercising, executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Upon the occurrence of an Index Suspension Event, the Index Calculation Agent may in its discretion:

•	make such determinations and/or adjustments to the terms of the Rules as it considers appropriate to determine any Index levels on any such Index Calculation Day; and/or

•	defer publication of the information relating to the Index until the next Index Calculation Day on which it determines that no Index Suspension Event exists; and/or

•

inform the Index Sponsor that it will suspend the calculation of the Index levels until the end of the Index Suspension Event, which we refer to as the Suspension Period. If the Suspension Period exceeds one month, the Index Sponsor may terminate the Index; and/or

•	permanently cancel publication of the information relating to the Index.

Index Disclaimer

The Index and/or the Trust, each a Transaction, is not sponsored, endorsed, sold, or promoted by any index sponsor of any Index Components, each a Reference Index, which comprise the Index, which we refer to as the Reference Index Sponsors. The Reference Index Sponsors make no representation whatsoever, whether express or implied, either as to the results to be obtained from the use of the relevant Reference Index Components and/or the levels at which the relevant Reference Index stands at any particular time on any particular date or otherwise. None of the Reference Index Sponsors will be liable (whether in negligence or otherwise) to any person for any error in the relevant Reference Index Components and the relevant Reference Index Sponsor is under no obligation to advise any person of any error therein. None of the Reference Index Sponsors make any representation whatsoever, whether express or implied, as to the advisability of purchasing or assuming any risk in connection with a Transaction. No party to a Transaction will have any rights against or recourse to any Reference Index Sponsor should any Reference Index not be published or for any errors in the calculation thereof or on any other basis whatsoever in relation to any Reference Index, its production, or the level or constituents thereof. None of the parties and the Index

Calculation Agent nor their affiliates have any affiliation with or control over any Reference Index or the relevant Reference Index Sponsor or any control over the computation, composition or dissemination of any Reference Index. Although the Index Calculation Agent will obtain information concerning the Reference Index from publicly available sources it believes reliable, it will not independently verify this information. Accordingly, no representation, warranty or undertaking (express or implied) is made and no responsibility is accepted by any party, its affiliates or the Index Calculation Agent as to the accuracy, completeness and timeliness of information concerning any Reference Index.

The Index Calculation Agent and the Index Sponsor will not be held liable for any modification or change in the methodology used in calculating the Index. The Index Calculation Agent and the Index Sponsor are under no obligation to continue the calculation, publication or dissemination of the Index and cannot be held liable for any suspension or interruption in the calculation of the Index. The Index Calculation Agent and the Index Sponsor accept no liability in connection with the use of the level of the Index at any given time. Neither the Index Calculation Agent nor the Index Sponsor can be held liable for any loss whatsoever, whether directly or indirectly related to the Index.

The Index Sponsor does not guarantee the accuracy or completeness of the index methodology or the calculation methods, any errors or omissions in computing or disseminating the Index or for any use you make of it and the Index Sponsor will have no liability for any errors or omissions therein. The index methodology is based on certain assumptions, certain pricing models and calculation methods adopted by the Index Sponsor and have certain inherent limitations. Information prepared on the basis of different models, calculation methods or assumptions may yield different results. Numerous factors may affect the analysis, which may or may not be taken into account. Therefore, the analysis of information may vary significantly from analysis obtained from other sources or market participants. You have no authority to use or reproduce the index methodology in any way and the Index Sponsor will not be liable for any loss arising from the use of the index methodology or otherwise in connection herewith.

Miscellaneous

The Index Calculation Agent and the Index Sponsor will ensure that the composition, calculation, publication and adjustment of the Index complies with the Rules. However, the Index Calculation Agent and the Index Sponsor accept no liability for any errors or inaccuracy in prices, calculations and the publication of any Index Components or sub-components thereof made by third parties and will not be responsible for any inaccuracies or errors in the composition, calculation, publication or adjustment of the Index as a result of such errors or inaccuracies by third parties.

The Index Sponsor owns all intellectual and other property rights to the Index, including the name, the composition and the calculation of the Index.

The calculation of the Index is based on available information relating to the Index Components (including, but not limited to, official closing prices, official fixing prices and related prices with respect to the Index Component and the Component Instruments) as of the relevant Index Calculation Date. In the event any such market data information changes subsequent to the calculation and publication of any Index levels, the Index Calculation Agent will decide whether or not to take account of such subsequent changes in relation to previously published Index levels or current Index levels in order to maintain the stability and consistency of the Index as it deems necessary.

All determinations made by the Index Sponsor and the Index Calculation Agent, as applicable, will be made by them in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor and the Index Calculation Agent, as applicable, deem appropriate and will be final, conclusive and binding in the absence of manifest error.

The Index Calculation Agent and the Index Sponsor are under no obligation to continue the calculation, publication or dissemination of the Index and accept no liability for any suspension or interruption in the calculation of the Index.

The Index Calculation Agent and the Index Sponsor accept no liability in connection with the use of the Index levels at any given time. Neither the Index Calculation Agent nor the Index Sponsor can be held liable for any loss whatsoever, whether directly or indirectly related to the Index.

Note on Hypothetical Back-Tested Historical Calculations

The hypothetical back-tested historical values of the Index should not be taken as an indication of future results, and no assurance can be given as to the values of the Index on a future date. The hypothetical back-tested historical values of the Index were calculated on materially the same basis on which the Index is now calculated.

The Index Calculation Agent expressly disclaims any responsibility for (i) any errors or omissions in calculating the back-tested information and (ii) any uses to which the back-tested information may be put by any person.

Legal and regulatory regimes could affect the Index and the Trust

The commodity futures contracts that underlie the Index are subject to legal and regulatory regimes in the U.S. and, in some cases, in other countries that may change in ways that could negatively affect the level of the Index. For example, please see “The Risks You Face - (56) The Effect Of Market Disruptions, Governmental Intervention And The Dodd-Frank Wall Street Reform And Consumer Protection Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.”

Changes to the legal or regulatory regimes applicable to the commodity futures contracts that underlie the Index could result in a modification of the Index rules, which may, in turn, have a negative effect on the level of the Index.

Description of the Index Components

The DCI® BNP Paribas Enhanced Excess Return Index

All information regarding each DCI® BNP Paribas Enhanced Excess Return Index, each, the Enhanced ER Index, and collectively the Enhanced ER Indices, reflects the policies of, and is subject to change by, Diapason Commodities Management, which we refer to as DCM, and the Index Sponsor. The information contained in this Prospectus is derived from publicly available information without independent verification. We make no representation or warranty as to the accuracy or completeness of such information. Any prospective purchaser of the Trust should undertake an independent investigation of each Enhanced ER Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Trust.

Each Enhanced ER Index was created to generate results that surpass its corresponding Diapason Commodities Index, which we refer to as DCI ER, by using a forward curve roll optimization process. Each Enhanced ER Index contains a quantitative enhanced algorithm (as described below) to its corresponding DCI ER. The use of the term “Enhanced” in the name of each Enhanced ER Index refers to this quantitative enhanced algorithm and not to any expected returns.

A “DCI ER Business Day“ is a day on which the exchange associated with the eligible contracts of the global DCI ER is opened for trading.

Enhanced ER Index Roll Methodology

Each Enhanced ER Index uses the same principles and the same calculation methodology as its corresponding DCI ER. The only difference is in the futures contracts on which the Enhanced ER Index is rolled every month. The Enhanced ER Index and corresponding DCI ER roll one third of the position in which they hypothetically invested on each DCI ER Business Day of the roll period (which is the last three DCI ER Business Days of the month). However, contrary to the DCI ER, the Enhanced ER Index uses a forward curve roll optimization algorithm which is designed to select the most optimum contracts on which the Enhanced ER Index will roll every month. This strategy aims to minimize the negative roll return in a contango market and aims to maximize the positive roll return in a backwardation market. Every month before the roll period, the algorithm selects, in a set of “Eligible Contracts,” the Enhanced ER Index will roll to, as displayed in Table 6.

Table 6: Eligible Contracts for the Roll Optimization

Name	Bloomberg Code	Exchange	Currency
NYMEX WTI	CL	NYMEX	USD
NYMEX Natural Gas	NG	NYMEX	USD
ICE Brent	CO	ICE EUR	USD
NYMEX No. 2 Heating Oil	HO	NYMEX	USD
ICE Gas Oil	QS	ICE EUR	USD
CBOT Soybeans	S	CBOT	USD
CBOT Corn	C	CBOT	USD
NYMEX RBOB (gasoline blendstock)	XB	NYMEX	USD
NYBOT Cotton #2	CT	NYBOT	USD
COMEX Silver	SI	COMEX	USD
CBOT Wheat	W	CBOT	USD
NYBOT Sugar #11	SB	NYBOT	USD
LME Copper Future	LP	LME	USD
LME Aluminum	LA	LME	USD
LME Zinc	LX	LME	USD
LME Nickel	LN	LME	USD

Legend.

“NYMEX” means the New York Mercantile Exchange or its successor.

“ICE EUR” means ICE Futures Europe, or its successor.

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“NYBOT” means Board of Trade of the City of New York, Inc. or its successor.

“COMEX” means the Commodity Exchange Inc., New York or its successor.

“LME” means The London Metal Exchange Limited or its successor.

Note: The DCI ER uses the 3-month LME forward contracts. The Enhanced ER Index uses the LME future contract for the LME components which are eligible to the roll optimization process (i.e., for LME copper, LME aluminum, LME zinc and LME nickel).

The selection process splits the position equally between the optimum contracts selected on “Date1” (the 2nd DCI ER Business Day prior to the first roll day) and on “Date2” (the 1st DCI ER Business Day prior to the first roll day). These two observations of the forward curves on each of Date1 and Date2 aim to limit the effects of unrepresentative curve shifts by using two different snapshots of the curve and by dividing equally the position according to those two snapshots. Once the optimum contracts are selected, the position will be split according to the following allocations:

•	1/3 of the position will be allocated to the first optimal contract selected on Date1,

•	1/6 of the position will be allocated to the second optimal contract selected on Date1,

•	1/3 of the position will be allocated to the first optimal contract selected on Date2,

•	1/6 of the position will be allocated to the second optimal contract selected on Date2.

Accordingly, for each Eligible Contract, on each of Date1 and Date2, slopes of the forward curve are calculated between two consecutive maturities. The slope between two contracts is calculated as the relative price difference between these contracts. The first optimal contract (on which  1/3 of the position will be allocated on Date1 and Date2) corresponds to the end contract of the minimal slope. The second optimal contract (on which  1/6 of the position will be allocated on Date1 and Date2) corresponds to the end contract of the second minimal slope.

Consequently, during the roll period for each Eligible Contract, the corresponding Enhanced ER Index can potentially roll every month from four different futures contracts with four different maturities to four new futures contracts with four new distinct maturities, at a rate of 33.33% of the total position per day. On the last day of the rolling period, the roll is completed unless the roll period is extended as a result of a Market Disruption Event (such as a “limit day”).

During non-roll periods, the DCI® BNP Paribas Enhanced Excess Return Index represents an investment in the potential four different contracts resulting from the forward curve in Chart 1 above.

The DCI ER

All information regarding the DCI ER reflects the policies of, and is subject to change by, DCM. The information contained in this Prospectus is derived from publicly available information without independent verification. The Managing Owner, the Trust and DCM make no representation or warranty as to the accuracy or completeness of such information. Any prospective purchaser of the Trust should undertake an independent investigation of the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Trust.

The DCI® ER is an excess return index that represents the uncollateralized return of the DCI®.

Calculation

Each DCI® ER is calculated by DCM and, like the DCI® BNP Paribas Enhanced Excess Return Index, follows a rolling process. During non-roll periods, each DCI ER index represents an investment in the front month of the contract. During roll periods, each DCI ER index is shifted from the first to the second nearby contract (see Table 7) at a rate of 33.33% per day. On the last DCI® Business Day, the roll is completed unless the roll period is extended as a result of a market disruption event such as a limit day.

Table 7: DCI ER Roll Matrix

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.
Eligible Contracts	1	2	3	4	5	6	7	8	9	10	11	12
CBOT Corn	H	K	K	N	N	U	U	Z	Z	Z	H	H
CBOT Soybeans	H	K	K	N	N	X	X	X	X	F	F	H
CBOT Wheat	H	K	K	N	N	U	U	Z	Z	Z	H	H
CME Live Cattle	J	J	M	M	Q	Q	V	V	Z	Z	G	G
COMEX Gold	J	J	M	M	Q	Q	Z	Z	Z	Z	G	G
COMEX Silver	H	K	K	N	N	U	U	Z	Z	Z	H	H
ICE Brent	H	J	K	M	N	Q	U	V	X	Z	F	G
ICE Gas Oil	H	J	K	M	N	Q	U	V	X	Z	F	G
LME Aluminium	H	J	K	M	N	Q	U	V	X	Z	F	G
LME Copper	H	J	K	M	N	Q	U	V	X	Z	F	G
LME Lead	H	J	K	M	N	Q	U	V	X	Z	F	G
LME Nickel	H	J	K	M	N	Q	U	V	X	Z	F	G
LME Zinc	H	J	K	M	N	Q	U	V	X	Z	F	G
NYBOT Cotton #2	H	K	K	N	N	Z	Z	Z	Z	Z	H	H
NYBOT Sugar #11	H	K	K	N	N	V	V	V	H	H	H	H
NYMEX Natural Gas	H	J	K	M	N	Q	U	V	X	Z	F	G
NYMEX No. 2 Heating Oil	H	J	K	M	N	Q	U	V	X	Z	F	G
NYMEX RBOB (Gasoline Blendstock)	H	J	K	M	N	Q	U	V	X	Z	F	G
NYMEX WTI	H	J	K	M	N	Q	U	V	X	Z	F	G

Month Letter Codes
Month	Letter Code
January	F
February	G
March	H
April	J
May	K
June	M
July	N
August	Q
September	U
October	V
November	X
December	Z

From time to time, disruptions may occur in trading futures contracts on commodity exchanges. The daily calculation of the DCI ER will be adjusted in the event that DCM determines that any of the following “Index Calculation Disruption Events” exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the DCI ER on that day;

•	the settlement price of any futures contract used in the calculation of the DCI ER reflects the maximum permitted price change from the previous day’s settlement price;

•	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the DCI ER; or

with respect to any futures contract used in the calculation of the DCI ER that trades on the LME, a business day on which the LME is not open for trading.

Disclaimer

The Trust is not sponsored, endorsed, sold or promoted by DCM. DCM makes no representations or warranties to the owners of the Trust or any member of the public regarding the advisability of investing in the Trust. DCM has no obligation or liability in connection with the operation, marketing, trading or sale of the Trust.

Publication of Closing Levels and Adjustments

NYSE Arca will publish the intra-day indicative Index level, throughout each trading day. NYSE Arca will also publish the closing level of the Index daily.

The intra-day indicative value per Share of the Trust is based on the prior day’s final Net Asset Value per Share, adjusted every 15 seconds throughout the trading day to reflect the continuous price changes of the Trust’s futures contracts and holdings of U.S. Treasuries or other high credit quality short-term fixed income securities to provide a continuously updated intra-day indicative value per Share.

The Managing Owner will publish the Net Asset Value of the Trust and the Net Asset Value per Share daily. Additionally, NYSE Arca will publish the indicative value per Share once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “BNPK”) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day indicative value per Share (symbol: BNPKIV) (quoted in U.S. dollars) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The most recent end-of-day Net Asset Value per Share (symbol: BNPKNV) will be published by the Managing Owner as of the close of business through market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto and will be published on the consolidated tape.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: BNPILSC) will be published by NYSE Arca once every 15 seconds throughout each trading day and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

Any adjustments made to the Index will be published on the Index Calculation Agent’s website at http://eqdpo.bnpparibas.com, or any successor thereto, and on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com, or any successor thereto.

The intra-day levels and Index closing levels and the intra-day values and closing Net Asset Value of the Shares are published by NYSE Arca, Inc., which we refer to herein as NYSE Arca. The Trust is not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BNP PARIBAS L/S COMMODITIES INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Historical Closing Levels

The data underlying the following closing levels start from the Base Date of August 3, 2000. The Launch Date of the Index was September 18, 2009.

The Closing Levels Table reflects both the high and low values of the Index, including the changes to the Index on an annual basis and since the Base Date. Since August 3, 2000, the historic data with respect to the closing prices of the futures contracts underlying each of the Index Commodities originated from Bloomberg. The Index Sponsor has not independently verified the information extracted from Bloomberg.

The Index Commodity Weights Tables which follow reflect the range of the weightings with respect to the futures contracts underlying each of the Index Commodities used to calculate the Index.

The Index rules stipulate the holding in the futures contracts underlying each of the Index Commodities. Holdings in the futures contracts underlying each of the Index Commodities change during the Index rebalancing periods as determined by the Index Methodology.

The Various Statistical Measures Table discloses the Annualized Changes to Index level, Average rolling 3 month daily volatility, Sharpe Ratio, % of months with positive change, Average monthly positive change, and Average monthly negative change with respect to the Index and the benchmark commodity indices as noted in the following paragraph.

The changes in the closing levels of the Index have been compared graphically to the following three commodities benchmark indices: the Dow Jones - UBS Commodity IndexSM (Excess Return), the Goldman Sachs Commodity Index® (Excess Return), and the Rogers International Commodity Index (Excess Return).

Cautionary Statement – Statistical Information

Various statistical information is presented on the following pages, relating to the closing levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other commodities indices.

In reviewing such information, prospective investors should consider that:

•

Changes in closing levels of the Index during any particular period or market cycle may be volatile. For example, the “worst peak-to-valley drawdown” of the Index, representing the greatest percentage decline from any month-end closing level, without such closing level being equaled or exceeded as of a subsequent month-end, is 13.86% and occurred during the period April through August 2010. The worst monthly drawdown of the Index during such period was 6.71%, and occurred in July 2010. See the section “The Risks You Face—(16) Price Volatility May Possibly Cause the Total Loss of Your Investment.”

•

Neither the fees charged by the Trust nor the actual execution costs associated with establishing futures positions in the Index Commodities are incorporated into the closing levels of the Index. However, the Index reflects imbedded costs associated with both rebalancing and replication in an aggregate amount of 1.40% per annum. See the section “The Risks You Face—(52) Additional Tracking Error May Result if the Index’s Underlying Cost Assumptions Materially Deviate from the Actual Costs Incurred by the Trust.”

•	The Index was established in September 2009 and is published by NYSE Arca. The Index calculation methodology and commodity futures contracts selection is the same before and after September 2009,

as described above. Accordingly, the Index closing levels, the Index Methodology and the futures contracts underlying the Index Commodities, reflect an element of hindsight at the time the Index was established. See the section “The Risks You Face—(14) The Trust Has No Past Performance And There Are Limited Index Results On Which To Rely On In Deciding Whether To Buy Shares. Therefore, You Will Have To Make Your Decision To Invest In The Trust On The Basis Of Limited Information.”

WHILE THE TRUST’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE TRUST WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE TRUST’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD AUGUST 2000 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE TRUST’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE TRUST. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK. ALTHOUGH THE INDEX ACCOUNTS FOR REBALANCING AND REPLICATION COSTS, THESE ASSUMED COSTS DO NOT REFLECT THE ACTUAL FEES AND COSTS ASSOCIATED WITH THE TRUST.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

[Remainder of page left blank intentionally.]

CLOSING LEVELS TABLE

BNP PARIBAS L/S COMMODITIES INDEX

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
2000[5]	109.01	99.80	6.15%	15.85 *%
2001	118.52	101.18	8.51%	15.18%
2002	115.94	100.33	-5.36%	9.00%
2003	141.06	111.39	29.41%	41.06%
2004	182.73	141.63	28.97%	81.93%
2005	212.98	176.34	13.89%	107.19%
2006	306.39	206.47	47.88%	206.39%
2007	339.04	300.48	10.12%	237.39%
2008	451.22	338.09	32.61%	347.42%
2009	503.73	435.13	9.73%	390.96%
2010[6]	502.12	425.11	-9.63%	343.67%

THE TRUST WILL TRADE WITH A VIEW TO TRACKING THE

BNP PARIBAS L/S COMMODITIES INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE TRUST NOR THE

PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD

BE TAKEN AS AN INDICATION OF THE TRUST’S FUTURE PERFORMANCE.

*Annualized.

Please refer to Notes and Legends that follow on page 70.

INDEX COMMODITY WEIGHTS TABLE

BNP PARIBAS L/S COMMODITIES INDEX

	CL7		NG7		CO7		HO7		XB7		QS7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
2000[5]	6.78%	0.00%	20.29%	5.30%	8.44%	0.00%	20.29%	5.32%	18.69%	-0.04%	20.29%	0.00%
2001	22.27%	-15.17%	22.50%	-15.13%	15.45%	-9.42%	14.81%	-22.50%	22.50%	-19.67%	19.30%	-11.82%
2002	22.97%	-22.50%	23.88%	-26.45%	22.90%	-21.51%	21.39%	-22.50%	21.37%	-0.07%	22.37%	-8.45%
2003	22.50%	-0.07%	22.80%	-6.53%	12.96%	-22.50%	22.50%	-10.05%	22.27%	-0.08%	13.10%	-0.78%
2004	16.07%	-0.08%	4.29%	-12.11%	13.21%	-22.50%	14.36%	-8.79%	22.50%	-13.01%	18.99%	-0.02%
2005	8.81%	-23.55%	22.50%	-24.78%	23.20%	-16.78%	24.16%	0.00%	12.49%	-0.15%	22.50%	0.00%
2006	10.13%	-13.38%	9.64%	-22.50%	10.19%	-7.38%	11.92%	-13.36%	9.15%	-5.31%	11.62%	-16.90%
2007	22.60%	-20.27%	7.58%	-22.50%	14.62%	-22.50%	22.50%	-22.50%	22.50%	-9.07%	22.50%	-22.50%
2008	22.50%	-22.50%	14.19%	-22.50%	22.50%	-0.89%	22.50%	-4.89%	2.83%	-22.50%	22.50%	-4.86%
2009	15.90%	15.90%	0.68%	0.68%	0.00%	0.00%	0.53%	0.53%	17.05%	17.05%	0.00%	0.00%
2010[6]	12.17%	-13.00%	0.00%	-22.88%	0.08%	-13.00%	9.18%	-22.39%	20.83%	-22.35%	18.28%	-12.40%

	LP7		LA7		LX7		LN7		SI7		C7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
2000[5]	20.29%	1.07%	20.29%	-13.88%	13.07%	-13.76%	0.00%	-13.87%	-5.36%	-20.29%	13.46%	-20.29%
2001	14.42%	-16.72%	22.50%	-16.92%	-3.30%	-22.50%	9.82%	-22.50%	0.00%	-22.50%	17.06%	-22.50%
2002	0.00%	-22.50%	3.98%	-22.50%	21.16%	-24.69%	23.81%	0.00%	22.50%	-22.50%	14.88%	-22.69%
2003	22.50%	0.00%	22.50%	-22.50%	12.78%	-24.27%	23.75%	2.57%	22.50%	-4.54%	22.50%	-22.50%
2004	22.50%	0.00%	22.50%	0.00%	22.50%	-12.47%	22.50%	-13.65%	22.50%	0.00%	22.50%	-13.69%
2005	22.97%	1.03%	22.61%	-0.01%	22.88%	-11.15%	23.76%	-15.89%	23.20%	-14.67%	0.00%	-23.72%
2006	22.50%	-14.63%	22.50%	-11.24%	22.50%	1.37%	22.50%	-13.28%	13.37%	0.00%	15.70%	-12.17%
2007	19.66%	-22.50%	18.41%	-22.56%	14.62%	-22.91%	22.50%	-15.03%	8.67%	-14.47%	22.50%	-16.25%
2008	22.50%	-4.17%	22.50%	-22.50%	0.02%	-22.50%	0.68%	-19.53%	22.50%	-12.68%	22.50%	0.00%
2009	16.43%	16.43%	0.00%	0.00%	9.86%	9.86%	4.49%	4.49%	15.93%	15.93%	7.52%	7.52%
2010[6]	22.99%	0.00%	20.82%	-23.63%	12.88%	-9.14%	20.92%	-12.47%	23.05%	-6.53%	22.63%	-23.25%

THE TRUST WILL TRADE WITH A VIEW TO TRACKING THE

BNP PARIBAS L/S COMMODITIES INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE TRUST NOR THE

PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD

BE TAKEN AS AN INDICATION OF THE TRUST’S FUTURE PERFORMANCE.

Please refer to Notes and Legends that follow on page 70.

INDEX COMMODITY WEIGHTS TABLE

BNP PARIBAS L/S COMMODITIES INDEX

	W7		SB7		CT7		S7		LL7		LC7		GC7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
2000[5]	-5.66%	-20.29%	20.29%	0.00%	19.60%	-0.54%	13.88%	-13.22%	9.99%	0.00%	13.52%	-20.29%	4.82%	-13.77%
2001	0.20%	-16.73%	11.81%	-16.39%	14.30%	-22.50%	13.86%	-22.50%	22.50%	-15.61%	16.57%	-9.43%	9.82%	-22.50%
2002	22.70%	-22.77%	23.42%	-25.28%	23.14%	-15.87%	22.93%	-21.87%	22.50%	-23.78%	22.96%	-22.50%	22.84%	-21.37%
2003	7.24%	-24.92%	22.50%	-9.95%	22.50%	0.00%	22.66%	-4.64%	22.50%	-0.35%	24.79%	-4.50%	22.50%	-22.50%
2004	0.32%	-13.85%	14.00%	-7.13%	13.33%	-14.12%	22.50%	-12.84%	22.50%	0.00%	13.42%	-7.24%	13.21%	-8.69%
2005	22.65%	-24.67%	22.70%	0.00%	4.55%	-22.50%	23.20%	-18.67%	22.50%	-18.00%	22.50%	-22.61%	16.94%	-15.33%
2006	11.18%	-10.82%	22.50%	-9.98%	6.60%	-12.37%	15.65%	-13.96%	15.32%	-5.57%	13.27%	-20.43%	22.50%	-15.34%
2007	22.99%	-7.90%	7.60%	-22.50%	22.50%	-19.88%	22.89%	0.00%	22.72%	0.00%	22.50%	-15.46%	22.50%	-15.10%
2008	22.50%	-9.84%	22.50%	0.00%	0.14%	-22.50%	22.50%	-4.77%	1.57%	-6.80%	0.00%	-22.50%	22.50%	-7.85%
2009	0.02%	0.02%	15.62%	15.62%	14.53%	14.53%	15.90%	15.90%	4.70%	4.70%	0.00%	0.00%	14.30%	14.30%
2010[6]	0.00%	-21.13%	23.34%	-24.19%	22.10%	-23.98%	22.91%	-9.25%	23.44%	-20.37%	11.92%	-21.98%	21.40%	-20.87%

THE TRUST WILL TRADE WITH A VIEW TO TRACKING THE

BNP PARIBAS L/S COMMODITIES INDEX OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE TRUST NOR THE

PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD

BE TAKEN AS AN INDICATION OF THE TRUST’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil	LN	Nickel
NG	Natural Gas	SI	Silver
CO	Brent Crude Oil	C	Corn
HO	Heating Oil	W	Wheat
XB	RBOB Gasoline	SB	Sugar
QS	ICE Gas Oil	CT	Cotton
LP	Copper	S	Soybeans
LA	Aluminum	LL	Lead
LX	Zinc	LC	Live Cattle
		GC	Gold

Please refer to Notes and Legends that follow on page 70.

All Statistics from August 3, 2000 to September 30, 2010

VARIOUS STATISTICAL MEASURES	BNPILSC™[8]	GSCI-ER9	RICI-ER10	DJ UBS-ER11
Annualized Changes to Index Level[12]	15.78%	2.17%	8.52%	5.82%
Average rolling 3 month daily volatility[13]	10.21%	25.09%	19.52%	17.64%
Sharpe Ratio[14]	1.54	-0.01	0.31	0.19
% of months with positive change[15]	66.67%	56.67%	61.67%	58.33%
Average monthly positive change[16]	2.95%	5.15%	4.04%	3.70%
Average monthly negative change[17]	-2.19%	-4.58%	-4.65%	-4.02%

ANNUALIZED INDEX LEVELS[18]	BNPILSC™[8]	GSCI-ER9	RICI-ER10	DJ UBS-ER11a
1 year	-6.97%	4.22%	14.96%	10.01%
3 year	12.50%	-13.02%	-5.98%	-6.82%
5 year	18.63%	-10.37%	0.12%	-1.92%

NEITHER THE PAST PERFORMANCE OF THE TRUST NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE TRUST’S FUTURE PERFORMANCE.

WHILE THE TRUST’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE TRUST WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE TRUST’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD AUGUST 2000 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE TRUST’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE TRUST. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK. ALTHOUGH THE INDEX ACCOUNTS FOR REBALANCING AND REPLICATION COSTS, THESE ASSUMED COSTS DO NOT REFLECT THE ACTUAL FEES AND COSTS ASSOCIATED WITH THE TRUST.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to Notes and Legends that follow on page 70.

COMPARISON OF THE VARIOUS COMMODITIES INDICES

(AUGUST 2000 – SEPTEMBER 2010)

THE TRUST WILL TRADE WITH A VIEW TO TRACKING THE BNP PARIBAS L/S COMMODITIES INDEX OVER TIME. NEITHER THE PAST PERFORMANCE OF THE TRUST NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE TRUST’S FUTURE PERFORMANCE.

Each of the Index, DJUBS–TR, GSCI–TR, and RICI–TR is an index and does not reflect actual trading. The Index is calculated on an excess return basis and each of DJUBS–TR, GSCI–TR, and RICI–TR is calculated on a total return basis. None of the indices reflect any fees or expenses. The Index reflects an assumed Rebalancing Cost and Replication Cost as described under the section “Index Methodology.”

WHILE THE TRUST’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE TRUST WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE TRUST’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD AUGUST 2000 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE TRUST’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE TRUST. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK. ALTHOUGH THE INDEX ACCOUNTS FOR REBALANCING AND REPLICATION COSTS, THESE ASSUMED COSTS DO NOT REFLECT THE ACTUAL FEES AND COSTS ASSOCIATED WITH THE TRUST.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to Notes and Legends that follow on page 70.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS COMMODITIES INDICES

(AUGUST 2000 – SEPTEMBER 2010)

THE TRUST WILL TRADE WITH A VIEW TO TRACKING THE BNP PARIBAS L/S COMMODITIES INDEX OVER TIME. NEITHER THE PAST PERFORMANCE OF THE TRUST NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE TRUST’S FUTURE PERFORMANCE.

Each of the Index, DJUBS–TR, GSCI–TR, and RICI–TR is an index and does not reflect actual trading. The Index is calculated on an excess return basis and each of DJUBS–TR, GSCI–TR, and RICI–TR is calculated on a total return basis. None of the indices reflect any fees or expenses. The Index reflects an assumed Rebalancing Cost and Replication Cost as described under the section “Index Methodology.”

WHILE THE TRUST’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE TRUST WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE TRUST’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD AUGUST 2000 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE TRUST’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE TRUST. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK. ALTHOUGH THE INDEX ACCOUNTS FOR REBALANCING AND REPLICATION COSTS, THESE ASSUMED COSTS DO NOT REFLECT THE ACTUAL FEES AND COSTS ASSOCIATED WITH THE TRUST.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to Notes and Legends that follow on page 70.

NOTES AND LEGENDS

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflect the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of August 3, 2000.

6.	Closing levels as of September 30, 2010.

7.	The Index, reflects, from time-to-time, the change in market value of the futures contracts underlying the following Index Commodities: (CL) Light, Sweet Crude Oil, (NG) Natural Gas (CO) Brent Crude Oil, (HO) Heating Oil, (XB) RBOB Gasoline, (QS) ICE Gas Oil, (LP) Copper, (LA) Aluminum, (LX) Zinc, (LN) Nickel, (SI) Silver, (C) Corn, (W) Wheat, (SB) Sugar, (CT) Cotton, (S) Soybeans, (LL) Lead, (LC) Live Cattle, and (GC) Gold. The Index is calculated on an excess return basis, which is unfunded and reflects the change in market value of the futures contracts underlying Index Commodities. The Index was developed by the Index Sponsor and aims to generate positive returns under various market conditions by tracking the return of a portfolio of long and short positions in the Index Portfolio. The Index Portfolio, denominated in USD, is made up of the Index Components, which are diversified across the universe of exchange-traded commodity futures. Each Index Component is an excess return commodity index comprised of commodity futures contracts that are replaced periodically. The Index is flat or long the “enhanced” excess return version of each Index Component and is flat or short its respective excess return Index Component, as described in this Prospectus.

8.	“BNPILSC” is the Index. See Footnote 7 above.

9.

“GSCI–TR” is the S&P GSCI Commodity Index® calculated on a total return basis. The GSCI is designed to provide investors with a reliable and publicly available benchmark for investment in the commodity market. The GSCI is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets.

10.	“RICI–TR” is the Rogers International Commodity Index calculated on a total return basis. RICI represents the value of a basket of commodities employed in the global economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including crude oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of its launch in 1998 there were thirty-five different contracts represented in the Index. As of 2010, the Index represents thirty-five different contracts. The value of each component is based on monthly closing prices of the corresponding futures and/or forward contracts, each of which is valued as part of a fixed-weight portfolio. The RICI-ER Index was developed to be an effective measure of the price action of raw materials on a worldwide basis. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents “diversification” and the global coverage of those contracts reflects the current state of international trade and commerce.

11.

“DJ UBS–TR” is the Dow Jones—UBS Commodity IndexSM calculated on a total return basis. The DJ UBS is designed to be a highly liquid and diversified benchmark for the commodity futures market. The DJ-UBS is composed of futures contracts on 19 physical commodities. The DJ-UBS is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). An Oversight Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-UBSCI Handbook. Committee members are drawn from the academic, financial and legal communities.

12.	“Annualized Changes to Index Level” from August 3, 2000 to September 30, 2010.

13.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

14.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in all the Sharpe Ratio calculations was assumed to be 2.43%.

15.	“% of months with positive change” during the period from inception to September 30, 2010.

16.	“Average monthly positive change” during the period from inception to September 30, 2010.

17.	“Average monthly negative change” during the period from inception to September 30, 2010.

18.	“Annualized Index Levels” reflect the annualized change to the level of the applicable index on September 30, 2010 over the applicable time period (i.e., 1 year, 3 or 5 years).

WHILE THE TRUST’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE TRUST WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE TRUST’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD AUGUST 2000 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE TRUST’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE TRUST. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK. ALTHOUGH THE INDEX ACCOUNTS FOR REBALANCING AND REPLICATION COSTS, THESE ASSUMED COSTS DO NOT REFLECT THE ACTUAL FEES AND COSTS ASSOCIATED WITH THE TRUST.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

THE INTRA-DAY LEVELS AND INDEX CLOSING LEVELS OF THE INDEX ARE PUBLISHED BY NYSE ARCA, INC., WHICH WE REFER TO AS NYSE ARCA. THE TRUST IS NOT ISSUED, SPONSORED, ENDORSED, SOLD OR PROMOTED BY NYSE ARCA, AND NYSE ARCA MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN SUCH PRODUCT.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BNP PARIBAS L/S COMMODITIES INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION, (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE, (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE, OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE MANAGING OWNER

It is BNP Paribas’ policy that procedures are implemented to prevent the improper sharing of information between different departments of itself and its affiliates. Specifically, the procedures discussed below create an information barrier between the personnel within the Index Calculation Agent that calculate and reconstitute the Index (including, but not limited to the Index Calculation Agent), which we refer to as the Calculation Group, and other BNP Paribas personnel, including but not limited to the Managing Owner, the Commodity Broker, the Index Sponsor, the Initial Purchaser, the Affiliated Liquidity Provider, affiliated Authorized Participants, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank’s exposure to instruments linked to the Index, which we refer to as the Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of the Index. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Index and securities linked to the Index (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the U.S.).

As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

•

The Calculation Group may not share any non-public, proprietary or confidential information concerning the Index. In particular, the Calculation Group may not release any information concerning a change in the methodology of calculating the Index or a new composition of the Index to Public Personnel or others unless and until such information has been previously published by NYSE Arca or by the market data vendors under the symbols BNPILSC, BNPKIV, BNPKNV, BNPKSO and BNPK, on the Index Calculation Agent’s website http://eqdpo.bnpparibas.com and on the Managing Owner’s website http://bnpfunds.bnpparibas.com, or any successor thereto.

•	The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of the Index constituent instruments.
•	The Calculation Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to the Index.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by BNP Paribas or any of BNP Paribas’ affiliates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in accordance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust’s application of these policies involves judgments and the use of estimates. Actual results may differ from the estimates used and such differences could be material. The Trust Portfolio will hold a significant portion of its assets in futures contracts, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities, each of which will be held at fair value. The Trust may also invest in Alternative Financial Instruments.

The Trust will calculate its Net Asset Value as described under the section “Description of the Shares; Certain Material Terms of the Declaration of Trust – Net Asset Value” for more details.

The Trust’s critical accounting policy with respect to Alternative Financial Instruments is as follows:

•

The Trust may invest in Alternative Financial Instruments. The Alternative Financial Instruments would be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

•

The use of fair value to measure Alternative Financial Instruments, with related unrealized gains or losses recognized in earnings in each period, is fundamental to the Trust’s financial statements. The fair value of an Alternative Financial Instrument is the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

•

The Alternative Financial Instruments are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Managing Owner. However, if the price of the futures contract underlying the Index Component becomes unavailable with respect to a specific Alternative Financial Instrument, the Managing Owner may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position in an Alternative Financial Instrument for such day. Such fair value prices would be generally determined based on available inputs about the current value of the futures contract underlying the Index Component and would be based on principles that the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.

•

Fair value pricing with respect to the Alternative Financial Instruments may require subjective determinations about the value of the Alternative Financial Instruments. While the Trust’s policy is intended to result in a calculation of the Trust’s Net Asset Value that fairly reflects investment values of the Alternative Financial Instruments as of the time of pricing, the Trust cannot ensure that fair values determined by the Managing Owner or persons acting at its direction would accurately reflect the price that the Trust could obtain for an investment if it were to dispose of that Alternative Financial Instrument as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Trust may differ from the value that would be realized if the Alternative Financial Instruments were sold and the differences could be material to the applicable financial statements.

•	The Trust will disclose the fair value of its Alternative Financial Instruments (if any) in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.
•

Realized gains (losses) and changes in unrealized gain (loss) on open positions are determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

Liquidity and Capital Resources

As of the date of this Prospectus, the Trust has not begun trading activities.

Once the Trust begins trading activities, it is anticipated that all of its total net assets will be allocated to commodities trading, unless the Trust commences an investment in one or more Alternative Financial Instruments (if any). If the Trust invests in Alternative Financial Instruments, a portion of its proceeds of the offering may be used to collateralize Alternative Financial Instruments in accordance with normal practices in the over-the-counter derivatives markets. A significant portion of the Net Asset Value is likely to be held in cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities.

Although the following percentages may vary substantially over time, as of the date of this Prospectus, the Trust estimates that up to approximately 10% of its Net Asset Value will be placed in segregated accounts (pursuant to the rules of the CFTC) in the name of the Trust with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities to margin positions of all futures contracts combined. The Trust maintains approximately 90% of its Net Asset Value in cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities over and above that which is needed to post as collateral for trading. The percentage that the Trust’s cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities will bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets will be held in the Trust’s segregated and custodial account with the Custodian. Interest earned on the Trust’s interest-bearing funds will be paid to the Trust.

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. The Trust will meet a margin call by either liquidating an appropriate amount of U.S. Treasury bills and other high credit quality short-term fixed income securities, as applicable, or satisfy the margin call with cash. If the Trust does not have a sufficient amount of cash or 3-month U.S. Treasury bills and other high credit quality short-term fixed income securities to satisfy the margin call, the Trust will be required to liquidate its holdings of futures contracts, or Alternative Financial Instruments (if any). If the margin call is not met within a reasonable time, the broker may close out the Trust’s position.

Because it is expected that the current holdings of the money market fund will likely earn an interest rate less than the fees charged by the money market fund, the Managing Owner expects that the Trust will earn 0.00% interest on any money market fund.

The Trust’s commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Trust from promptly liquidating its commodity futures positions.

The Trust’s Alternative Financial Instruments, if any, may also be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, the Alternative Financial Instruments are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Alternative Financial Instruments (if any) may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a U.S. person.

Because the Trust will trade futures contracts, its capital would be at risk due to changes in the market price of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Additionally, if the Trust invested in Alternative Financial Instruments, its capital would be at risk due to changes in the value of these Alternative Financial Instruments (market risk) or the inability of counterparties to perform under the terms of the Alternative Financial Instruments (credit risk).

Market risk

Trading in futures contracts and Alternative Financial Instruments (if any) will involve the Trust entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Trust’s commitments to purchase commodities will be limited to the gross or face amount of the futures contracts or the Alternative Financial Instruments (if any) held. However, should the Trust enter into a contractual commitment to sell commodities, it would be required to make delivery of the underlying commodity at the contract price or at the price as determined under the terms of the Alternative Financial Instrument (if any) and then repurchase the contract or settle pursuant to the terms of the Alternative Financial Instrument at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities will expose the Trust to theoretically unlimited risk.

The Trust’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Trust’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit risk

When the Trust enters into futures contracts or Alternative Financial Instruments (if any), the Trust will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on U.S. and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions.

Alternative Financial Instruments (if any) are contracted for directly with counterparties and the Trust will be subject to the risks as described under the section “The Risks You Face—(55) Alternative Financial Instruments (If Any), Such As Forward Agreements And Swaps Are Not Regulated And Are Subject To The Risk Of Counterparty Non-Performance Resulting In The Trust Not Realizing A Trading Gain” and “The Risks You Face—(56) The Effect Of Market Disruptions, Governmental Intervention And The Dodd-Frank Wall Street Reform And Consumer Protection Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.”

There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Trust.

Swap agreements do not generally involve the delivery of the underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Trust’s risk of loss consists of the net amount of payments that the Trust is contractually entitled to receive, if any. Swap counterparty risk is generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery of collateral posted in segregated tri-party accounts at the Trust’s custodian bank.

Forward agreements do not involve the delivery of the underlying assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration. Thus, prior to settlement, if the counterparty to a forward contract defaults, the Trust’s risk of loss consists of the net amount of payments that the Trust is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration (presently, there is no plan to do this), at the time of settlement, the Trust may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Trust to abide by various trading limitations and policies, which will include limiting margin accounts and trading only in liquid markets. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one futures contract or all futures contracts combined; and

•	generally limiting transactions to futures contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The Trust will enter into Alternative Financial Instruments (if any) with counterparties selected by the Managing Owner. The Managing Owner will select Alternative Financial Instrument (if any) counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Trust enter into an Alternative Financial Instrument (if any) with any counterparty whose credit rating is lower than investment-grade at the time a contract is entered into.

The Commodity Broker, when acting as the Trust’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Trust, all assets of the Trust held at the Commodity Broker relating to domestic futures trading and the Commodity Broker will not be allowed to commingle such assets with other assets of the Commodity Broker. In addition, CFTC regulations will also require the Commodity Broker to hold in a secure account assets of the Trust related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Trust has not yet commenced trading and does not expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and does not expect to have any loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Trust. While the Trust’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Trust’s financial position.

The Trust’s contractual obligations are with the Managing Owner and the Commodity Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Trust’s Net Asset Value. Commission payments to the Commodity Broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as Net Asset Values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. The duration, renewal and termination provisions of each of these agreements are specified in each individual agreement. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares are used by the Trust to engage in the trading of exchange-traded futures on the Index Commodities with a view to tracking the changes, positive or negative, in the levels of the Index over time, less the expenses of the operations of the Trust. If and when necessary, the Trust may invest in one or more Alternative Financial Instruments. The Trust’s holdings may also include cash, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities.

To the extent, if any, that the Trust trades in futures contracts on U.S. exchanges, the assets deposited by the Trust with the Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent, if any, that the Trust trades in futures on markets other than regulated United States futures exchanges, funds deposited with the Commodity Broker to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Trust estimates:

(i) up to approximately 10% of the Net Asset Value of the Trust will be placed in segregated accounts in the name of the Trust with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash, U.S. Treasury bills and other high credit quality short-term fixed income securities to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules with respect to the Commodity Broker;

(ii) approximately 90% of the Net Asset Value of the Trust will be maintained in segregated accounts in the name of the Trust in bank deposits, money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities.

Should the Trust invest in Alternative Financial Instruments, such as forward contracts or swaps the Trust will deposit collateral with Alternative Financial Instrument counterparties in order to initiate and maintain positions in Alternative Financial Instruments. Such collateral provided will be held in U.S. government securities or in cash, for which the Trust will receive interest credits at short-term rates. The Alternative Financial Instrument counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowing, despite such cash belonging to the Trust, not the Alternative Financial Instrument counterparties.

The Managing Owner is a registered commodity pool operator and will be responsible for the cash management activities of the Trust,

including investing in money market funds, U.S. Treasury securities and other high credit quality short-term fixed income securities.

The Trust receives 100% of the interest income earned, if any, on its fixed income assets on deposit with the Commodity Broker or the Custodian.

CHARGES

See the section “Summary – Breakeven Amounts” and the section “Summary – “Breakeven Table” for additional breakeven related information.

Management Fee

The Trust will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 1.00% per annum of the daily Net Asset Value of the Trust. The Management Fee will be paid in consideration of the Managing Owner’s advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Trust and the initial offering of the Shares will be paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Trust’s trading operations also will be paid by the Managing Owner.

Organization and offering expenses relating to the Trust means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and this Prospectus;
•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Trust the indirect expenses of the Managing Owner.

The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $1.5 million.

Brokerage Commissions and Fees

The Trust will pay to the Commodity Broker, all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities.

Give-up fees are the fees paid in connection with give-up transactions. A broker gives up a transaction when the broker executes a contract for the client of another broker and the client order is turned over to the second broker. The broker accepting the order from the customer collects a fee from the carrying broker for the use of the facilities. Give-ups are often used to consolidate many small orders or to disperse large ones.

Pit brokerage fees are the fees paid to the pit broker, the person with exchange trading privileges who, in any pit, ring, post, or other place provided by a futures exchange for the meeting of persons similarly engaged, executes for another person any orders for the purchase or sale of any commodity for future delivery.

On average, total charges paid to the Commodity Broker are expected to be approximately $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis, or round-turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner expects that the brokerage commissions and fees may equal to approximately 0.18% of the Net Asset Value of the Trust in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all of the routine operational, administrative and other ordinary expenses of the Trust, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, Administrator’s fees, Custodian fees, Transfer Agent fees, Marketing Agent fees, and printing, mailing and duplication costs. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the Trust will be approximately 0.40% per annum of the Trust’s Net Asset Value.

Extraordinary Fees and Expenses

The Trust will pay all its extraordinary fees and expenses (as defined in the Declaration of Trust) generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Trust or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Payment of Management Fee and Brokerage Commissions and Fees From Interest Income, if any

Because it is expected that interest income, if any, will not be sufficient to cover the fees and expenses of the Trust, the excess of such fees and expenses over such interest income, if any, will be paid out of income from futures trading, if any, or from sales of a portion of the Trust Portfolio. However, if interest income exceeded the fees and expenses of the Trust, the Management Fee and the brokerage commissions and fees of the Trust would be paid first out of interest income from the Trust Portfolio.

Selling Commission

Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in DTC, and (3) have entered into a Participant Agreement.

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and regulated by the Financial Industry Regulatory Authority, which we refer to as FINRA, or must be exempt from being, or otherwise not required to be so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

CREATION AND REDEMPTION OF SHARES

The Trust will create and redeem Shares from time-to-time, but only in one or more Baskets.

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets were created by the Initial Purchaser. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem Baskets. Authorized Participants may sell the Shares included in the Baskets they purchase from the Trust to other investors.

The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to the Marketing Agent or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from the Trust receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Trust, and no such person has any obligation or responsibility to the Managing Owner or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933, which we refer to as the Securities Act, as described in the section “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets who are not Authorized Participants should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust’s Declaration of Trust and the form of Participant Agreement for more detail. The Trust’s Declaration of Trust and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when each of NYSE Arca and banks in both New York City and London are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Basket is the Net Asset Value of 40,000 Shares as of the closing time of NYSE Arca or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the purchase order date. Baskets will be issued as of noon, New York time, on the business day immediately following the purchase order date at Net Asset Value per Share as of the closing time of NYSE Arca or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the purchase order date during the continuous offering, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 10:00 a.m., New York time, but the total payment required to create a Basket during the continuous offering will not be determined until the closing time of NYSE Arca or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The Trust’s Net Asset Value and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders

The Managing Owner may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to the Trust or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will reject a purchase order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

The Managing Owner will not be liable for the rejection of any purchase order.

The Trust may suspend the creation of Baskets if the Trust has reached speculative position or other limits with respect to the Trust’s holdings of futures contracts on one or more Index Commodities and the Trust is unable to gain an exposure to the Index Commodities based upon Alternative Financial Instruments to the futures contracts on the Index Commodities.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Trust. Instead, individual Shareholders may only redeem Shares in integral multiples of 40,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from the Trust consist of the cash redemption amount. The cash redemption amount is equal to the Net Asset Value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of redemption proceeds

The redemption proceeds due from the Trust are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Trust’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trust’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Managing Owner will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

THE COMMODITY BROKER

A variety of executing brokers will execute futures transactions on behalf of the Trust. Such executing brokers will give-up all such transactions to the Commodity Broker. The Commodity Broker is an affiliate of the BNP Affiliated Entities. In its capacity as executing and clearing broker, the Commodity Broker will execute and clear each of the Trust’s futures transactions and will perform certain administrative services for the Trust. The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Trust will pay to the Commodity Broker, all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be approximately $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract, or round-turn basis. The Managing Owner expects that the brokerage commissions and fees may equal to approximately 0.18% of the Net Asset Value of the Trust in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

To the best of the Managing Owner’s knowledge, there is no litigation pending regarding BNP Paribas Commodity Futures Inc. that would materially adversely affect its ability to carry on its commodity futures and options brokerage business.

Additional or replacement commodity brokers may be appointed in respect of the Trust in the future.

ALTERNATIVE FINANCIAL INSTRUMENT COUNTERPARTIES

The Trust may enter into Alternative Financial Instruments from time-to-time with counterparties selected by the Managing Owner. The Managing Owner may select Alternative Financial Instrument counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Trust enter into Alternative Financial Instruments with any counterparty whose credit rating is lower than investment-grade as determined by a nationally recognized statistical rating organization (e.g., BBB- and above as determined by Standard & Poor’s, Baa3 and above as determined by Moody’s) at the time the Alternative Financial Instrument is entered into. The Trust anticipates that the counterparties to these Alternative Financial Instruments are likely to be banks, broker dealers and other financial institutions. The Trust expects that these Alternative Financial Instruments (if any) may be on terms that are standard in the market for such Alternative Financial Instruments.

CONFLICTS OF INTEREST

General

Although the Managing Owner has considered various conflicts and has established formal procedures designed to resolve these conflicts equitably, there may be additional conflicts that arise because the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Trust, the Net Asset Value of the Shares and ultimately the market price of the Shares.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner may have a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the personnel of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

Relationship of the Managing Owner to the Commodity Broker

The Managing Owner and the Commodity Broker are affiliated indirect wholly-owned subsidiaries of the Index Sponsor. The Commodity Broker receives a brokerage commission for futures interests transactions effected for the Trust. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Trust.

The Managing Owner has a disincentive to replace the Commodity Broker as the Trust’s brokers because they are affiliates of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from the Trust for serving as the Trust’s commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Trust, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Trust. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or may compete with the Trust for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Trust and for other customers. The Managing Owner will, however, not retain any commodity broker for the Trust which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Trust may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Trust’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

Proprietary Trading/Other Clients

The BNP Affiliated Entities, as applicable, and their respective affiliates may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Trust. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the BNP Affiliated Entities, as applicable, and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Trust, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust.

Transactions by the BNP Affiliated Entities and their respective affiliates involving the Index Components

The BNP Affiliated Entities and their respective affiliates may from time-to-time engage in transactions involving the Index Components (and/or sub-components thereof) for their proprietary accounts and for accounts under their management. Such transactions may have a positive or negative effect on the value or level of the Index Components (and/or sub-components thereof) and consequently upon the Index levels, and in engaging in such transactions, none of the BNP Affiliated Entities nor any of their affiliates will be under any obligation to act in the interests of users of the Index and/or parties exposed to products referencing the Index.

Index Calculation Agent and Index Sponsor Acting in Other Capacities

The Index Calculation Agent and Index Sponsor and their affiliates may from time-to-time act in multiple capacities with regard to the Index or any products referencing the Index. Potential conflicts of interest may exist between the Index Calculation Agent and Index Sponsor and their affiliates and any users of the Index and/or parties exposed to products referencing the Index.

Issuing of Other Derivative Instruments in Respect of the Index Components

The BNP Affiliated Entities and their affiliates may issue derivative instruments in respect of the Index or Index Components (and/or sub-components thereof) and the introduction of such products into the marketplace may affect the Index levels.

Market-Making for the Index Components

The Index Calculation Agent and Index Sponsor may, in certain cases, act as a market-maker or sponsor for the Index Components (or commodity futures contracts underlying the Index Components). By such sponsoring or market-making, the Index Calculation Agent or Index Sponsor may, to a large extent, determine the price of the Index Components (or sub-components thereof), and consequently influence the Index levels. The prices quoted by the Index Calculation Agent or Index Sponsor in its sponsoring or market-making function will not always correspond to the prices which would have prevailed without such sponsoring or market-making in a liquid market.

Liquidity Providers to the Trust

BNP Paribas Securities Corp., which also serves as the Initial Purchaser, is an affiliate of the Managing Owner and may be a liquidity provider to the Trust, which we refer to as the Affiliated Liquidity Provider. The Affiliated Liquidity Provider may increase liquidity in the Shares by submitting bids and offers on the Shares on NYSE Arca. The Affiliated Liquidity Provider is a registered broker dealer in the U.S. The Affiliated Liquidity Provider has no obligation to provide liquidity. The Affiliated Liquidity Provider may decide to cease its activities intra-day, for periods longer than one day or permanently. The Affiliated Liquidity Provider may act in a manner that ignores or disregards the interests of Shareholders.

In turn, as the amount of liquidity decreases, the Affiliated Liquidity Provider, any other affiliated liquidity provider or any other affiliate of the Managing Owner, may benefit from the potential increase in spreads between the bid and offering price for the Shares.

Obtaining of Non-public Information with respect to the Index

The Index Calculation Agent, the Index Sponsor and/or their affiliates may acquire non-public information with respect to the Index Components (or sub-components thereof), and neither the Index Calculation Agent, the Index Sponsor nor any of their affiliates undertakes to disclose any such information to any user of the Index. In addition, one or more of the Index Calculation Agent’s or the Index Sponsor’s affiliates may publish research reports with respect to the Index Components (or sub-components thereof). Such activities could present conflicts of interest and may affect the Index level.

Affiliates of the Managing Owner may Serve as Counterparties to Alternative Financial Instruments

From time-to-time, the Trust may invest in one or more Alternative Financial Instruments by selecting an affiliate of the Managing Owner to serve as the counterparty. The Managing Owner has an incentive to select an affiliate to serve as a counterparty to an Alternative Financial Instrument. The affiliated counterparty to an Alternative Financial Instrument will attempt to earn a mark-up, spread or other profit by serving as the counterparty.

No independent party will participate in the selection of any affiliate who serve as a counterparty to an Alternative Financial Instrument. As a result, the Trust will become subject to the creditworthiness of the affiliate who serves as a counterparty to an Alternative Financial Instrument.

DESCRIPTION OF THE SHARES; CERTAIN MATERIAL TERMS OF THE DECLARATION OF TRUST

The following summary describes in brief the Shares and certain aspects of the operation of the Trust and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the material terms of the Declaration of Trust. Prospective investors should carefully review the Form of Declaration of Trust filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the Declaration of Trust.

Description of the Shares

The Trust will issue Shares which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Shares will be listed on NYSE Arca under the symbol “BNPK.”

The Shares may be purchased from the Trust or redeemed on a continuous basis, but only by Authorized Participants and only in Baskets. Individual Shares may not be purchased from the Trust or redeemed. Shareholders that are not Authorized Participants may not purchase from the Trust or redeem Shares or Baskets.

The Trust; Principal Office; Location of Records

The Trust is organized as a statutory trust under the Delaware Statutory Trust Act. The Trust is managed by the Managing Owner, whose office is located at 787 Seventh Avenue, New York, New York 10019, telephone: (212) 841-2000.

The books and records of the Trust will be maintained as follows: all marketing materials will be maintained at the offices of the Marketing Agent, [the Marketing Agent’s address and phone number]; Basket creation and redemption books and records, certain financial books and records (including Trust accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants will be maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, Telephone number (718) 315-4850. All other books and records of the Trust (including minute books and other general corporate records, trading records and related reports and other items received from the Trust’s Commodity Broker) will be maintained at the Trust’s principal office, c/o BNP Paribas Quantitative Strategies, LLC, 787 Seventh Avenue, New York, New York 10019; telephone number (212) 841-2000.

The books and records of the Trust are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Trust for a period of not less than six years.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust are limited to its express obligations under the Declaration of Trust.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

The Trustee serves as the sole trustee of the Trust in the State of Delaware. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other express duties to the Trust, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by the Trust and is indemnified by the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the fraud, gross negligence, bad faith or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the Managing Owner has the exclusive management, authority and control of all aspects of the business of the Trust. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management of the business and affairs of the Trust, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

Because the Trustee has no authority over the operation of the Trust, the Trustee itself is not registered in any capacity with the CFTC.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principal place of business in Delaware. The Declaration of Trust provides that the management authority with respect to the Trust is vested directly in the Managing Owner.

The Managing Owner

Background and Principals

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company was formed on April 30, 2010 and serves as Managing Owner of the Trust. The Managing Owner will also manage the Trust Portfolio. The Managing Owner will serve as the commodity pool operator of the Trust. Neither the Managing Owner nor its trading principal has operated a commodity pool or managed a commodity trading account. The Managing Owner has been registered as a commodity pool operator with the CFTC and has been a member of the NFA since July 27, 2010. The Managing Owner’s principal place of business is 787 Seventh Avenue, New York, New York 10019, telephone number (212) 841-2000. The Managing Owner is a wholly-owned subsidiary of Paribas North America, Inc., which is a wholly-owned, indirect subsidiary of the Index Sponsor. Paribas North America, Inc. has been a principal of the Managing Owner since June 24, 2010. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner or the Trust.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and has no history of past performance. The Managing Owner and its trading principals have not managed any other commodity pools of this type, and therefore there is no indication of their ability to manage investment vehicles such as the Trust. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Trust, the operations and performance of the Trust may be adversely affected.

Principals

Larry B. Sobin, Thomas Clyne and Paul Drumm serve as the Chief Executive Officer, the Principal Financial Officer, and the Chief Operating Officer, respectively, of the Managing Owner.

The Board of Directors, which manages the Managing Owner, is comprised of Mr. Larry B. Sobin and Mr. Lionel Crassier.

Messrs. Clyne, Crassier, Drumm and Sobin also serve as principals of the Managing Owner. Paribas North America, Inc. is also a principal of the Managing Owner.

Mr. Crassier will serve as the trading principal of the Managing Owner.

The Board of Directors has concluded that, based on each Director’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of the other Director, each Director should serve as a Director of the Managing Owner. Among the attributes common to all Directors are their ability to exercise sound business judgment in the performance of their duties as Directors, to review critically, evaluate, question and discuss information provided to them regarding the commodity pools operated by the Managing Owner, including the Fund, and their business and operations, and to interact effectively with the officers and other professional staff of the Managing Owner, including the traders responsible for executing the Fund’s investment strategy, as well as the Fund’s counsel, independent registered public accounting firm, and other service providers. A Director’s ability to perform his duties effectively may have been attained through the Director’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of other investment funds and their operators or advisors, other public companies, or not-for-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director.

Larry B. Sobin is the Chief Operating Officer (COO) for BNP Paribas North America Inc., which provides corporate, investment banking, and securities brokerage activities and is an affiliate of BNP Paribas, a global financial services firm, since July 2005, and is responsible for overseeing the following departments: Finance & Tax, Information Technology & Operations, Governance & Control, and Branch Management. Since July 2005, Mr. Sobin has been a member of the BNP Paribas North American Territory Management Committee, chairs the BNP Paribas North American Territory Operating Committee, and is an officer and board member of all major non-banking subsidiaries. Mr. Sobin serves as the Chief Executive Officer and a Director of the Managing Owner, and has been a principal of the Managing Owner since June 24, 2010. Mr. Sobin received his BBA and MBA from Rutgers University.

Thomas Clyne is a Managing Director in Finance at BNP Paribas, a global bank and financial services firm, with responsibility for Regulatory Reporting and Financial Management within the North American territory since January 2010. Prior to being named to this position, Mr. Clyne served as the North American Head of Non-Banking Subsidiaries for BNP Paribas, and has held the position of Financial and Operations Principal and Chief Financial Officer for BNP Paribas Securities Corp., a registered U.S. broker-dealer and affiliate of BNP Paribas, since July 2005. Mr. Clyne serves as the Principal Financial Officer of the Managing Owner, and has been a principal of the Managing Owner since July 15, 2010. Mr. Clyne received his BBA in Accounting from Bernard M. Baruch College.

Paul Drumm is a Managing Director and Head of Fund Derivatives for the Americas at BNP Paribas, a global bank and financial services firm, since December 2009. Prior to that, Mr. Drumm has been in the Global Equities and Commodity Derivatives Americas business at BNP Paribas where he has been Global Head of Client Services for the BNP Paribas’ Fund Derivatives business from March 2008 to December 2009. Prior to this, Mr. Drumm was Head of Client Services for Fund Derivatives business in Europe and Asia from November 2006 to March 2008 and was Head of Fund Derivative Operations at BNP Paribas in Dublin from July 2003 to November 2006. Mr. Drumm serves as the Chief Operating Officer of the Managing Owner, and has been a principal and associated person of the Managing Owner since September 16, 2010 and September 22, 2010, respectively. Mr. Drumm received his BA in Economics from University College Dublin.

Lionel Crassier is the Head of the Global Equities and Commodity Derivatives (GECD) Americas Business at BNP Paribas, a global bank and financial services firm. Mr. Crassier serves on the BNP Paribas Territory Management Committee for the Americas and on the GECD Global Executive Committee. Prior to being named to this position in February 2009, Mr. Crassier was Head of Trading and Structuring for Equities and Derivatives in the Americas from August 2007 to February 2009. From April 2006 to August 2007, Mr. Crassier was Deputy Global Head of Trading & Structuring and Global Head of the Structuring Group, and from July 2005 to April 2006 he was Global Head of Exotic Trading as well as the Global Chief Operating Officer of the Trading & Structuring team at BNP Paribas. Mr. Crassier serves as a Director of the Managing Owner, and has been a principal of the Managing Owner since June 24, 2010. Mr. Crassier is a Public Works (ESTP) Engineer and holds a Master of Finance from ESCP (Ecole Supérieur de Commerce de Paris).

Paribas North America, Inc., a principal of the Managing Owner, is a wholly owned, indirect subsidiary of BNP Paribas.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Trust.

As managing owner of the Trust, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust, consistent with the terms of the Declaration of Trust. The form of Declaration of Trust is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust, as set forth herein and in the Declaration of Trust (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Declaration of Trust provides that the Managing Owner and its affiliates will have no liability to the Trust or to any Shareholder for any loss suffered by the Trust arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees, which we refer to as the Managing Owner Related Parties, if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith, or willful misconduct by the Managing Owner Related Parties. The Trust has agreed to indemnify the Managing Owner Related Parties against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Managing Owner Related Parties’ activities for the Trust, provided that the Managing Owner Related Parties were acting on behalf of or performing services for the Trust and have determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Declaration of Trust on the part of the Managing Owner and any such indemnification will only be recoverable from the Trust estate.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Trust) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a class action, to recover damages from a fiduciary of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust, or a derivative action, to recover damages from a third party where a fiduciary has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), the Commodity Broker (a registered futures commission merchant), as well as those of their respective employees who are required to be registered under the CEAct, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEAct, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under the section “Conflicts of Interest” and elsewhere should not invest in the Trust. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal and Delaware law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Trust

As of the date of this Prospectus, principals of the Managing Owner own less than 1% of the Shares of the Trust.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Trust. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Trust, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Trust. Any Shares purchased by the Managing Owner or its affiliates are non-voting.

The Managing Owner has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements or in response to regulatory changes (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), such as, but not limited to, adverse changes in speculative positions limits applicable to the futures contracts underlying the Trust’s Index Commodities.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to similar limitations on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Trust itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Trust, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes so that the tax status of the Trust in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares will trade on NYSE Arca and provide investors with direct access to the Trust. The Trust trades with a view to tracking the Index over time, less expenses. The Trust’s Shares may be bought and sold on NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, a global certificate will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificate evidences all of the Shares outstanding at any time. Under the Trust’s Declaration of Trust, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies

(DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish Shareholders with an annual report of the Trust within 90 calendar days after the end of the Trust’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com. The Trust will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles. In particular, Net Asset Value includes any unrealized profit or loss on open commodity futures contracts, Alternative Financial Instruments (if any) and any other credit or debit accruing to the Trust but unpaid or not received by the Trust. All open commodity futures contracts traded on a U.S. exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable U.S. exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts traded on a non-U.S. exchange will be based upon the settlement price for that particular commodity futures contract traded on the applicable non-U.S. exchange on the date with respect to which Net Asset Value is being determined; provided further, that if a commodity futures contract traded on a non-U.S. exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Trust pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Trust’s commodity brokerage accounts is expected to accrue at least monthly. The amount of any distribution will be a liability of the Trust from the day when the distribution is declared until it is paid.

In calculating the Net Asset Value of the Trust, the settlement value of an Alternative Financial Instrument (if any) is determined by either applying the then-current disseminated value for the futures contracts underlying Index Commodities or the terms as provided under the applicable Alternative Financial Instrument. However, in the event that the futures contracts underlying Index Commodities are not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to value the Trust’s Alternative Financial Instrument (if any) on a fair value basis in order to calculate the Trust’s Net Asset Value.

Net Asset Value per Share is the Net Asset Value of the Trust divided by the number of its outstanding Shares.

Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the Net Asset Value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Trust will be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust.
•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

•	The Trust becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the Net Asset Value (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any business day declines below $10 million.

•	The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

•	The Managing Owner determines to dissolve the Trust for any reason or no reason.

DISTRIBUTIONS

The Trust will make distributions at the discretion of the Managing Owner. In light of the currently low interest rate environment, the Managing Owner does not expect to make any distributions. To the extent that the actual and projected interest income from the Trust Portfolio exceeds the actual and projected fees and expenses of the Trust, the Managing Owner expects periodically to make distributions of the amount of such excess. The Trust currently does not expect to make distributions with respect to its capital gains. Depending on the Trust’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Trust’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR, CUSTODIAN, AND TRANSFER AGENT

The Managing Owner, on behalf of the Trust, has appointed The Bank of New York Mellon as the administrator of the Trust and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon will serve as Custodian of the Trust and has entered into the Custody Agreement, in connection therewith. The Bank of New York Mellon will also serve as the Transfer Agent of the Trust and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the Net Asset Value of the Trust, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the section “Plan of Distribution.” A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Trust (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Trust accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the section “Material Contracts.”

The Administrator’s monthly fees of up to 0.065% per annum are paid on behalf of the Trust by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as will then be acting.

The Administrator will also receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Trust.

The Managing Owner on behalf of the Trust is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Trust and its Shareholders.

THE MARKETING AGENT

The Managing Owner, on behalf of the Trust, has appointed [                    ], or the Marketing Agent, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at [the Marketing Agent’s address and phone number]. Additionally, the Marketing Agent also provides various product support and educational services, which services include, but are not limited to: providing marketing and branding advice, providing education concerning the structure and other features of the Trust, distributing Trust materials, participating in public seminars, road shows, conferences, media interviews and otherwise communicating the Trust’s name, characteristics, uses, benefits, and risks, consistent with this Prospectus. The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Trust has entered into a Marketing Agent Agreement with the Marketing Agent.

The Managing Owner, out of the Management Fee, pays the Marketing Agent for performing its duties on behalf of the Trust.

“800” Number for Investors

Investors may contact the Marketing Agent toll-free in the U.S. at (800) [        ]-[            ].

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate is signed by the

Managing Owner on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate evidences all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificate is made and intended for the purpose of binding only the Trust and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the market price per Share in the secondary market has fallen outside a desirable market price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Customer Agreement with the Commodity Broker

Pursuant to the brokerage agreement, or Customer Agreement, between the Commodity Broker and the Trust, the Commodity Broker acts as the Trust’s broker for the execution, clearance and/or carrying of transactions for the purchase and sale of cash-settled commodity interests, including commodities, commodity futures contracts and related options.

The Customer Agreement will continue in force until written notice of termination is given by the Trust or the Commodity Broker.

The Trust will waive any and all claims, rights or causes of action which it has or may have against the Commodity Broker or its officers, employees, agents or affiliates for any consequential or punitive damages and to limit any claims or rights arising out of any transactions executed or not executed, or otherwise arising from the Customer Agreement or the Trust’s brokerage account, to its direct out of pocket damages. None of the Commodity Broker or its officers, employees, agents or affiliates will be liable as a result of any action taken by the Commodity Broker or its officers, employees, agents or affiliates or any clearing brokers or floor brokers, to comply with applicable law. Under the Customer Agreement, each of the Commodity Broker and its officers, employees, agents or affiliates will only be liable for non-performance of its obligations arising from its negligence or willful misconduct. In no event will the Commodity Broker or its officers, employees, agents or affiliates be liable for: (i) the actions or inactions of any government, regulatory authority, exchange, board of trade or clearing house; (ii) wars, terrorism, or strikes; (iii) delays or failure in the transmission of orders due to a breakdown or failure of hardware, software, electronic trading systems, order routing systems, or other transmission systems, devices or communication facilities, including where such failure is caused by a computer virus; or (iv) failure of any exchange, board of trade, clearing house, intermediate broker, custodian, sub-custodian, bank, dealer, or for any other cause or causes beyond the Commodity Broker’s direct control regardless of whether such claim arises in contract, negligence, tort, strict liability, or otherwise.

The Trust will remain fully liable for all existing open positions, new positions or eliminated positions, resulting in whole or part from business on a market operated or cleared by an exchange or board of trade being suspended, restricted, closed or otherwise impeded.

Absent the Commodity Broker’s negligence or willful misconduct, the Trust will indemnify, defend and hold the Commodity Broker and its officers, directors, employees, agents and affiliates harmless from and against any and all loss, liability, damage, cost, claim or expense (including without limitation, reasonable attorneys’ fees and any fine, sanction or penalty made or imposed by any court, agency or regulatory or self-regulatory authority or any exchange or board of trade) incurred in connection with the Customer Agreement, the Trust’s brokerage account and/or any transactions or positions established or maintained therein, including where the Commodity Broker acts on the instructions of any intermediary or third party for the Trust or because of business on a market operated or cleared by an exchange or board of trade being suspended, restricted, closed or otherwise impeded. Without limitation, the Trust agrees to reimburse the Commodity Broker on demand for any cost of collection incurred by the Commodity Broker in collecting such sums owed hereunder and any cost incurred in successfully defending against any claims asserted by the Trust, including legal fees, interest and expenses.

Administration Agreement

Pursuant to the Administration Agreement among the Trust and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Trust (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, Net Asset Value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Trust has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by or asserted against the Trust, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees), resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by or on behalf of the Trust, or for delays caused by circumstances beyond the Administrator’s reasonable control, unless such cost, expense, damage, liability or claim (including attorneys’ and accountants’ fees) arises out of the gross negligence or willful misconduct of the Administrator.

The Trust will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same, issued by a court or governmental agency, (ii) the registration statement or Prospectus, (iii) any instructions of an officer of the Managing Owner, or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Administration Agreement; provided, that the Trust will not indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Trust; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to any certificate, instructions or oral instructions of the Trust or otherwise without negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith after consultation with the Trust in accordance with the advice or opinion of counsel for the Trust or its own counsel; (iv) any improper use by the Trust or its agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation of the securities and the method of computing the Trust’s Net Asset Value; or (vi) any valuations of securities or Net Asset Value provided by the Trust.

Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by the Administrator to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Global Custody Agreement

The Bank of New York Mellon will serve as the Trust’s custodian, which we refer to as the Custodian. Pursuant to the Custody Agreement, the Custodian serves as custodian of all the Trust’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and the Trust has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets.

Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than 90 days after the date of such notice. Upon termination thereof, the Trust will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by or asserted against the Trust, except those costs, expenses, damages, liabilities or claims arising out of the negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository or issuer of securities. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities or claims incurred by the Trust as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such costs, expenses, damages, liabilities or claims from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Trust will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Trust (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Trust, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Trust will indemnify the Custodian and hold the Custodian harmless from and against any and all costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Trust; provided however, that the Trust will not indemnify the Custodian for those costs, expenses, damages, liabilities or claims arising out of the Custodian’s negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon will serve as the Trust’s Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust and the Transfer Agent, the Transfer Agent will serve as the Trust’s transfer agent, distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least 90 days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•	The Trust may terminate the Transfer Agency and Service Agreement at any time upon 90 days’ prior written notice.

The Transfer Agent will have no responsibility and will not be liable for any and all losses, damages, costs, charges, counsel fees (including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust), payments, expenses or liability, except that the

Transfer Agent will be liable to the Trust for direct money damages caused by its own negligence or willful misconduct or that of its employees or agents, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable. For purposes of the Transfer Agency and Service Agreement, none of the following will be or be deemed negligence or willful misconduct:

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or in violation of any stop order or other determination or ruling by any federal agency, or any state with respect to the offer or sale of such Shares in such state.

The Transfer Agent will not be responsible for, and the Trust will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees (including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust), payments, expenses and liability which may sustain or incur or which may be asserted against the Transfer Agent in connection with or relating to the Transfer Agency and Service Agreement or the Transfer Agent’s actions or omissions with respect to the Transfer Agency and Service Agreement, except that the Transfer Agent will be liable for direct money damages caused by its own negligence or willful misconduct or that of its employees or agents, or its breach of any of its representations.

Marketing Agent Agreement

The Marketing Agent will provide certain marketing services to the Trust. Pursuant to the Marketing Agent Agreement, as amended from time-to-time, among the Trust, the Managing Owner and the Marketing Agent, the Marketing Agent will assist the Managing Owner and the Administrator with certain functions and duties relating to marketing, including reviewing and approving marketing materials.

The Marketing Agent Agreement will continue in effect for an initial term of two years from the effective date and thereafter will continue automatically for successive twelve month periods, provided that such continuance is specifically approved at least annually by the Managing Owner. Upon and after completion of its initial term, the Marketing Agent Agreement is terminable by any party at any time without penalty on 60 days’ prior written notice to the other parties. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of 60 days after written notice by the non-breaching party to the breach party of such breach.

Pursuant to the Marketing Agent Agreement, the Trust will indemnify the Marketing Agent as follows:

The Trust will indemnify, defend and hold harmless the Marketing Agent and its partners, stockholders, members, directors, officers and employees of the foregoing, and the successors and assigns of all the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

•	any untrue statement of a material fact contained in the Trust’s registration statement (or in the Trust’s registration statement as amended or supplemented) or in the Trust’s prospectus (or in the Trust’s prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such registration statement or such prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by the Marketing Agent to the Trust or the Managing Owner for inclusion in such registration statement or such prospectus or any material omissions therefrom;

•	any untrue statement of a material fact or breach by the Trust or the Managing Owner of any representation or warranty contained in the Marketing Agent Agreement;

•	the failure by the Trust or the Managing Owner to perform when and as required any agreement or covenant contained herein;

•

any untrue statement of any material fact contained in any audio or visual materials provided by the Trust or the Managing Owner or based upon written information furnished by or on behalf of the Trust or the Managing Owner including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Trust;

The Marketing Agent’s performance of its duties under the Marketing Agent Agreement except in the case of this bullet point, for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of the Trust in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to the Trust or the Managing Owner to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Marketing Agent Agreement.

Product Support and Educational Services Agreement

Pursuant to the Product Support and Educational Services Agreement, [the Marketing Agent] provides consulting, marketing and branding advice to the Trust, and engages in and provides various educational and marketing activities regarding the Trust, which activities will include, actively promoting the Trust and communicating the Trust’s name, characteristics, uses, benefits, and risks, consistent with its registration statement.

The Product Support and Educational Services Agreement will continue until terminated by either party upon written notice stating prospective effective date of termination and a reason for termination. The reason for termination will determine whether or not the Trust will be subject to a break-up fee, which may be payable, in certain circumstances, during the initial five years after the Trust has been listed on NYSE Arca.

The Trust agrees to indemnify and hold harmless [the Marketing Agent] and each of its directors, officers and employees and agents from any losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with (i) any material misstatements in any of the Trust’s current prospectus or copies of sales materials filed with the SEC or FINRA and approved for use by the Trust, or (ii) any omission to state a material fact in any of the Trust’s current prospectus or copies of sales materials filed with the SEC or FINRA and approved for use by the Trust required to be stated therein or necessary in order to make the statements therein not misleading.

In addition to and notwithstanding the preceding paragraph, each party to the Product Support and Educational Services Agreement will indemnify and hold harmless the other party to the Product Support and Educational Services Agreement and each its directors, officers, employees and agents against all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with the indemnifying party’s failure to comply with applicable laws, rules and regulations in connection with performing its obligations under the Product Support and Educational Services Agreement; negligence or willful misconduct in carrying out its duties and responsibilities under the Product Support and Educational Services Agreement; or material breach of the terms of the Product Support and Educational Services Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•

regulated investment companies (“RICs”), other than the status of the Trust as a qualified publicly traded partnership (a “qualified PTP”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code“);

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the U.S. Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Trust

Under current law and assuming full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, the Trust will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Trust will not be a taxable entity for U.S. federal income tax purposes and the Trust will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Trust) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Trust anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Trust should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Trust for U.S. federal income tax purposes or whether the Trust’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Trust will continue to meet the qualifying income exception is a matter that will be determined by the Trust’s operations and the facts existing at the time of future determinations. However, the Trust’s Managing Owner will use its reasonable efforts to cause the Trust to operate in such manner as is necessary for the Trust to meet the qualifying income exception.

If the Trust were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Trust’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and the Trust’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Trust were taxable as a corporation, any distribution made by the Trust to a Shareholder would be treated as taxable dividend income, to the extent of the Trust’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Trust as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin LLP’s opinion that the Trust will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Trust Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Trust’s income, gain, loss, deduction and other items for the Trust’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Trust generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Trust’s expenses or capital losses. The Trust’s taxable year will end on December 31 unless otherwise required by law. The Trust will use the accrual method of accounting.

Shareholders will take into account their respective shares of ordinary income realized by the Trust from accruals of interest on Treasury securities held in the Trust Portfolio. The Trust may hold Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Trust may also acquire debt instruments with “market discount.” Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders will be required to include as ordinary income their shares of the market discount that accrued during the period the obligations were held by the Trust. In addition, Shareholders will take into account their respective shares of any distributions received from any money market funds held by the Trust, and any gain or loss realized on the sale or other disposition of a money market fund held by the Trust.

It is expected that a substantial portion of the futures on the Index Commodities will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. With the exception of futures traded on certain exchanges, including the LME discussed below, it is expected that the futures on the Index Commodities held by the Trust will constitute Section 1256 Contracts. Section 1256 Contracts held by the Trust at the end of a taxable year of the Trust will be treated for U.S. federal income tax purposes as if they were sold by the Trust at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Trust’s obligations under such contracts), must be taken into account by the Trust in computing its taxable income for the year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Trust and taken into account by the Trust in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Any futures on Index Commodities held by the Trust which are not classified as Section 1256 Contracts (“Non- Section 1256 Contracts”) (e.g., futures on aluminum, nickel, copper, zinc and lead which trade on the LME) will not be subject to the special tax rules discussed above. Since such futures are not subject to the year end “mark-to-market” rules of Section 1256 described above, long-term or short-term capital gains and losses with respect to such futures will only be recognized by the Trust when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for the commodity futures held by the Trust which are Non-Section 1256 Contracts is more than six months (rather than the more than one year holding period applicable to other capital assets).

In addition to the futures on the Index Commodities, the Trust may also invest in Alternative Financial Instruments as described above under the section “Investment Objective.” The Trust’s investment in these Alternative Financial Instruments may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss, depending on the exact terms of the Alternative Financial Instruments. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Trust.

Straddles and Mixed Straddle Account Elections

The tax consequences described above apply to single Section 1256 Contracts and single Non-

Section 1256 Contracts. Those consequences may, however, be limited or modified if the positions are positions in a straddle.

The Code contains special rules which apply to straddles, defined generally as the holding of offsetting positions with respect to personal property. In general, certain investment positions will be treated as offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions.

If two (or more) positions constitute a straddle, recognition of a realized loss from one position must generally be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain and short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized.

If the Trust incurs any loss with respect to any identified position of an identified straddle, the Trust’s basis in the identified offsetting positions in such identified straddle shall be adjusted and such loss shall not otherwise be taken into account. An identified straddle is a straddle that is clearly identified as such on the Trust’s records not later than the day on which the straddle is acquired, is not part of a larger straddle and is one in which the value of each position (in the hands of the Trust immediately before the creation of such straddle) is not less than the basis of such position in the hands of the taxpayer at the time the straddle is created.

The Code allows a taxpayer to offset gains and losses from trading positions that are part of a mixed straddle. A mixed straddle is any straddle in which one or more but not all positions are Section 1256 Contracts. The Trust may elect to establish mixed straddle accounts with respect to certain activities to account for certain of its Section 1256 Contracts and certain of their Non-Section 1256 Contracts. The Regulations governing mixed straddle accounts require a daily marking-to-market of all positions and a daily (as well as annual) netting of gains and losses. Not more than 50% of total annual account net gain for the taxable year can be treated as long-term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short-term capital loss. In the event the Trust elects to establish certain of these mixed straddle accounts, a significant portion of its trading positions will be marked to market on a daily basis.

The extent to which the rules above would apply to straddles consisting of transactions by the Trust and transactions by a Shareholder in its individual capacity is unclear. The IRS could contend that positions held by the Trust and positions held by a Shareholder in its individual capacity should be aggregated and that such positions, when viewed in the aggregate, are a straddle. A prospective Shareholder should review the application of these rules to its individual tax situation, giving special consideration to the potential interaction between operations of the Trust and transactions entered into by a prospective Shareholder in its individual capacity.

Allocation of the Trust’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Trust’s income, gain, loss, deduction and other items will be determined by the Declaration of Trust, unless an allocation under the Declaration of Trust does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under the sections “—Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations” and “—Section 754 Election,” the allocations pursuant to the Declaration of Trust should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Trust.

If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable

Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Trust’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. If this were to occur, the Trust’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Trust’s convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Trust’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Trust’s assets. This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed (“reverse Section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Trust’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss. The Managing Owner has discretion to determine which permitted method of allocation to use with respect to reverse Section 704(c) allocations.

As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, the Trust generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Trust’s assets based on a calculation utilizing the fair market value of the Shares, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Trust’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Trust’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Trust.

Section 754 Election

The Trust intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Trust will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Trust’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Trust’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Trust’s assets associated with all of the other Shareholders in the Trust. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, assuming the Trust makes the election under Section 754 of the Code, it is expected that the Trust will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. For example, the Trust may apply a convention in which it deems the price paid by a Shareholder to be the lowest quoted trading price of the Shares during the month in which the purchase occurred, irrespective of the actual price paid. The use of such conventions may result in basis adjustments that do not reflect a Shareholder’s purchase price for its Shares, including less favorable basis adjustments to a Shareholder who paid more than the lowest quoted trading price of the Shares for the month in which the purchase occurred. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Trust will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Trust will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

Uniformity of Shares

Because the Trust cannot match transferors and transferees of Shares, the Trust will adopt tax accounting positions that may not conform with aspects of existing Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to Shareholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of Shares and could have a negative impact on the market price of Shares or result in audits of and adjustments to Shareholders’ tax returns. Investors in Shares should consult their tax advisors regarding an investment in the Trust.

Constructive Termination

The Trust will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Trust’s taxable year for all Shareholders. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Trust (which is a fiscal year ending December 31), the early closing of the Trust’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Trust would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Trust were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Trust will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see the section “— Tax Basis in Trust Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see the section “— Disposition of Shares” below).

Creation and Redemption of Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Trust disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Trust’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Trust.

Disposition of Shares

If a U.S. Shareholder transfers Shares and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Trust’s liabilities, as well as any proceeds from the sale. Except to the extent Section 751(a) applies to treat any gain or loss as ordinary, the gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Trust’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Trust’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Trust’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Trust’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Trust’s losses and deductions, (c) the U.S. Shareholder’s share of the Trust’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Trust’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Trust, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations (which limitations are currently being phased out through 2010 and scheduled to be reinstated thereafter) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Trust will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Trust that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. If the Managing Owner determines that the Trust is an investor, the Trust will treat the management fees of the Trust as miscellaneous itemized deductions. If, however, the Managing Owner determines that the Trust is a trader, the Trust will treat the management fees as ordinary business deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Trust has not yet determined whether it will make a Section 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from the Trust’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Trust to its Shareholders

The Trust will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Trust’s tax items (i.e., interest income from Treasury securities, dividends from money market funds, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and any other information and forms as may be reasonably requested by the Trust for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Trust, it is not certain that the IRS will agree with the manner in which tax reporting by the Trust will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Trust and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of the Trust for all purposes of the Code. The tax matters partner, which is required by the Declaration of Trust to notify all U.S. Shareholders of any U.S. federal income tax audit of the Trust, will have the authority under the Declaration of Trust to conduct any IRS audits of the Trust’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Trust items.

A U.S. federal income tax audit of the Trust’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Trust as well as to the Trust’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Trust or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Trust. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Reportable Transactions

Regulations require U.S. taxpayers to report certain types of transactions to the IRS. Under these Regulations, a U.S. Shareholder (i) who disposes of Shares and recognizes a loss with respect to such disposition in excess of certain thresholds, or (ii) whose distributive share of any Trust loss under Section 165 of the Code exceeds such thresholds, would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement). The applicable loss threshold is $10 million is any single taxable year or $20 million in any combination of taxable years for corporations, and $2 million in any single taxable year or $4 million in any combination of taxable years for most partnerships, individuals, S corporations or trusts. However, in the case of an individual or a trust, if the loss is with respect to certain foreign currency transactions, the reporting threshold is reduced to $50,000 in any taxable year. Shareholders should consult with their own tax advisor regarding any tax filing and reporting obligation that may apply in connection with acquiring, owning and disposing of Shares.

Non-U.S. Shareholders

The Trust will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the U.S. will not be considered to be engaged in a trade or business in the U.S. as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Trust on its holdings of Treasury securities will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements. A non-U.S. Shareholder’s share of dividends received by the Trust on its investment of money market funds will generally be subject to a 30% withholding tax.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Trust’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S.

Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the U.S. for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. The Trust anticipates that it will qualify as a qualified PTP for any taxable year in which the Trust realizes sufficient gross income from its commodities futures transactions. However, qualification of the Trust as a qualified PTP depends on performance of the Trust for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Trust will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Trust as a qualified PTP. In a 2005 revenue ruling, the IRS clarified that derivative contracts owned by a RIC that provide for a total-return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS interpretation set forth in such ruling, however, does not adversely affect the Trust’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in the Trust and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. The Trust will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Trust’s status under the qualified PTP rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Trust is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Trust will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares would not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Trust generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Trust may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

The Trust should not be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Trust. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Trust. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Trust may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Trust, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of the Trust as a

“portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

Backup withholding is required in certain circumstances on certain payments paid to non-corporate Shareholders that do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Recently Enacted Legislation

Recently enacted legislation will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) with respect to payments made after December 31, 2012, impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Trust.

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates,

for taxable years beginning after December 31, 2012. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Trust.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See the section “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” at page 110. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is

“widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares are being sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradeable on NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Trust and of each other. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, the Marketing Agent, the Trustee, the Index Sponsor, the Index Calculation Agent, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Purchaser

On [—], 2010, the Initial Purchaser, subject to certain conditions, agreed to purchase 600,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,000,000 per Basket). This price was determined arbitrarily inasmuch as the Shares have no inherent value prior to the commencement of the Trust’s operations. The Initial Purchaser proposes to offer to the public these 600,000 Shares at a per-share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Net Asset Value per Share and the supply of and demand for Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Trust, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

The Trust will not bear any expenses in connection with the offering or sales of the Shares composing the initial Baskets.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The Initial Purchaser will only act in such a capacity with respect to the initial Baskets of the Trust. The Initial Purchaser will create Shares of the initial Baskets at a price of $25 per Share. The price of $25 per Share has been arbitrarily determined inasmuch as the Shares have no inherent value at the Trust’s inception. In contrast, Authorized Participants will create Shares of each Basket at the Net Asset Value per Share. The Initial Purchaser’s activities will cease after it has fully transacted with respect to the initial Baskets of the Trust. Authorized Participants will not be involved with the purchase and sale of the initial Baskets of the Trust. Therefore, the Initial Purchaser’s activities will be distinct from those of an Authorized Participant.

Authorized Participants

The Trust will issue Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Trust. Baskets will be issued at the Net Asset Value of 40,000 Shares of the Trust as of the closing time of NYSE Arca or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Trust.

Authorized Participants may, from time-to-time, offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending upon, among other factors, the market price of the Shares of the Trust on NYSE Arca, the Net Asset Value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. During the continuous offering period, Authorized Participants will not receive from the Trust, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, each of [                    ],[                     ] and [                    ] has executed a Participant Agreement.

Likelihood of Becoming a Statutory Underwriter

The Trust has issued the initial Baskets to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
[TBD]	[TBD]	[TBD]	[TBD]	[TBD]
[TBD]	[TBD]	[TBD]	[TBD]	[TBD]

General

Investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA members in connection with the offering of the Shares by the Trust will not exceed 10%.

The Initial Purchaser will not charge a commission of greater than 1% of the price per Share in offering and selling the Shares comprising the Initial Baskets.

The Authorized Participants will not charge a commission of greater than 0.99% (which represents a maximum of $6,187,500) of the aggregate $625,000,000 registered on the initial Registration

Statement on Form S-1, SEC Registration Number 333-[            ] on which, 25,000,000 common units of beneficial interest were registered in respect of the Trust).

Pursuant to the Marketing Agent Agreement, the Marketing Agent will be paid out of the Management Fee of the Trust in an amount of approximately $[            ] per annum, plus any fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties on behalf of the Trust.

[The payments to the Marketing Agent will not, in the aggregate, exceed 0.25% of the aggregate dollar amount of the offering (or in an aggregate amount equal to $1,562,500, respectively, of the aggregate $625,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-[            ] on which, 25,000,000 common units of beneficial interest were registered in respect of the Trust). The Trust will advise the Marketing Agent if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310].

The Trust’s Shares trade on NYSE Arca under the symbol “BNPK.”

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust or the Shareholders in matters relating to the Trust and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust as of [                    ], 2010 that will be included in this Prospectus will be audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in its report appearing herein, and will be so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

The financial statements of the Managing Owner as of [                    ], 2010 that will be included in this Prospectus will be audited by [                    ], an independent registered public accounting firm, as stated in its report appearing herein, and will be so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Trust with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish Shareholders with an annual report of the Trust within 90 calendar days after the end of the Trust’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust.

Shareholders also will be provided with appropriate information to permit Shareholders to file their U.S. federal and state income tax returns (on a timely basis) with respect to their Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.bnpfunds.bnpparibas.com. The Trust will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former shareholder, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

[Remainder of page left blank intentionally.]

*	To be furnished by amendment

Report of Independent Registered Public Accounting Firm*

The Unitholder

BNP Paribas L/S Commodities Trust:

*	To be furnished by amendment.

BNP PARIBAS L/S COMMODITIES TRUST

Statement of Financial Condition*

[date], 2010

*	To be furnished by amendment.

BNP PARIBAS L/S COMMODITIES TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

BNP PARIBAS L/S COMMODITIES TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

BNP PARIBAS L/S COMMODITIES TRUST

Notes to Statement of Financial Condition*

[date], 2010

*	To be furnished by amendment.

BNP PARIBAS L/S COMMODITIES TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

BNP PARIBAS L/S COMMODITIES TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

Independent Auditors’ Report*

The Unitholder

BNP Paribas Quantitative Strategies, LLC:

*	To be furnished by amendment.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

Statement of Financial Condition*

[date], 2010

*	To be furnished by amendment.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

Statement of Changes in Member’s Capital*

For the Period from [date], 2010 (inception) through [date], 2010

*	To be furnished by amendment.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

Statement of Cash Flows*

For the Period from [date], 2010 (inception) to [date], 2010

*	To be furnished by amendment.

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

Notes to Financial Statements*

[date], 2010

*	To be furnished by amendment.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

BNP PARIBAS L/S COMMODITIES TRUST

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See the section “The Risks You Face” beginning at page 16 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

[                    ], 2010

BNP Paribas Quantitative Strategies, LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO BNP PARIBAS

BNP Paribas (together with its consolidated subsidiaries, the “Group”), a French incorporated company (société anonyme) is a European leader in banking and financial services. It has one of the largest international banking networks, a presence in over 80 countries and more than 200,000 employees, including 159,800 in Europe. BNP Paribas enjoys key positions in its three activities: Retail Banking, Corporate and Investment Banking and Investment Solutions. At December 31, 2009, the Group had consolidated assets of €2,057.7 billion and shareholders’ equity (Group share including income for the 2009 fiscal year) of €69,501 million.

BNP Paribas’ principal office is located at 16, boulevard des Italiens, 75009 Paris, France, and its telephone number is 33 1 40 14 45 46.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts trading on U.S. or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2009 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2009 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the U.S. has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See the section “The Risks You Face – (54) Trading On Commodity Exchanges Outside The U.S., Such As The London Metal Exchange And ICE Europe, Is Not Subject To U.S.

Regulation. Shareholders Could Incur Substantial Losses From Trading On Commodity Exchanges Which Such Shareholders Would Not Have Otherwise Been Subject Had The Trust’s Trading Been Limited To U.S. Markets.”

Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each U.S. exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. See the section “The Risks You Face – (5) Certain Operations Of The Trust, Including The Creation Of Baskets, May Be Restricted By Regulatory And Exchange Position Limits And Other Position Limitation Rules And Could Result In Tracking Error Between Changes In The Net Asset Value Per Share And Changes In The Level Of The Index, Or Could Result In The Market Price Of The Shares Trading At A Premium Or Discount To The Net Asset Value Per Share.”

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See the section “The Risks You Face – (19) Potentially Illiquid Markets, Disruption Of Market Trading, And Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of The Trust And, In Turn, The Value Of Your Shares.”

Regulations

Futures exchanges in the U.S. are subject to regulation under the CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. The Trust is not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Trust is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Trust’s position. With respect to the Managing Owner’s trading, for its own account, if any, only the Managing Owner, and not the Trust or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by BNP Paribas L/S Commodities Trust (the “Trust”) and BNP Paribas Quantitative Strategies, LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Trust who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Trust or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Trust by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participants, the Commodity Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Trust.

P-1

Until [            ], 2010 (25 days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BNP PARIBAS L/S COMMODITIES TRUST

P-2

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$44,563
Financial Industry Regulatory Authority Filing Fee	63,000
Printing Expenses	50,000
Fees of Certified Public Accountants	10,000
Fees of Counsel	450,000

Total	$617,563

Item 14.	Indemnification of Directors and Officers.

Section 4.7 of the Declaration of Trust filed as an exhibit to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Declaration of Trust) shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust, and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Declaration of Trust on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Declaration of Trust). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Declaration of Trust shall be from assets of the Trust.

Item 15.	Recent Sales of Unregistered Securities.

(a) Securities Sold.

Upon inception of BNP Paribas L/S Commodities Trust (the “Trust”), 40 Units of the Trust were issued to BNP Paribas Quantitative Strategies, LLC in exchange for a capital contribution of $1,000 to the Trust funded by BNP Paribas Quantitative Strategies, LLC, an indirect wholly owned subsidiary of BNP Paribas.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement*

4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant*

4.2	Form of Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Form of Opinion of Richards, Layton & Finger as to legality

8.1	Form of Opinion of Sidley Austin LLP as to income tax matters

10.1	Form of Customer Agreement*

10.2	Form of Fund Administration and Accounting Agreement

10.3	Form of Global Custody Agreement

10.4	Form of Transfer Agency and Service Agreement

10.5	Form of Marketing Agent Agreement*

10.6	Form of Product Support and Educational Services Agreement*

23.1	Form of Consent of Sidley Austin LLP is included as part of Registration Statement

23.2	Form of Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3	Form of Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.1

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, is included as part of Registration Statement*

23.5	Consent of [ ], Independent Registered Public Accounting Firm, is included as part of Registration Statement*

*	To be filed by amendment.

(b)	The following financial statements are included in the Prospectus:

(1)	BNP Paribas L/S Commodities Trust

(i)	Report of Independent Registered Public Accounting Firm dated [date], 2010*

(ii)	Statement of Financial Condition dated [date], 2010*

(iii)	Notes to Statement of Financial Condition*

(2)	BNP Paribas Quantitative Strategies, LLC

(i)	Independent Auditor’s Report dated [date], 2010*

(ii)	Statement of Financial Condition [date], 2010*

(iii)	Statement of Changes in Member’s capital [date], 2010*

(iv)	Statement of Cash Flows for the period from [date], 2010 (inception) through [date], 2010*

(v)	Notes to Statement of Financial Condition*

*	To be filed by amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 3rd day of November, 2010.

BNP Paribas L/S Commodities Trust

By:	BNP Paribas Quantitative Strategies, LLC its Managing Owner

By:	/S/ LARRY B. SOBIN
Name:	Larry B. Sobin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

BNP Paribas Quantitative Strategies, LLC
Managing Owner Of Registrant

/S/ LARRY B. SOBIN	Director
Name: Larry B. Sobin	Chief Executive Officer (Principal Executive Officer)	November 3, 2010

/S/ THOMAS CLYNE	Chief Financial Officer
Name: Thomas Clyne	(Principal Financial Officer)	November 3, 2010

(Being principal executive officer, the principal financial and accounting officer and all of the directors of the Board of Directors of BNP Paribas Quantitative Strategies, LLC)

BNP Paribas Quantitative Strategies, LLC,
Managing Owner Of Registrant

/S/ LARRY B. SOBIN	Director
Name: Larry B. Sobin	Chief Executive Officer (Principal Executive Officer)	November 3, 2010

/S/ THOMAS CLYNE	Chief Financial Officer
Name: Thomas Clyne	(Principal Financial Officer)	November 3, 2010

/S/ LIONEL CRASSIER	Director	November 3, 2010
Name: Lionel Crassier